As filed with the Securities and Exchange Commission on August 1, 2001
                                                     Registration No. 333-_____

-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               ________________
                                   FORM SB-2
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ________________
                                 INSYNQ, INC.
            (Exact name of registrant as specified in its charter)

           Delaware                  6510                  74-2964608
          ----------              ----------               ----------
       (State or other        (Primary Standard         (I.R.S. Employer
       jurisdiction of            Industrial             Identification
       incorporation or      Classification No.)               No.)
         organization)

                              1101 Broadway Plaza
                           Tacoma, Washington 98402
                                (253) 284-2000
                           ------------------------
         (Address and telephone number of principal executive offices)

                                 John P. Gorst
                            Chief Executive Officer
                              1101 Broadway Plaza
                           Tacoma, Washington 98402
                                (253) 284-2000
                           ------------------------
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                               ________________
                                  Copies to:
                             Stephen L. Sapp, Esq.
                           Locke Liddell & Sapp LLP
                         2200 Ross Avenue, Suite 2200
                              Dallas, Texas 75201
                                (214) 740-8000

  APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If this form is filed to register additional securities for an offering pursuant to rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If delivery of the prospectus is expected to be made pursuant to rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
===============================================================================
                                   Proposed       Proposed
     Title of                      Maximum        Maximum
    Securities       Amount        Offering       Aggregate     Amount of
      to be          to be         Price Per      Offering     Registration
    Registered     Registered      Share/(2)/     Price           Fee
-------------------------------------------------------------------------------
   Common Stock,   34,997,237       $0.065        $2,274,820     $568.71
 $0.001 par value
===============================================================================

 (1) Includes 34,997,237 shares of common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of secured convertible debentures and upon exercise of related warrants. The number of shares of common stock registered hereunder represents a good faith estimate by Insynq of the number of shares of common stock issuable upon conversion of the debentures and upon exercise of the warrants. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of or in respect of the debentures and the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416.

 (2)  Estimated solely for purposes of calculating the registration fee.
      The registration fee is calculated in accordance with Rule 457(c), based upon $0.065, which is the average of the bid and asked prices of our common stock reported on the OTC Bulletin Board on July 30, 2001.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.


===============================================================================

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED AUGUST 1, 2001

                                  PROSPECTUS

                                 INSYNQ, INC.

                          34,997,237 OF COMMON STOCK

This prospectus relates to the offer and sale from time to time by the selling stockholders of up to 34,997,237 shares of common stock of Insynq, Inc., all of which are issuable upon the conversion rights of convertible debentures and the exercise of outstanding warrants. The offer and sale of the shares of common stock covered by this prospectus is not being underwritten. The prices at which the stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.

     We will not receive any of the proceeds from the sale of the shares of common stock offered by this prospectus. All the expenses related to the registration of the shares will be paid by us, except that the selling stockholders will pay any underwriting, brokerage or related fees, discounts, commissions or the fees or expenses of counsel or advisors to the selling stockholders. We are paying the fees or expenses of counsel for the selling stockholders pursuant to their agreement. If all of the warrants for our common stock covered by this prospectus are exercised by their holders for cash (instead of pursuant to the cashless feature contained in such warrants) then we would receive estimated gross proceeds of approximately $96,000. See "Use of Proceeds."

     The selling stockholders may sell the shares of common stock directly or through one or more broker-dealers over the OTC Bulletin Board, in negotiated transactions or otherwise, at prices related to the prevailing market prices or at negotiated prices. See "Plan of Distribution."

     Our common stock is now quoted on the OTC Bulletin Board under the symbol "ISNQ." On July 25, 2001, the last reported average closing of the bid and asked price for the common stock on the OTC Bulletin Board was $0.07 per share.

     INVESTING IN THE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 7.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                THE DATE OF THIS PROSPECTUS IS          , 2001.


===============================================================================

                               TABLE OF CONTENTS

PROSPECTUS SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . .    4
THE OFFERING . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
USE OF PROCEEDS  . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
SELLING STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . .   18
PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . .   20
MARKET PRICES OF COMMON STOCK AND DIVIDEND POLICY  . . . . . . . . . .   22
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS  . . . . . . . . . . . . . . . . . . . . .   22
OUR BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
PROPERTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
LEGAL PROCEEDINGS  . . . . . . . . . . . . . . . . . . . . . . . . . .   39
MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS . . . . . . . . . . . .   46
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT . . . .   47
DESCRIPTION OF CAPITAL STOCK . . . . . . . . . . . . . . . . . . . . .   49
LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS  . . . . . . . . .   50
SECURITIES AND EXCHANGE COMMISSION'S POSITION ON INDEMNIFICATION . . .   51
STOCK TRANSFER AGENT AND REGISTRAR . . . . . . . . . . . . . . . . . .   51
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
  AND FINANCIAL DISCLOSURE . . . . . . . . . . . . . . . . . . . . . .   51
LEGAL MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
EXPERTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
INDEX TO FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . . . . . .  F  1

                                    -  3 -
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

         ABOUT THIS PROSPECTUS AND WHERE YOU CAN FIND MORE INFORMATION

     Unless the context otherwise requires, "Insynq," "we," "our," "us" and similar expressions refer to Insynq, Inc., a Delaware corporation, and its predecessors, but not to the selling stockholders identified under the caption "Selling Stockholders."

     We file annual, quarterly and special reports, proxy statements and other information with the Securities Exchange Commission, or the SEC. You may inspect and copy these materials at the public reference facilities maintained by the SEC at:

Judiciary Plaza             Citicorp Center            Seven World Trade Center
Room 1024                   500 West Madison Street    13th Floor
450 Fifth Street, N.W.      Suite 1400                 New York, New York 10048
Washington, D.C. 20549      Chicago, Illinois 60661

     You also may obtain copies of these materials from the SEC at prescribed rates by writing to the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. You also can find our SEC filings at the SEC's website at http://www.sec.gov.

     We have filed with the SEC a registration statement on Form SB-2 under the Securities Act of 1933, as amended, or the Securities Act, with respect to the shares of common stock offered in this prospectus. This prospectus is part of that registration statement and, as permitted by the SEC's rules, does not contain all of the information set forth in the registration statement. For further information about our common stock, and us we refer you to those copies of contracts or other documents that have been filed as exhibits to the registration statement, and statements relating to such documents are qualified in all respects by such reference. You can review and copy the registration statement and its exhibits and schedules from the SEC at the address listed above or from its Internet site.

     Our World Wide Web site is located at http://www.insynq.com. Information contained on our Web site does not constitute, and shall not be deemed to constitute, part of this prospectus.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated by reference contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act) and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act), which are intended to be covered by the safe harbors created thereby. Generally, these forward-looking statements include but are not limited to statements about our plans, objectives, expectations, intentions and other statements contained in this prospectus that are not historical facts. You can identify these statements by forward-looking words, such as "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate," "may," "will" and "continue" or similar words. You should read statements that contain these words carefully because they may discuss our future expectations contain projections of our future results of operations or of our financial condition or state other forward-looking information. We caution readers that these forward-looking statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control and may influence the accuracy of the statements and projections upon which the statements are based. The factors listed in the sections captioned "Risk Factors" as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our common stock, you should be aware that the occurrence of the events described in the "Risk Factors" section and elsewhere in this prospectus could have a material adverse effect on our business, operating results and financial condition.

                              PROSPECTUS SUMMARY

     This summary sets forth the material highlights of the information contained elsewhere in this prospectus. It does not contain all of the information that you should consider before investing in us, and you should read the entire prospectus carefully, especially the discussion of Risk Factors. Unless specified otherwise, as used herein, the terms "we," "us," or "our" refer to Insynq, Inc., a Delaware corporation and its predecessor entity, Xcel Management, Inc., a Utah corporation. References to "Insynq-WA" refer to Insynq, Inc., a Washington corporation, the assets of which were purchased by us in February 2000. The term "you" refers to a prospective investor.

                                    -  4 -
===============================================================================

                                 INSYNQ, INC.

     We are a provider of Internet appliances, managed software services (through customer premises equipment and application hosting), Web hosting services, and access to Internet marketing assistance and related equipment and services. We offer these products and services as an integrated whole, either sold directly or on a fee or subscription basis.

     We target small and medium enterprises and the high-end segment of the small office and home office market for the sale of hardware and hosted software and access to Internet-related services. We provide these products and services by developing a customer subscriber base that adopts a cost-effective, on-line solution to building and maintaining an information technology system through the adoption of "Web-based" computing as an alternative to both local area networks and traditional client-server implementations. Generally, we market ourselves as an Internet utility company that can cost-effectively provide all of the computer software, hardware, connectivity and Internet-access needs for our customers.

     We currently have several independent software vendors, ISVs on line using our server-based computing services and anticipate signing various agreements with additional organizations in the next few months. In addition, we have recently completed initial training for existing software vendors, and we expect to further increase our subscriber base through their respective sales channels. Key software vendor relationships currently in place include Microsoft Corporation, Network Associates, Inc., Remedy Corporation, Macola Software, and Novell, Inc.

     We believe our core competency is providing products and services related to server-based and hosted computing. We believe we have gained credibility in the industry with strategic relationships with companies such as Hewlett-Packard Company, Citrix Systems, Inc., and Microsoft, Inc. We believe these companies have chosen to strategically align with us in various capacities that combine the hardware, software, and access required to build a successful delivery mechanism for our hosted services.

     Our principal executive offices are located at 1101 Broadway, Tacoma, Washington, 98402, and our telephone number is (253) 284-2000.

                                    -  5 -
===============================================================================

                                 THE OFFERING
Securities Offered                     34,997,237 shares of common stock issued
                                       or issuable upon exercise by selling
                                       stockholders of the warrants and/or
                                       conversion of convertible debentures.

Common Stock to be Outstanding         71,458,243 shares of common stock.
After this Offering (1)

Common Stock Outstanding as of         36,461,006 shares of common stock.
July 25, 2001

Use of Proceeds                        We will not receive any of the proceeds
                                       from the sale of the shares of common
                                       stock offered by this prospectus. We
                                       will receive estimated gross proceeds of
                                       up to  $96,000.00 if the selling
                                       stockholders exercise all of the
                                       currently outstanding warrants to
                                       purchase the shares of our common stock
                                       covered by this prospectus, assuming the
                                       selling stockholders do not utilize the
                                       cashless exercise feature of such
                                       warrants. We currently intend to use
                                       such net proceeds, if any, for working
                                       capital and general corporate purposes.
                                       See "Use of Proceeds."

Risk Factors                           An investment in the shares of common
                                       stock offered hereby involves a high
                                       degree of risk and should be made only
                                       by investors who can afford the loss of
                                       their entire investment. See "Risk
                                       Factors."

OTC Bulletin Board Market              ISNQ
trading symbol

(1) Assumes exercise or conversion in full into shares of common stock of the warrants and conversion rights held by the selling stockholders as described in "Selling Stockholders."

                                    -  6 -
===============================================================================

                                 RISK FACTORS

     An investment in our stock involves a high degree of risk. The following information discusses certain significant factors that make an investment in our common stock risky or speculative. However, the risks and uncertainties described below are not the only ones we face. Other risks, including those not considered material, may impair our business. If any of the risks discussed below actually occur, our business, financial condition, operating results or cash flows could be materially adversely affected, which could cause the trading price of our common stock to decline.

RISKS PARTICULAR TO INSYNQ, INC.

     WE HAVE HISTORICALLY OPERATED AT A LOSS, HAVE EXPERIENCED NEGATIVE OPERATING CASH FLOWS, AND ANTICIPATE THAT LOSSES WILL CONTINUE.

     We have experienced net losses and negative cash flows since we began implementing our current business plan. We expect that the ongoing implementation of our current business plan will increase our net losses and our negative cash flows for the foreseeable future as we continue to incur significant operating expenses and make capital investments in our business. We may never generate sufficient revenues to achieve profitability, and if we are unable to make a profit, we may not be able to continue to operate our business. Even if we do become profitable, we may not be able to sustain or increase profitability on a quarterly or annual basis.

     OUR LIMITED OPERATING HISTORY MAKES EVALUATING OUR BUSINESS DIFFICULT.

     Insynq-WA commenced operations in September 1998. Accordingly, we have only a very limited operating history upon which you can evaluate our business and prospects. We face the risks, expenses and difficulties frequently encountered by early-stage companies in new and rapidly evolving markets, including on-line companies which host hardware and software applications for other companies. Our past financial results may not be representative of our future financial results.

     OUR QUARTERLY RESULTS OF OPERATIONS FLUCTUATE, WHICH COULD RESULT IN A LOWER PRICE FOR OUR COMMON STOCK.

     Our quarterly results may be affected by factors that may be beyond our control, including, but not limited to, the following:

     *    Introduction of new products or pricing programs by our competitors;
     * Changes in pricing for, and changes in the gross margins of, certain products, services, or lines of business as our business model continues to develop;
     *    Difficulty managing growth;
     * Technical difficulties or systems downtime affecting our services and products;
     *    Variations in spending patterns by companies;
     * Other business interruptions; Increases in necessary operating expenses; problems with our technology or with the ethnology of third parties with whom we do business;
     * The amount and timing of costs associated with the development and maintenance of new hardware and software products;
     * Economic conditions specific to the Internet or to the hardware and software hosting business, as well as general economic conditions;
     *    Customer acceptance of our products and business model;
     *    Costs and risks associated with potential acquisitions
     * Inability to acquire or lack of availability of necessary hardware or software components, or difficulties in manufacturing; and
     * Inability to frame additional bandwidth to adequately service customer growth.

                                    -  7 -
===============================================================================

     In addition, a substantial portion of our expenses, including most product development and selling and marketing expenses, must be incurred in advance of revenue generation. If our actual revenue does not meet our expectations, then our operating profit, if any, may fall short of our expectations. Further, we may change our pricing strategy for our products due to the rapidly evolving market for hosting hardware and software applications, and this may affect our quarterly results. Any one or more of these factors could affect our business, financial condition, and results of operations, and this makes the prediction of results of operations on a quarterly basis unreliable. As a result, period-to- period comparisons of our historical results of operations may not be meaningful and should not be relied on as an indication of our future performance. Also, due to these and other factors, it is possible that our quarterly results of operations may fall below the expectations of public market analysts and investors. This could adversely affect the trading price of our common stock.

     WE WILL REQUIRE ADDITIONAL CAPITAL AND/OR VENDOR CREDIT IN THE FUTURE, WHICH MAY NOT BE AVAILABLE TO US.

     In order to execute our short-term and long-term strategic plans, we need to continue to raise funds through public or private debt or equity financing and obtain credit from key vendors. If we raise additional funds by issuing equity securities, our stockholders may suffer material dilution in their holdings of our common stock. Also, adequate funds and credit may not be available to us when we need them, or may not be available to us on favorable terms. In this case, we may be not be able to obtain or maintain key vendor products and services, develop or enhance our products or services, take advantage of business opportunities, or respond to competitive pressures, any of which could harm our business. If we are unable to raise additional capital or maintain vendor credit, we will not be able to achieve the goals set forth in our strategic plan and may be unable to continue to operate our business.

     Our future capital requirements and vendor relationships will depend upon many factors, including the following:

     * Costs to develop and maintain our on-line hosting of hardware and software;
     *    The rate at which we expand our operations;
     *    Our ability to timely pay key vendors and improve our credit rating;
     *    The extent to which we develop and upgrade our technology;
     *    The occurrence, timing, size and success of acquisitions; and
     *    The response of competitors to our service offerings.

     We have recently negotiated with many of our vendors to materially reduce the amounts owed or to extend more favorable payment terms. While these negotiated terms have successfully reduced cash out-lays and expenditures, we cannot rely on future relationships with these vendors, which could result in limiting our purchasing and credit abilities.

     WE HAVE CERTAIN CONVERTIBLE SECURITIES OUTSTANDING SOME OF WHOSE CONVERSION RATE IS CURRENTLY INDETERMINABLE. AS SUCH, PURCHASERS OF OUR COMMON STOCK COULD EXPERIENCE SUBSTANTIAL DILUTION OF THEIR INVESTMENT UPON CONVERSION OF SUCH SECURITIES.

     Pursuant to a recent transaction, as of July 25, 2001, $550,000 principal amount of secured convertible debentures and 2,400,000 warrants issued in connection therewith, were issued and outstanding. The debentures are convertible into such number of shares of common stock as is determined by dividing the principal amount thereof by the then current conversion price.
If converted on July 25, 2001, the debentures would have been convertible into approximately 15,714,285 shares of common stock, but this number of shares could prove to be significantly greater in the event of a decrease in the trading price of the common stock. Purchasers of common stock could therefore experience substantial dilution of their investment upon conversion of the debentures. The debentures are not registered and may be sold only if registered under the Securities Act of 1933, as amended, or sold in accordance with an applicable exemption from registration, such as Rule 144.

     The warrants are exerciseable over the next ten years at a price equal to the lesser of $0.04 per share or a variable exercise price based upon the trading price of the common stock at the time of exercise, which price may be adjusted from time to time under certain antidilution provisions. The shares of common stock into which the debentures may be converted and issuable upon exercise of the warrants are being registered pursuant to this registration statement.

                                    -  8 -
===============================================================================

     In addition to the securities described above, as of July 25, 2001, 22,772,059 shares of common stock were reserved for issuance upon exercise of our outstanding warrants and options other than those issued in connection with the debentures, and an additional 34,997,237 shares of common stock were reserved for issuance upon conversion of the debentures and exercise of the warrants issued in connection with the debentures. As of July 25, 2001, there were 36,461,006 shares of common stock outstanding. Of these outstanding shares, 16,038,865 were freely tradeable without restriction under the Securities Act unless held by affiliates.

     FUTURE DEMAND FOR ASP SERVICES IS HIGHLY UNCERTAIN.

     The market for ASP services has only recently begun to develop and is evolving rapidly. Future demand for these services is highly uncertain. We believe that many of our potential customers are not fully aware of the benefits of ASP services. We must educate potential customers regarding these benefits and convince them of our ability to provide complete and reliable services. The market for ASP services may never become viable or grow further. If the market for our ASP services does not grow or grows more slowly than we currently anticipate, our business, financial condition and operating results will be materially adversely affected.

     WE RELY ON TECHNOLOGY AND CHANNEL ALLIANCES AND ISVS TO REFER MANY OF OUR CLIENTS TO US.

     We rely on referrals from channel alliances for a portion of our business. Companies with whom we have strategic alliances, including Remedy and Macola, refer their customers to us because we can provide an array of services that complement the products and services they offer. However, these companies may stop or substantially reduce referring business to us or they may decide to cooperate with our competitors and thereby adversely impact or eliminate the amount of referrals made to us. If these third party referrals cease or materially decrease, our sales will materially decline and our business, results of operations, and financial condition will be materially adversely affected.

     IF WE ARE UNABLE TO OBTAIN KEY SOFTWARE APPLICATIONS AND HARDWARE COMPONENTS FROM CERTAIN VENDORS, WE WILL BE UNABLE TO DELIVER OUR SERVICES.

     We rely on third-party suppliers, including Microsoft, Citrix, and Cisco to provide us with key software applications and hardware components for our infrastructure. Certain components or applications are only available from limited sources. If we are unable to obtain these products or other services, including connectivity services, in a timely manner at an acceptable cost or at all, may substantially inhibit our ability to deliver our services, and consequently, our business, results from operations and financial condition will be materially adversely affected.

     SOME OF OUR ASP SERVICE CONTRACTS GUARANTEE CERTAIN SERVICE LEVELS.

     Some of our ASP contracts contain service guarantees that obligate us to provide our hosted applications at a guaranteed level of performance. To the extent we fail to meet those service levels we may be obligated to provide our customers certain services free of charge. If we continue to fail to meet these service levels, our ASP customers have the right to cancel their contracts with us. These credits or cancellations will cost us money, damage our reputation with our customers and prospective customers, and could materially adversely affect our business, results of operations and financial condition.

     RAPID GROWTH IN OUR BUSINESS DUE TO AN INCREASE IN THE NUMBER OF CUSTOMERS PURCHASING OUR PRODUCTS AND SERVICES COULD STRAIN OUR OPERATIONAL AND FINANCIAL RESOURCES AND CAUSE US TO LOSE CUSTOMERS AND INCREASE OUR OPERATING EXPENSES.

     Any increase in the volume of users of our computer systems could strain the capacity of our software or hardware, which could lead to slower response times or system failures. Any future growth may require us, among other things, to:

     *    Expand and upgrade our hardware and software systems;
     * Expand and improve our operational and financial procedures, systems and controls;
     *    Improve our financial and management information systems;
     *    Expand, train and manage a larger workforce; and
     * Improve the coordination among our product development, sales and marketing, financial, accounting and management personnel.

                                    -  9 -
===============================================================================

     We cannot assure you that our current level of personnel, systems, and controls will be adequate to support future growth. Our inability to manage growth effectively or to maintain the quality of our products and services could cause us to lose customers and could materially increase our operating expenses.

     IF WE DO NOT INCREASE AWARENESS OF OUR PRODUCTS AND SERVICES, OUR ABILITY TO REACH NEW CUSTOMERS WILL BE LIMITED.

     Our future success will depend, in part, on our ability to increase awareness of our products and services. To do so, we must succeed in our marketing efforts, provide high-quality products and services, and increase traffic to our Website. If our marketing efforts are unsuccessful, or if we cannot increase our brand awareness, we may not be able to attract new customers and increase our revenues.

     WE DEPEND HEAVILY ON OUR MANAGEMENT TEAM THAT HAS LITTLE EXPERIENCE WORKING TOGETHER OR MANAGING A PUBLIC COMPANY.

     Our success depends, to a significant extent, upon the efforts and abilities of John P. Gorst, President, Chairman of the Board and Chief Executive Officer, as well as on the efforts of other officers and senior management (the Executive Management Team). Loss of the services of any or all of the Executive Management Team could materially adversely affect our business, results of operations and financial condition, and could cause us to fail to successfully implement our business plan. Also, our Executive Management Team has worked together for less than two years. The short period of time that they have worked together, or their inability to work successfully together, may adversely affect our ability to manage growth. Moreover, our Executive Management Team has a limited amount of experience managing a public company. Our Executive Management Team may not be able to manage future growth, if any, or the demands of successfully operating a public company.

     THERE IS INTENSE COMPETITION FOR QUALIFIED TECHNICAL PROFESSIONALS AND SALES AND MARKETING PERSONNEL, AND OUR FAILURE TO ATTRACT AND RETAIN THESE PEOPLE COULD AFFECT OUR ABILITY TO RESPOND TO RAPID TECHNOLOGICAL CHANGE AND TO INCREASE OUR REVENUES.

     Our future success also depends upon our ability to attract and retain qualified technical professionals and sales and marketing personnel. Competition for talented personnel, particularly technical professionals, is intense. This competition could increase the costs of hiring and retaining personnel. We may not be able to attract, retain, and adequately motivate our personnel or to integrate new personnel into our operations successfully.

     WE MAY NOT BE ABLE TO PROTECT OUR PATENTS, COPYRIGHTS, TRADEMARKS AND PROPRIETARY AND/OR NON-PROPRIETARY TECHNOLOGY, AND WE MAY INFRINGE UPON THE PATENTS, COPYRIGHTS, TRADEMARKS AND PROPRIETARY RIGHTS OF OTHERS.

     Our services are highly dependent upon proprietary technology, including, for example, our IQ Delivery System, which allows us to upgrade and manage the customer's computing environment, both at the data center and customer level. In addition, we rely on contracts, confidentiality agreements, and copyright, patent, trademark, and trade-secrecy laws to protect our proprietary rights in our technology. We have also obtained, or are pursuing, several trademark, copyright, and patent registrations for our various product names. The protective steps we have taken may not be adequate to deter misappropriation of our proprietary information. In addition, some end-user license provisions protecting against unauthorized use, copying, transfer and disclosure of a licensed program may be unenforceable under the laws of certain jurisdictions and foreign countries. In addition, the laws of some foreign countries do not protect proprietary rights to the same extent as the laws of the United States. Failure to adequately protect our intellectual property could harm our brand name, devalue our proprietary content, and affect our ability to compete effectively. Furthermore, defending our intellectual property rights could result in the expenditure of significant financial and managerial resources, which could materially adversely affect our business, results of operations and financial condition. Also, it is possible that our competitors or others will adopt product or service brands similar to ours, possibly leading to customer confusion.

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

     We utilize open source services and code for some products. While we can modify open source and charge for it, we must release certain changes back to the open source community, which may include competitors. This could negatively affect our ability to compete effectively, and have a material adverse affect on our financial condition and results of operations.

     Some of our technology, including our proprietary code, performs functions similar to technology available from third parties. Therefore, we could be subject to claims that our technology infringes the proprietary rights of third parties. Claims against us, even if without merit, could subject us to costly litigation and could divert the time and attention of our technical and management teams. A claim of infringement may require us, and our customers, to obtain one or more licenses from third parties. We cannot assure you that we or our customers will be able to obtain necessary licenses from third parties at a reasonable cost or at all. Any failure to obtain a required license could have a material adverse effect on our business, results of operations and financial condition.

     DISRUPTIONS TO THE DATA CENTER, OR TO THE OFFSITE BACKUP STORAGE FACILITIES OF THIRD PARTIES WITH WHOM WE DO BUSINESS, COULD MATERIALLY AFFECT OUR BUSINESS.

     The continued and uninterrupted performance of our computer systems, and of the backup storage facilities of third parties with whom we do business, is critical to our success. Any system failure that causes interruptions in our ability to deliver our products and services to our customers, including failures that affect our customers' abilities to access our hosted hardware, software, and stored data, could reduce customer satisfaction and, if sustained or repeated, would reduce the attractiveness of our services or result in material liabilities or costs.

     Our hardware and software hosting business strategy, including data backup and storage, depends on the consistent performance of the data center and those of third parties. We offer offsite back-up storage of data for all customers. The current data center, and those of third parties, may be vulnerable to interruption from fire, earthquake, flood, power loss, connectivity failures, vandalism and other malicious acts, and other events beyond our control, including natural disasters. If the data center is damaged in any way, a customer whose data is stored there may lose some or all data, despite routine backup procedures. Our operations are dependent on our ability to protect our computer system, and customer systems, applications and data against damages, including, but not limited to those from computer viruses, fire, earthquake, flood, power loss, connectivity failures, vandalism and other malicious acts, and other events beyond our control, including natural disasters. Damage to our computer system, or to the systems, applications, or data of our customers, could delay or prevent delivery of our products and result in the loss of our customers or in material liabilities. In addition, a failure of our telecommunication providers to provide the data communications capacity in the time frame required by us for any reason could cause interruptions in the delivery of our products. Substantially all of our computer and communications hardware is located at a single facility, and the loss of this hardware or the data it contains would cause severe business interruptions. In the event that we experience significant disruptions that affect the data center, we could lose customers or fail to attract new customers, and our business, results of operations and financial condition would be materially adversely affected.

     WE COULD EXPERIENCE BREACHES OF SECURITY WHEN TRANSMITTING DATA TO OR FROM OUR CUSTOMERS, INCLUDING THE USE OF THIRD-PARTY VENDOR SECURITY TECHNOLOGIES AND METHODOLOGIES.

     Our business depends upon our ability to securely transmit confidential information between the data center, third-party backup locations, and the servers of our customers, including the use of third-party vendor security technologies and methodologies. Despite our physical design and setup, and the implementation of a variety of security measures, there exists the risk that certain unauthorized access, computer viruses, accidental or intentional disturbances could occur. We may need to devote substantial capital and personnel resources to protect against the threat of unauthorized penetration of our delivery system or to remedy any problems that such penetration might cause. The occurrence of any of these events could cause us to lose customers, cause harm to our reputation, and expose us to material liability, all of which could have a material adverse effect on our financial condition and results of operations.

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

     WE DEPEND ON LICENSED SOFTWARE APPLICATIONS.

     We depend on contracts with third-party software manufacturers to allow their software applications to be hosted or run at the data center and provided to our customers. We have entered into non-exclusive agreements with third-party companies, including, but not limited to, Microsoft and Citrix that allow us to host some of their software applications at the data center or re-license their software applications to our customers. Under most of these agreements, the software manufacturer can terminate its relationship with us for any reason by giving us as little as 30 days notice. In these instances, the software manufacturer is not liable to us, or to our customers, for any damages resulting from termination. If our relationships with these software manufacturers are terminated, or if these or other software manufacturers do not allow our customers to obtain a license to operate the software application on the data centers, our business, operating results and financial condition could be materially adversely affected.

     THE HARDWARE AND SOFTWARE WE USE IS COMPLEX AND MAY CONTAIN DEFECTS.

     Our service offerings depend on complex hardware and software that may contain defects, particularly when initially introduced or when new versions are released. Although we test internal and third party software applications prior to deployment, we may not discover software defects that could affect our new or current services or enhancements until deployed. These defects could cause service interruptions or the loss of data, which could damage our reputation, increase our operating costs, impair our ability to generate or collect revenue, delay market acceptance or divert our management and technical resources. Any software modifications we perform as part of our integration services could cause problems in application delivery. Also, because we offer an open-source software solution to our customers, they are likely to hold us accountable for any problems associated with their software, even if the manufacturer caused the problem or defect. Typically, software manufacturers disclaim liability for any damages suffered as a result of software defects and provide only limited warranties. As a result, we may have no recourse against the providers of defective software applications.

GROSS MARGINS ON CERTAIN PRODUCTS OR LINES OF BUSINESS MAY DECLINE OVER
TIME.

     Gross margins may be adversely affected by increases in material or labor costs, heightened price competition, changes in channels of distribution, or in the mix of products sold. We have recently introduced several new products, and we plan to release additional new products in the future. If warranty costs associated with new products are greater than we have experienced historically, gross margins may be adversely affected. Geographic mix, as well as the mix of configurations within each product group may also impact our gross margins. We continue to expand third party and indirect distribution channels, which generally result in reduced gross margins. In addition, increasing third party and indirect distribution channels generally results in greater difficulty in forecasting the mix of our products, and to a certain degree, the timing of our orders.

     WE ARE INVOLVED IN, AND MAY BECOME INVOLVED IN, LEGAL PROCEEDINGS WITH FORMER EMPLOYEES, CONSULTANTS, AND OTHER THIRD PARTIES THAT, IF DETERMINED AGAINST US, COULD REQUIRE US OR ONE OR MORE OF OUR EXECUTIVES, TO ISSUE OR TRANSFER A SIGNIFICANT AMOUNT OF OUR SHARES OF COMMON STOCK AND PERHAPS PAY DAMAGES. THE ISSUANCE OF A SIGNIFICANT NUMBER OF SHARES OF OUR COMMON STOCK, ESPECIALLY IF AT A LARGE DISCOUNT TO THE THEN-CURRENT MARKET PRICE, WILL DILUTE OUR STOCKHOLDERS, AND THE PAYMENT OF DAMAGES COULD MATERIALLY ADVERSELY AFFECT OUR FINANCIAL CONDITION, RESULTS OF OPERATIONS, AND THEREFORE, OUR ABILITY TO ACHIEVE OUR BUSINESS PLAN.

     We were a party to a lawsuit in which the plaintiff, who is the widow of a former principal and shareholder of Insynq-WA, sought the rescission of an agreement pursuant to which our Chief Executive Officer purchased 2,500,000 shares from her, a decision from the court that the agreement is unenforceable, and damages in an unspecified amount. The parties have reached a resolution. See "Legal Proceedings".

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

     We were also in negotiations with our former President and Chief Operating Officer regarding his demands for additional compensation under his employment agreement. He alleged that he had been damaged in an amount in excess of $3,000,000, the majority of such alleged damages stemming from his allegation that he may be unable to obtain employment with other employers in a position with compensation comparable to that which he alleges we would have paid him had his employment continued with us. The parties have now reached a resolution of the lawsuit. See "Legal Proceedings".

     On May 17, 2001, subsequent to a lawsuit filed in Pierce County, State of Washington by our landlords of our corporate headquarters and data center, we entered into a settlement agreement with Howe/Horizon Holdings, LLC and Horizon Holdings I, LLC seeking restitution of delinquent rent. The parties have now reached a resolution of the lawsuit. See "Legal Proceedings".

     We are a party to a lawsuit, dated May 31, 2001, in which our former vice president of sales and marketing seeks payment for various claims in the amount of approximately $115,000. We intend to vigorously defend against the lawsuit. See "Legal Proceedings".

     We have received correspondence from a former acquisition target, which appears to threaten litigation against us. The allegations against us are vague, but appear to relate to an improper termination of the acquisition letter of intent. We strenuously deny the allegations and will vigorously defend if proceedings are filed.

     Certain of our vendors have also indicated that they might file suit against us if they do not receive satisfactory payment of their trade payables.

     In the past, we have negotiated with third parties and entered into contracts, in the normal course of our business, with advisors, consultants and others based on business plans and strategies that we may no longer be pursuing. We believe that such negotiations were terminated and that those contracts are no longer effective. However, it is possible that the other parties to those negotiations and contracts could claim that we did not fulfill our obligations. If a court found that we are obligated under any of those contracts, arrangements or otherwise, we could be liable for an undeterminable amount of compensation or stock or both.

     If any such litigation occurs, it is likely to be expensive for us. If such suits are determined against us, and a court awards a material amount of cash damages, our business, results of operations and financial condition will be materially adversely affected. In addition, any such litigation could divert our management's attention and resources.

     WE PLAN TO GROW, IN PART, THROUGH MERGERS WITH AND ACQUISITIONS OF OTHER COMPANIES. HOWEVER, WE MAY NOT BE ABLE TO IDENTIFY, ACQUIRE, AND SUCCESSFULLY INTEGRATE FUTURE ACQUISITIONS INTO OUR OWN OPERATIONS, WHICH COULD MATERIALLY ADVERSELY AFFECT OUR GROWTH AND OUR OPERATING RESULTS.

     On June 1, 2001, we announced that we had entered into a definitive agreement, subject to certain terms, to purchase Omnibus Subscriber Computing, Inc., a Delaware corporation, and its wholly owned operating subsidiary based in Toronto, Canada. For more than two years, Omnibus has operated a class A data center from which it provides server based computing solutions to its customers' offices in cities all across Canada. One of its customers is the Canadian division of a Mellon Bank subsidiary. Omnibus also provided a bridging solution to the Bank of Canada for over a year. Other customers include high tech and real estate enterprises. Presently more than 370 subscribers are being served. With this acquisition it is estimated that the combined companies revenues will double, and their combined customer bases will optimize data center usage. There can be no assurance that this acquisition will be completed.

     Our business strategy contemplates that in addition to the acquisition mentioned above, we will seek a number of significant acquisitions within the next few years. While we have initiated discussions with at least one acquisition target, there is no assurance that we will complete any such acquisitions or, if we do complete acquisitions, whether we will successfully integrate these acquisitions into our business. In addition, there is no assurance that if we acquire any businesses, we will achieve anticipated revenue and earnings. Our failure to acquire suitable companies or to successfully integrate any acquired companies into our operations could have a material adverse effect upon our business, operating results, and financial condition.

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

     MANY OF OUR INSTALLATION, TESTING AGREEMENTS, AND CONSULTING CONTRACTS HAVE FIXED PRICES, WHICH EXPOSE US TO COST OVERRUNS. IF WE ARE NOT ABLE TO CONTROL COST OVERRUNS, OUR OPERATING RESULTS COULD BE MATERIALLY ADVERSELY AFFECTED.

     We undertake certain projects on a fixed-price basis rather than billing on a time-and-materials basis, or on a per employee or user basis. Projects with cost overruns would cause our expenses to increase, and would materially adversely affect our business, operating results, and financial condition.

     MANY COMPANIES USE NAMES SIMILAR IN SOUND OR SPELLING TO "INSYNQ." INTELLECTUAL PROPERTY INFRINGEMENT CLAIMS AGAINST US FOR THE USE OF THE NAME "INSYNQ", OR ONE SIMILAR IN SOUND OR SPELLING, EVEN IF WITHOUT MERIT, COULD BE EXPENSIVE TO DEFEND AND DIVERT MANAGEMENT'S ATTENTION FROM OUR BUSINESS. IF A CLAIM TO STOP US FROM USING OUR NAME IS SUCCESSFUL, WE WILL HAVE TO EITHER BUY THE RIGHT TO USE OUR NAME, WHICH MAY BE EXPENSIVE, OR CHANGE OUR NAME, WHICH MAY ALSO BE EXPENSIVE.

     We are aware that other companies have claimed use of names similar to "Insynq" for products or services similar to our own. We are in the process of investigating the rights, if any, others may have to the name. In addition, we are attempting to register "Insynq" as a trademark in the United States, Europe, and Canada. However, we may not be able to obtain proprietary rights to the use of this name. We will incur expenses if called to defend our use of the "Insynq" name. Any such litigation, even if without merit, may be time consuming and expensive to defend. It also could divert our management's attention and resources and require us to enter into costly royalty or licensing agreements. In addition, if any company in our industry is able to establish a use of the "Insynq" name that is prior to our use, we could be liable for damages and could be forced to stop using the name unless we are able to buy the right to use the name. If we were unable to buy the right to use our name after we lose an infringement claim, we would have to change our name, which may require us to spend money to build new brand recognition and incur other costs. Third parties may assert other infringement claims against us. Any of these events could have a material adverse effect on our business, financial condition, and results of operations.

     OTHERS MAY SEIZE THE MARKET OPPORTUNITY WE HAVE IDENTIFIED BECAUSE WE MAY NOT EFFICIENTLY EXECUTE OUR STRATEGY.

     If we fail to execute our strategy in a timely or effective manner, our competitors may be able to seize the marketing opportunities we have identified. Our business strategy is complex and requires that we successfully and simultaneously complete many tasks. In order to be successful, we will need to:

     * Negotiate effective strategic alliances and develop economically attractive service offerings;
     *    Attract and retain customers;
     *    Attract and retain highly skilled employees;
     *    Integrate acquired companies into our operations; and
     * Evolve our business to gain advantages in an increasingly competitive environment.

     In addition, although some of our management team has worked together for approximately one year, there can be no assurance that we will be able to successfully execute all elements of our strategy.

     OUR INDUSTRY IS CHARACTERIZED BY RAPIDLY CHANGING TECHNOLOGY WITH CONTINUOUS IMPROVEMENTS IN BOTH COMPUTER HARDWARE AND SOFTWARE, AND RAPID OBSOLESCENCE OF CURRENT SYSTEMS. IF WE DO NOT RESPOND EFFECTIVELY AND ON A TIMELY BASIS TO RAPID TECHNOLOGICAL CHANGE IN OUR INDUSTRY, WE WILL NOT BE ABLE TO EFFECTIVELY SELL OUR SERVICES AND OUR SALES WILL MATERIALLY ADVERSELY DECLINE.

     We must continually buy new computer hardware and license new computer software systems to effectively compete in our industry. Our software delivery methodologies must be able to support changes in the underlying software applications that are delivered to our customers. The rapid development of new technologies increases the risk that current or new competitors could develop products or services that would reduce the competitiveness of our products or services. We rely on software providers to produce software applications that keep pace with our customers' demands.

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

     There is no assurance that we will successfully develop or adopt new technologies, introduce new services or enhance our existing services on a timely basis, or that new technologies, new services or enhancements we use or develop will achieve market acceptance. If we fail to address these developments, we will lose sales to our competitors, and our business, operating results and financial condition will be materially adversely affected.

     ALTHOUGH OUR CURRENT OPERATIONS INCLUDE OPERATING AS A TECHNOLOGY-FOCUSED COMPANY, OUR PREVIOUS BUSINESS ACTIVITIES INCLUDED GAMING, NATURAL RESOURCE MINING, AND EXPLORATION. AS A RESULT, WE MAY BE EXPOSED TO UNKNOWN ENVIRONMENTAL AND OTHER LIABILITIES THAT COULD REQUIRE US TO EXPAND OUR FINANCIAL RESOURCES AND MATERIALLY ADVERSELY AFFECT OUR FINANCIAL CONDITION.

     The assets of a predecessor company were acquired by a publicly-traded company that was engaged, prior to August 1999, in gaming, and prior to 1993, in natural resource exploration and development, including mining, and oil and gas. We no longer own any mining, oil and gas, or gaming-related assets. The mining, mineral processing, and oil and gas industries are subject to extensive governmental regulations for the protection of the environment, including regulations relating to air and water quality, site reclamation, solid and hazardous waste handling and disposal and the promotion of occupational safety. We could be held responsible for any liabilities relating to our previous involvement in gaming, mining or oil and gas exploration and development, which liabilities would result in our spending our cash resources and could have a material adverse effect on our business, financial condition and results of operations.

     RELIABILITY OF MARKET DATA

     Market data used within this report was obtained from internal sources and from industry publications. Such industry publications typically contain a statement to the effect that the information contained therein was obtained from sources considered to be reliable, but that the completeness and accuracy of such information is not guaranteed. While we believe that the market data presented herein is reliable, we have not independently verified such data. Similarly, market data supplied by internal sources, which we believe to be reliable, has not been verified by independent sources.

     THIRD PARTY REPORTS AND PRESS RELEASES

     We do not make financial forecasts or projections, nor do we endorse the financial forecasts or projections of third parties or comment on the accuracy of third party reports. We do not participate in the preparation of the reports or the estimates given by analysts. Analysts who issue financial reports are not privy to non-public financial information. Any purchase of our securities based on financial estimates provided by analysts or third parties is done entirely at the risk of the purchaser.

     We periodically issue press releases to update stockholders on new developments relating to Insynq and our business. These releases may contain certain statements of a forward-looking nature relating to future events or our future financial performance within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and which are intended to be covered by the safe harbors created thereby.

     Readers are cautioned that such statements are only predictions, and actual events or results may materially differ with those statements. In evaluating such statements, readers should specifically review the various risk factors described herein, among others we identify in documents we file with the SEC, which could cause actual results to differ materially from those indicated by such forward-looking statements.

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

Risks Related to our Industry

     THE FAILURE OF THE INTERNET TO GROW OR REMAIN A VIABLE COMMERCIAL MEDIUM COULD HARM OUR GROWTH.

     Our success depends in large part on the maintenance of the Internet infrastructure as a reliable network backbone that provides adequate speed, data capacity, and security. Our success also depends on the timely development of products, such as high-speed modems, that enable reliable Internet access and services. The Internet may continue to experience significant growth in the number of users, frequency of use and amount of data transmitted. The Internet infrastructure may not be able to support the demands placed on it and the performance or reliability of the Internet may be adversely affected by this continued growth. In addition, the Internet could lose its commercial viability if the number of people who use the Internet does not continue to grow.
A number of factors, including unreliable service, unavailability of cost-effective, high-speed access to the Internet or concerns about security, could impede this growth. The infrastructure or complementary products and services necessary to maintain the Internet, as a viable commercial medium may not be developed, and, as a result, the Internet may not continue to be a viable commercial medium for us.

     IF THE GOVERNMENT ADOPTS REGULATIONS THAT CHARGE INTERNET ACCESS FEES OR IMPOSE TAXES ON SUBSCRIPTIONS TO OUR WEB-BASED PRODUCTS, OUR OPERATING EXPENSES WILL INCREASE.

     Currently there are few laws or regulations that specifically regulate communications or commerce on the Internet. However, laws and regulations may be adopted that address issues such as pricing and the characteristics of products and services. In addition, several connectivity companies have petitioned the Federal Communications Commission to regulate Internet and on-line service providers in a manner similar to long-distance telephone carriers and to impose access fees on them. This regulation, if imposed, could increase the cost of transmitting data over the Internet. Moreover, it may take years to determine the extent to which existing laws relating to issues such as intellectual property ownership and infringement, libel, obscenity and personal privacy are applicable to the Internet. Finally, state tax laws and regulations relating to the provision of products and services over the Internet are still developing. A few states have tried to impose taxes on products and services provided over the Internet. If additional states try to do so, our operating costs may increase and we may not be able to increase the price that we charge for our products to cover these costs. Any new laws or regulations or new interpretations of existing laws and regulations relating to the Internet could decrease the growth in the use of the Internet, decrease the demand for traffic on our Website, increase our operating expenses, or otherwise adversely affect our business.

     OUR INDUSTRY IS RAPIDLY CHANGING.

     Our industry is characterized by rapidly changing technology with continuous improvements in both computer hardware and software. If we do not respond effectively and on a timely basis to rapid technological change in our industry, we will not be able to effectively sell our services and our sales will materially decline. We must continually purchase new computer hardware and license new computer software systems to effectively compete in our industry. In addition, our software delivery methodologies must be able to support changes in the software applications that are delivered to our customers. The rapid development of new technologies increases the risk that current or new competitors could develop products or services that would reduce the competitiveness of our products or services. And moreover, we rely on software providers to produce software that keeps pace with our customers' demands.

     We may not successfully develop or adopt new technologies, introduce new services or enhance our existing services on a timely basis; in addition, new technologies, services, or enhancements we use may never achieve market acceptance. If we fail to address these developments, we will lose sales to our competitors and our business, operating results, and financial condition will be materially adversely affected.

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

Risks Related to our Common Stock

     ANTI-TAKEOVER ACTIONS AND/OR PROVISIONS COULD PREVENT OR DELAY A CHANGE IN CONTROL.

     Provisions of our certificate of incorporation and bylaws and Delaware law may make it more difficult for a third party to acquire us, even if so doing would be beneficial to our stockholders. These include the following:

     * Our board of directors is authorized to issue of up to 10,000,000 shares of preferred stock and to fix the rights, preferences, privileges and restrictions of those shares without any further vote or action by the stockholders, which may be used by the board to create voting impediments or otherwise delay or prevent a change in control or to modify the rights of holders of our common stock;

     * Our board of directors is authorized to issue of up to 10,000,000 shares of class A common stock pursuant to which the holders of such stock are entitled to three (3) votes for each share held, on all matters submitted to stockholders, which voting power may be used by the holders of such stock to create voting impediments or otherwise delay or prevent a change in control or to modify the rights of holders of our common stock;

     * A prohibition on cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect directors;

     * Our articles of incorporation provide that Section 203 of the Delaware General Corporation Law, an anti-takeover law, will not apply to us. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction by which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale of other transaction resulting in a financial benefit to the interested stockholder, and an interested stockholder is a person who, together with affiliates and associated, owns, or within three years prior, did own, 15% or more of our voting stock; and

     * Limitations on who may call annual and special meetings of stockholders.

     CONTROL BY OFFICERS AND DIRECTORS COULD HAVE AN ADVERSE EFFECT ON OUR STOCKHOLDERS.

     As of July 25, 2001, our directors, executive officers, and their affiliates beneficially owned approximately 41% of our outstanding common stock. John P. Gorst, our chairman of the board, chief executive officer and president, beneficially owns approximately 25.8% of our outstanding common stock and M. Carroll Benton, our chief administrative officer, secretary and treasurer beneficially owns approximately 16.3% of our outstanding common stock. As a result, these stockholders, acting together and with others, have the ability to potentially control substantially all matters submitted to our stockholders for approval, including the election and removal of directors and any merger, consolidation, takeover or other business combination involving us, and to control our management and affairs. This may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which could materially adversely affect the market price of our common stock.

     THE VOLATILITY OF OUR STOCK PRICE COULD ADVERSELY AFFECT OUR STOCKHOLDERS.

     There currently is a public market for our common stock, but there is no assurance that there will always be such a market. The trading price of our common stock is highly volatile and could be subject to wide fluctuations in response to factors such as:

     *    Actual or anticipated variations in quarterly operating results;
     *    Announcements of technological innovations;
     * New sales methodologies, contracts, products or services by us or our competitors;
     *    Changes in financial estimates by securities analysts;
     * Announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments;
     *    Additions or departures of key personnel;
     *    Sales of common stock; or
     * Other general economic or stock market conditions, many of which are beyond our control.

     In addition, the stock market in general, and the market for Internet-related and technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies. The trading prices of many technology companies' stock are at or near unprecedented levels. There can be no assurance that these trading prices and price-to-earnings predictions will be sustained. These broad market and industry factors may materially adversely affect the market price of our common stock, regardless of our operating performance. Historically, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against that company. The institution of similar litigation against us could result in substantial costs and a diversion of our management's attention and resources, which could have a material adverse effect on our business, financial condition, and results of operations.

                                    - 17 -
===============================================================================

     YOU SHOULD NOT EXPECT TO RECEIVE DIVIDENDS FROM US.

     We currently do not anticipate paying any cash dividends on our common stock in the foreseeable future and we intend to retain our earnings, if any, to finance the expansion of our business and for general corporate purposes. Any payment of future dividends will be at the discretion of our board of directors and will depend upon, among other things, our earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions, and other factors that our board of directors deems relevant.


                                USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the shares of common stock offered by the selling stockholders under this prospectus. If all currently outstanding warrants to purchase the shares of common stock offered for resale in this offering were exercised, for cash (instead of pursuant to the cashless feature contained in such warrants, Insynq would receive aggregate gross proceeds of approximately $96,000.

     The net proceeds, if any, that we receive from the exercise of warrants will be used for working capital and general corporate purposes. We may also use all or a portion of the net proceeds for the acquisition of businesses, products and technologies or otherwise to enter into strategic alliances. While we from time to time have engaged, and expect to continue to engage, in preliminary discussions with other business entities with regard to the possibility of acquisitions or strategic alliances, as of the date of this prospectus no discussions have resulted in any pending definitive acquisition or strategic alliance agreements. We can give no assurances that we will be able to reach a definitive agreement on or consummate any such related transaction. Pending any uses, we intend to invest the net proceeds from the warrant and option exercises in short-term, interest-bearing, investment-grade securities.

     The foregoing represents our current best estimate of our use of the net proceeds derived from the exercise of the warrants and options to purchase the shares of common stock offered in this prospectus, if any, based upon our present plans, the state of our business operations and current conditions in the industries in which we operate. We reserve the right to change the use of the net proceeds if unanticipated developments in our business, business opportunities, or changes in economic, regulatory or competitive conditions, make shifts in the allocations of proceeds necessary or desirable.

                             SELLING STOCKHOLDERS

     This prospectus relates to the offer and sale by the following selling stockholders of the indicated number of shares, all of which are issuable pursuant to warrants and/or convertible debentures held by these selling stockholders. We are not aware that any of these selling stockholders has any plan, arrangement, understanding, agreement, commitment or intention to sell their securities. See "Plan of Distribution." None of the following selling stockholders has held any position or office within Insynq, nor has had any other material relationship with us in the past three years, Other than in connection with the transactions pursuant to which the selling stockholders acquired the warrants and rights to conversion.

                                    - 18 -
===============================================================================

     The following table sets forth certain information about the selling stockholders for whom we are registering shares of common stock for resale to the public. The information in the table assumes no sales are effected by the selling stockholders other than pursuant to this registration statement, and that all shares of common stock being registered pursuant to this registration statement are sold.
                         NUMBER OF     NUMBER OF
                          SHARES        SHARES       NUMBER OF
                       BENEFICIALLY      BEING        SHARES         PERCENT
                        OWNED PRIOR   REGISTERED    BENEFICIALLY   BENEFICIALLY
                        TO OFFERING      UNDER      OWNED AFTER     OWNED AFTER
        NAME            FOR RESALE     OFFERING      OFFERING        OFFERING
-------------------     ----------    ----------    ----------      ----------
AJW Partners, LLC       11,665,747    11,665,747          0               0

New Millennium          11,665,745    11,665,745          0               0
Capital Partners II,
LLC

AJW/New Millennium      11,665,745    11,665,745          0               0
Offshore, Ltd.

     The number of shares set forth in the table for the selling stockholders represents an estimate of the number of shares of common stock to be offered by the selling stockholders. The actual number of shares of common stock issuable upon conversion of the debentures and exercise of the related warrants is indeterminate, is subject to adjustment and could be materially less or more than such estimated number depending on factors which cannot be predicted by us at this time including, among other factors, the future market price of the common stock. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the debentures and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. Under the terms of the debentures, if the debentures had actually been converted on July 25, 2001, the conversion price would have been $0.035. Under the terms of the warrants, if the warrants had actually been converted on July 25, 2001, the exercise price would have been $0.04.

     Under the terms of the debentures and the related warrants, the debentures are convertible and the warrants are exercisable by any holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of debentures or unexercised portions of the warrants) would not exceed 4.9% of the then outstanding common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholder exceeds the number of shares of common stock that the selling stockholder could own beneficially at any given time through their ownership of the debentures and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Exchange Act.

     Of the shares of common stock covered by this prospectus, none have been issued and the related warrants, and convertible debentures with rights to conversion, remain outstanding.

     In connection with the issuance of convertible debentures and warrants to certain selling stockholders, we agreed to file and use our best efforts to cause to be declared effective the registration statement of which this prospectus is a part.

     We have agreed to indemnify certain of the selling stockholders against some expenses, claims, losses, damages and liabilities (or action in respect thereof). We have agreed to pay the expenses of registering the shares under the Securities Act, including registration and filing fees, blue sky expenses, printing expenses, accounting fees, administrative expenses and our own counsel fees.

                                    - 19 -
===============================================================================

                            PLAN OF DISTRIBUTION

     The shares being offered by the selling stockholders or their respective pledges, donees, transferees or other successors in interest, will be sold from time to time in one or more transactions, which may involve block transactions:

     * on the Over-the-Counter Bulletin Board or on such other market on which the common stock may from tine to time be trading;

     *    in privately-negotiated transactions;

     *    through the writing of options on the shares;

     *    short sales; or

     *    any combination thereof.

     The sale price to the public may be:

     *    the market price prevailing at the time of sale;

     *    a price related to such prevailing market price;

     *    at negotiated prices; or

     * such other price as the selling stockholders determine from time to time.

     The shares may also be sold pursuant to Rule 144. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

     The selling stockholders or their respective pledges, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker/dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus may be deemed "underwriters" as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts.

     The selling stockholders, alternately, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. If a selling stockholder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

     The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

     We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the selling stockholders or their respective pledges, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

                                    - 20 -
===============================================================================

Amendment and Supplementation Necessitated by Future Sales

     To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution. In connection with distributions of such shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealer or other financial institutions. In connection with these transactions, broker-dealer or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholders.
The selling stockholders may also sell our common stock short and redeliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to the broker-dealer or other financial institution of the shares offered in this prospectus, which shares the broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge their shares to a broker-dealer or other financial institution, and, upon a default, the broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction). In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

     In effecting sales, brokers, dealers or agents engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers, dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated prior to the sale. These brokers or dealers, the selling stockholders, and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any such commissions, discounts or concessions may be deemed to be underwriting discounts or commissions under the Securities Act. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholders.

Other Information Regarding Future Sales

     In order to comply with the securities laws of some states, if applicable, the shares being offered in this prospectus must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states shares may not be sold unless they have been registered or qualified for sale in the applicable state or a seller complies with an available exemption from the registration or qualification requirement.

     We will make copies of this prospectus available to the selling stockholders and will inform them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against some liabilities, including liabilities arising under the Securities Act.

     At the time a particular offer of shares is made, if required, a prospectus supplement will be filed and distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public. In addition, upon being notified by a selling stockholder that a donee or pledgee intends to sell more than 500 shares, a prospectus supplement will be filed and distributed.

Payment of Expenses

     We will pay all the expenses related to the registration of the shares offered by this prospectus, except for any underwriting, brokerage or related fees, discounts, commissions or the fees or expenses of counsel or advisors to the selling stockholders

                                    - 21 -
===============================================================================

          MARKET PRICES OF COMMON STOCK AND DIVIDEND POLICY

     Our common stock currently trades on the OTC Bulletin Board under the symbol "ISNQ." Until August 3, 2000, our common stock was traded on the OTC Bulletin Board under the symbol "XCLL." The following table sets forth, for the periods indicated, the high and low bid and ask prices for the common stock as reported on the OTC Bulletin Board. The table gives effect to our two-for-one stock split that occurred on August 3, 2000. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions:

                                             BID                   ASK
 FISCAL                               -----------------     -----------------
  YEAR             QUARTER             HIGH       LOW        HIGH       LOW
--------     --------------------     ------     ------     ------     ------
  2000       August 31, 1999           0.01        +         0.05       0.05
             November 30, 1999         0.04       0.01       0.12       0.05
             February 29, 2000         N/A        N/A        N/A        N/A
             May 31, 2000             10.00       2.00      12.75       2.06

  2001       August 31, 2000           6.25       1.75       6.38       0.06
             November 30, 2000         2.50       0.69       2.75       0.72
             February 28, 2001         0.94       0.31       1.00       0.31
             May 31, 2001              0.72       0.05       0.81       0.08

     +    Less than $0.01.

     On July 25, 2001, the last reported sale price for our common stock on the OTC Bulletin Board was $0.07 per share. On July 25, 2001, there were 974 stockholders of record of our common stock.

     Holders of our common stock are entitled to dividends when, as and if declared by the board of directors out of funds legally available therefor.
We have never paid cash dividends on our common stock, and management intends, for the immediate future, to retain any earnings, if any, for the operation and expansion of our business. Any future determination regarding the payment of dividends will depend upon results of operations, capital requirements, our financial condition and such other factors that our board of directors may consider.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read in conjunction with the financial statements and notes thereto included elsewhere in this prospectus. The statements contained in this report that are not historical facts, including, without limitation, statements containing the words "believes," "anticipates," "estimates," "expects," and words of similar import, constitute "forward-looking statements." Forward-looking statements are made based upon management's current expectations and beliefs concerning future developments and their potential effects upon us. Our actual results could differ materially from those anticipated for many reasons, including risks faced by us described in this prospectus under "Risk Factors."


Overview

     Insynq, Inc. was incorporated in the state of Washington on August 31, 1998. We are a development stage company that provides Internet appliances, known as customer premise equipment (CPE), managed and hosted software services, Web hosting services, Web-based local and wide area networks, and access to Internet marketing assistance and related equipment and services. These products and services are offered a components or as an integrated whole, either sold directly or on a fee or subscription basis.

     In late 1999, Insynq decided to seek out a combination with a public company. On February 18, 2000, Xcel Management, Inc. (Xcel), a publicly held company, and Insynq closed an asset purchase transaction in which Xcel acquired substantially all of the assets of Insynq. Xcel continued to develop the business of Insynq, and on August 3, 2000, at a special meeting of Xcel's stockholders, Xcel completed a re-incorporation merger with its wholly owned subsidiary, Insynq, Inc., a Delaware corporation. Today, as a combined and surviving entity, Insynq, Inc. continues to develop and deliver application hosting and managed software services while incorporating the CPE developed as part of the IQ Delivery System.

     We target small and medium enterprises and the high-end segment of the small office and home office market for the sale of hardware and hosted software and access to Internet-related services. The products and services are provided by developing a customer subscriber base that adopts a cost-effective, on-line solution to building and maintaining an information technology system through the adoption of "Web-based" computing as an alternative to both local area networks and traditional client-server implementations. Generally, we market our self as an Internet utility company that can cost-effectively provide all of the computer software, hardware, connectivity and Internet-access needs for its customers.

                                    - 22 -
===============================================================================

     We currently have several independent software vendors' products on line using the IQ server-based computing services and anticipate signing various agreements with additional organizations in the next few months. We expect to increase the subscriber base through these respective sales channels. Key software vendor relationships currently in place include Microsoft Corporation, Network Associates, Inc./McAfee, Remedy Corporation, Macola Software, and Novell, Inc.

     We believe our core competency is providing products and services related to server-based and hosted computing. We believe we have gained credibility in the industry with strategic relationships with companies such as Hewlett-Packard Company, Microsoft, Inc. and Citrix Systems, Inc. Our management believes these companies have chosen to strategically align with us in various capacities that combine the hardware, software, and access required to build a successful delivery mechanism for the Internet Utility Services.

     The complete IQ Delivery System and Internet Utility Service includes managed network and application services, and can span from a customer's keyboard to the data center. Insynq provides certain equipment, which is kept on its customer's premises, including a simplified, diskless workstation or thin client, and a multi-function router that is entirely managed and maintained by us. The system can also include Internet-access services provided by a user selected telecommunications partner/provider. The final piece of the system is the data center, which is located in Tacoma Washington. This facility, with redundant power, bandwidth, and cooling, houses the server equipment and routers. While this is the recommended configuration for customer use to take advantage of the full IQ Delivery System, customers are free to choose which components they use.

     In the process of developing the IQ Delivery System, our management believes we have acquired valuable technological expertise. We have created new methodologies and produced proprietary hardware and software that is believed to be essential to the configuration and effective management of Internet-based networks and outside deployment of shared software applications


Results of Operations

     During the year ended May 31, 2000 (Fiscal 2000), we had limited active operations, and therefore, we believe that a comparison of the results of operations of Fiscal 2000 to the year ended May 31, 2001 (Fiscal 2001) has limited value for evaluating trends and/or as a basis for predicting future results.

     We incurred a net loss of $14,075,218 for Fiscal 2001 and a $3,778,867 loss for Fiscal 2000. The respective fiscal year losses resulted primarily from: (1) providing discounted or free services as we test- marketed our products and services, (2) initial network, infrastructure, and research and development costs associated with start-up operations, (3) increases in salaries and related benefits, reflecting headcount increases in our technical, development, sales, marketing, finance, accounting, and administrative staff,
(4) increased professional and consulting fees, and (5) the issuance of warrant and options for services.

     Total revenue for Fiscal 2001 was $493,008, an increase of $257,200 over Fiscal 2000. The primary sources of Fiscal 2001 revenue includes: (1) seat subscription revenue of $379,423, (2) managed software and support service revenue of $76,208, and (3) hardware and software sales revenue of $9,975. We expect future revenue from all sources to trend away from our practice of providing discounts and free offerings experienced in Fiscal 2001 as we continue to develop our sales and implement our sales and marketing strategies, increase consumer understanding and awareness of our technology and prove our business model.

     Our continued growth is significantly dependent upon our ability to generate sales relating to our subscription and managed software services. Our main priorities relating to revenue are: (1) increase market awareness of our products and services through our strategic marketing plan, (2) growth in the number of customers and seats per customer, (3) continue to accomplish technological economies of scale, and (4) continue to streamline and maximize efficiencies in our system implementation model.

                                    - 23 -
===============================================================================

COSTS AND EXPENSES

     During Fiscal 2001, we recorded direct costs of services of $1,258,932, an increase of $469,025 over the limited operations experienced in Fiscal 2000. Network and infrastructure costs were $154,445 for Fiscal 2001, which is an increase of $60,142 from Fiscal 2000.

     Selling, general, and administrative costs increased to $4,572,004 in Fiscal 2001, an increase of $2,715,782 over Fiscal 2000. The increase is a direct result of: (1) the continuing build-out of our infrastructure, including hiring management and support staff, (2) the development of the sales and delivery systems, (3) continued increase of professional and consulting fees, and (4) the issuance of options and warrants. In addition, non-cash compensation and service expense for Fiscal 2001 and 2000 was $4,242,072 and $1,116,666, respectively, which is the fair value of common stock, options and warrants issued for services.

      Total interest expense increased to $3,941,175 during Fiscal 2001 versus $98,611 in Fiscal 2000. The increase was due primarily to: (1) accounting for non-cash interest recognized on the fair value of warrants issued with notes payable and convertible debentures, (2) interest recognized for the beneficial conversion features on the conversion of debentures and notes payable, (3) for the reductions in the original conversion prices offered significantly below the fair market value of the common stock on the conversion dates, and
(4) capitalized equipment lease obligations. Accounting for non-cash interest resulted in $3,680,583 and $23,600 of the reported expense for Fiscal 2001 and 2000, respectively.

     Other income decreased $35,217 during the same time periods, primarily due to trademark revenue that commenced in Fiscal 2000.


LIQUIDITY AND CAPITAL RESOURCES

     Insynq had cash and cash equivalents of $26,900 as of May 31, 2001, and $106,806 at May 31, 2000, and a deficit in working capital of $4,111,060 and $441,029 at the same dates, respectively. For Fiscal year ended May 31, 2001, Insynq used cash in its operating activities and investing activities totaling $3,711,974 and $2,809,240, respectively.

     We finance our operations and capital requirements primarily through private debt and equity offerings. For the twelve months ended May 31, 2001, we received cash totaling $2,929,887 from the issuance of notes payable and convertible debentures, most of which were converted into common stock as of May 31, 2001. For the same period ending May 31, 2000, we received cash totaling $100,000 from a stockholder advance. During Fiscal 2001, we received $734,320 and $2,853,402 during Fiscal 2000, from the sale of common stock and the issuance of common stock for the exercise of options and warrants.

     In June 2001, we negotiated a private financing transaction in the amount of $1,200,000 in the form of convertible debentures and warrants to purchase common stock. However, our continuation as a going concern is dependent on our ability to obtain additional financing and generate sufficient cash flow from operations to meet our obligations on a timely basis.

     From June 1, 2001 through July 25, 2001, we raised additional funding of $557,000 through: (a) the exercise of options, (b) a promissory note, and
(c) the issuance of convertible debentures.

     As of July 25, 2001, we are in technical default on one lease obligation. We have initiated discussions to restructure this obligation.

                                    - 24 -
===============================================================================

     As of May 31, 2001, we were late in payment of certain creditor trade payables of approximately $823,000. In June 2001, our management negotiated either substantial reduction of amounts owed or negotiated more favorable long-term payment plans. These negotiations were well received by our vendors. In addition, approximately $493,000 of business and payroll taxes are delinquent, plus $103,000 of related assessed penalties and interest. Again, we have initiated contact with the respective taxing authorities to work out an arrangement for payment plans in settlement of these tax obligations although definitive workout agreements have not been finalized.

     Since September 2000, we began implementation of an internal cost restructuring of our operations, both in sales and marketing, as well in the executive management team, and other critical cost-cutting measures. In June 2001, we negotiated with many of our vendors to materially reduce amounts owed or attain more favorable long-term payment terms. As a result of these measures, we have tightened the controls over our use of cash and, additionally, have taken steps to improve the billing and collection process. Our management forecasts the effects of these changes will result in a substantial improvement of monthly cash flows. In addition to these changes, we have implemented a marketing program through our recently developed accounting vertical, which has dramatically reduced customer acquisition costs. The combination of the internal restructuring efforts and increased operational efficiencies will allow us to move toward profitability and to achieve our business plan and goals. We are also aggressively pursuing opportunities to merge and/or acquire compatible companies with which to leverage management, financial and operational resources. We believe these changes and strategies will position us well for future opportunities.

     We have recently signed several sales and marketing agreements and our management anticipates that revenues will take a significant upward movement over the twelve months as a result of these and other anticipated agreements. In particular, an agreement with an accounting affiliation of approximately 60,000 subscribers has recently been finalized. The adoption of the IQ Managed Service Provider (MSP) solution by these and other accountants is providing access to professional accounting organizations and their client bases. In addition, we are currently negotiating with two large national corporations to provide hosting and application services. We conservatively estimate that these key agreements are expected to substantially increase monthly recurring revenues by the end of the next twelve months. The immediate performance in this market indicates that use of enabling technologies for accounting on-line and business process outsourcing is gaining momentum.

     Industry analysts have indicated that technology outsourcing, focused on business fundamentals, such as finance, accounting, customer relationship management and sales force automation, will be the primary adopters of MSP solutions in the next year. We are focusing all possible resources in developing our domain expertise in these areas to gain additional leverage and build broader service offerings that compliment our current services already being delivered to those markets.

     We cannot be sure that we will be able to obtain the additional financing to satisfy the cash requirements or to implement the growth strategy on acceptable terms, or at all. If we cannot obtain such financing on acceptable terms, the ability to fund the planned business expansion and to fund the on-going operations will be materially adversely affected. Presently, our management is pursuing a variety of sources of debt and equity financing. If debt is incurred, the financial risks associated with the business and with owning our common stock could increase. If enough capital is raised through the sale of equity securities, the percentage ownership of the current stockholders will be diluted. In addition, any new equity securities may have rights, preferences, or privileges senior to those of the common stock.

     Our continuation as a going concern is currently dependent on our ability to obtain additional financing, acquire strategic business entities and generate sufficient cash flow from our operations to meet, and in certain cases, restructure certain obligations on a timely basis. Based on revised Pro Forma projections, we believe that profitability can be achieved late in our fiscal year 2002. We also believe the need for additional capital going forward will be met from public and private debt and equity offerings. In essence, future operations will be dependent upon our ability to secure sufficient sources of financing, continuation of adequate vendor credit and increased sales of services.

                                    - 25 -
===============================================================================

     We currently have no arrangements or commitments for accounts or accounts receivable financing. We believe our need for additional capital going forward will be met from private debt and equity offerings, and, increasingly, from revenues from operations as we continue to implement our strategic plan; however, future operations will be dependent upon our ability to secure sufficient sources of financing and adequate vendor credit.

     We are currently developing and refining our acquisition and expansion strategy. If we expand more rapidly than currently anticipated, if our working capital needs exceed our current expectations, or if we consummate acquisitions, we will need to raise additional capital from equity or debt sources. We cannot be sure that we will be able to obtain the additional financings to satisfy our cash requirements or to implement our growth strategy on acceptable terms or at all. If we cannot obtain such financings on terms acceptable to us, our ability to fund our planned business expansion and to fund our on-going operations will be materially adversely affected. We are presently pursuing a variety of sources of debt and equity financings. If we incur debt, the risks associated with our business and with owning our common stock could increase. If we raise capital through the sale of equity securities, the percentage ownership of our stockholders will be diluted. In addition, any new equity securities may have rights, preferences, or privileges senior to those of our common stock.


                                 OUR BUSINESS

     Except for historical information, the following description of our business contains forward-looking statements based on current expectations that involve risks and uncertainties. Our actual results could differ materially from those set forth in these forward-looking statements as a result of a number of factors, including those set forth in this prospectus under the heading "Risk Factors."

General

     We are a provider of Internet Appliances, managed software services (through customer premises equipment (CPE) and application hosting), Web hosting services, and access to Internet marketing assistance and related equipment and services. We offer these as an integrated whole, either sold directly or on a fee or subscription basis.

     We target small and medium enterprises (SME) and the high-end segment of the small office and home office (SOHO) market for the sale of hardware and hosted software and access to Internet-related services. We provide these products and services by developing a customer subscriber base that adopts a cost-effective, on-line solution to building and maintaining an information technology (IT) system through the adoption of "Web-based" computing as an alternative to both local area networks and traditional client-server implementations. We concentrate on SME and SOHO customers and market ourselves as an Internet utility company that can cost-effectively provide all of the computer software, hardware, connectivity, and Internet- access needs for those markets.

     We currently have several independent software vendors, or ISVs, on line using our server-based computing services and anticipate signing various agreements with additional organizations in the next few months. In addition, we have recently completed initial training for existing ISVs, and we expect to further increase our subscriber base through their respective sales channels. Key ISV relationships currently in place include Remedy Corporation, Macola Software, and Novell, Inc.

     We believe our core competency is providing products and services related to server-based and hosted real-time computing.

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     History

     One of our predecessor companies, Xcel Management, Inc., formerly known as "Palace Casinos, Inc." (Xcel), was inactive from the end of 1995 until the consummation of an asset purchase transaction with another of our predecessor companies, Insynq, Inc., a Washington corporation (Insynq-WA). During the two-year period prior to the transaction with Insynq-WA, Xcel and its then management worked to complete a plan of reorganization confirmed in the United States Bankruptcy Court under Chapter 11 of the federal bankruptcy laws, and undertook necessary steps to position Xcel to seek a new business enterprise in which it could become involved, either through a merger or reorganization, or an acquisition transaction. These efforts resulted in the transaction with Insynq-WA, completed in February 2000.

     Xcel was originally incorporated in the state of Utah on May 22, 1980, under the name Ward's Gas & Oil, to engage in the oil and gas business. This business was terminated after a few years of operations. From November 1992 until approximately the end of 1995, Xcel (then called Palace Casinos, Inc.), was engaged, through its then wholly-owned subsidiary, Maritime Group, Ltd. (the Subsidiary), in the development of a dockside gaming facility in Biloxi, Mississippi. In April 1994, the Subsidiary completed the development of the Biloxi gaming facility, Palace Casino, and commenced operations. On
December 1, 1994, Xcel and its Subsidiary separately filed voluntary petitions for relief under Chapter 11 of the federal bankruptcy laws. Although the original bankruptcy petition was filed in the United States Bankruptcy Court for the District of Utah, Central Division, the supervision of Xcel's Chapter 11 proceedings was transferred to the United States Bankruptcy Court for the Southern District of Mississippi (the Bankruptcy Court). On September 22, 1995, Xcel, having been operating as a debtor-in-possession in connection with the bankruptcy proceeding, entered into an asset purchase agreement under the terms of which it agreed, subject to the approval of the Bankruptcy Court, to sell substantially all of its Subsidiary's operating assets. This transaction was approved by the Bankruptcy Court and completed in the end of 1995, with all of the net proceeds of the transaction being distributed to creditors. Following the completion of the sale of the Subsidiary's assets, Xcel had essentially no assets and liabilities and its business operations essentially ceased, except for efforts to complete a plan of reorganization, described below.

     In February 1999, Steve Rippon and Edward D. Bagley, Xcel's management at the time, submitted to the Bankruptcy Court, as plan proponents, a plan of reorganization (the Plan), which was confirmed by the Bankruptcy Court on June 16, 1999. Under the terms of the Plan: (a) all of Xcel's priority creditors were paid a total of $5,000; (b) unsecured creditors, holding between $300,000 and $500,000 in claims, were issued pro rata a total of 90,000 shares of post- bankruptcy common stock in full satisfaction of such obligations; and
(c) all of the equity holders of Xcel common stock were issued, pro rata, a total of approximately 90,000 shares of common stock in lieu of a total of 8,794,329 shares of preferred and common stock issued and outstanding, with the result that .0102 shares of common stock were issued for each previously outstanding share of common stock. Under the terms of the Plan, all of Xcel's outstanding warrants and options expired. In connection with the Plan, Messrs. Rippon and Bagley, creditors of the estate and the plan proponents, were elected as Xcel's officers and directors, and were issued a total of 1,620,000 shares of common stock (810,000 shares each) in consideration of their contributions of services and approximately $20,000 in cash provided to pay for legal services and costs incurred in the Plan confirmation process and related activities.

     Following the confirmation of the Plan in June 1999, Xcel completed the Plan in accordance with its terms. Immediately following the confirmation of the Plan, Xcel had a total of approximately 1,800,000 shares of common stock, par value $0.001 per share, issued and outstanding. On December 3, 1999, the Bankruptcy Court, after reviewing the efforts by the plan proponents, issued an order closing the bankruptcy estate.

     Subsequent to the completion of the Plan, Xcel undertook efforts to complete updated financial statements, to prepare and file updated periodic reports with the Securities and Exchange Commission, and to undertake actions to enable Xcel to seek a business opportunity for acquisition or involvement by Xcel. These efforts resulted in the asset purchase transaction with Insynq-WA.

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     On January 26, 2000, Xcel entered into an asset purchase agreement (Asset
Purchase Agreement) with Insynq-WA. Since September 1998, Insynq WA was engaged in providing hardware, software, computer Internet and related connectivity services and products to the SME and SOHO markets. On or about that same time, Insynq-WA engaged in a 1.41056 to 1 stock split. The terms of the Asset Purchase Agreement were substantially completed on February 18, 2000. Under the terms of the Asset Purchase Agreement, Xcel acquired substantially all of the assets of Insynq-WA and assumed substantially all of the obligations of Insynq-WA, in exchange for the issuance by Xcel of a total of 7,604,050 shares of restricted common stock of Xcel to the Insynq-WA shareholders pro rata in a liquidating distribution. As a result of the transaction, Xcel had a total of approximately 9,404,050 shares issued and outstanding, of which the former Insynq-WA shareholders held 7,604,050 shares, or approximately 80.9%.
In connection with the Asset Purchase Agreement, Insynq-WA obtained approval of the sale of its assets by its shareholders at a duly called and convened shareholders' meeting.

     As a result of the Asset Purchase Agreement, Xcel acquired essentially all of the assets, tangible and intangible, of Insynq-WA and became engaged in Insynq-WA's business. These assets included computer hardware and software and related equipment, furniture and fixtures, proprietary technology developed by Insynq-WA, all contractual rights including capitalized lease equipment and other leasehold rights, trade names and trademarks, all client lists and marketing data and materials, cash and cash equivalents, accounts receivable, inventory, work-in-progress and related assets. Xcel also assumed essentially all of the obligations and liabilities of Insynq-WA, including capital lease obligations on equipment, accounts payable, accrued payroll and other business taxes, notes payable, and other liabilities. In addition to such liabilities, Xcel agreed to assume all other contractual obligations of Insynq-WA. In that regard, Xcel entered into employment contracts with certain individuals who were executives or key employees of Insynq-WA on substantially the same terms as the terms of employment between Insynq-WA and such individuals.

     Prior to September 1998, the business which ultimately became Insynq-WA's business was under development as a potential product/services line of Interactive Information Systems Corporation (Interactive), a company wholly owned by M. Carroll Benton, our secretary, treasurer and chief administrative officer. In September 1998, Interactive transferred to Charles Benton, husband of Ms. Benton and then a creditor of Interactive, in satisfaction of a debt obligation owed by Interactive to Charles Benton, all of Interactive's right, title and interest in and to (1) certain equipment and other tangible personal property, and (2) the intellectual properties, computer software, trademarks, copyrights, ideas, work-in-progress, and other tangible and intangible property comprising the system known as the "Insynq Project" which later developed into our IQ Delivery System. Mr. Benton then contributed all of the Insynq Project intellectual property assets to Insynq-WA in exchange for the initial shares of common stock issued by Insynq-WA at the time of its formation. Mr. Benton also sold the equipment and other tangible property to the newly formed Insynq-WA in exchange for a note. Mr. Benton then sold all of his shares of Insynq-WA common stock to M. Carroll Benton and John P. Gorst, our Chief Executive Officer, Chairman of the Board and President. Insynq-WA continued the development of the Insynq Project business until February 18, 2000, when Xcel acquired all of that business under the terms of the Asset Purchase Agreement.

     Under the Asset Purchase Agreement, Xcel also agreed to assume all equipment leases, leaseholder obligations covering office space utilized by Insynq-WA, all consulting contracts, and all other contract obligations. Finally, at the time of completion of the Insynq-WA asset acquisition, Insynq-WA had outstanding to various shareholders a number of warrants and options which entitled the holders to purchase shares of restricted common stock of Insynq-WA, which warrants and options were converted into like warrants and options to purchase shares of Xcel's common stock.

     On August 3, 2000, at a special meeting of shareholders, Xcel completed a re-incorporation merger with its wholly owned subsidiary, Insynq, Inc. (Insynq), a Delaware corporation, pursuant to a Plan of Merger dated
June 30, 2000. Pursuant to the Plan of Merger, each shareholder of Xcel received two (2) shares of Insynq common stock for each one (1) share of Xcel stock held on the date of the merger.

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                                 The Industry

     According to an industry report issued this year by Gerard, Klauer, Mattison and Company, "ASPs [application service providers] can improve technology implementation time by 50% - 75%. Additionally, migrating from a fat client desktop to a thin client ASP can reduce fully loaded expenses per desktop by 50% to 60%."

     InsynQ further enhances the aforementioned value propositions by delivering a customer-premises equipment solution that can provide both a migration path to a less expensive computing model, as well as provide the customer with a fully managed and secure outsourcing option.

     Studies indicate that within one year there will be over 850,000 information technology staff openings, which is expected to grow to over 1 million vacancies. InsynQ solves the dilemma for businesses that are having trouble finding qualified staff to maintain their infrastructures, by providing access to a fully managed information technology service that is affordable and quickly scalable.

     Cahners In-Stats Research estimates that 40% to 55% of US employees online will utilize some sort of online computing services from an ASP. Ray Laracuenta, Gartner Group Vice President & Research Director, stated in an Information Week article that "by 2003 more than half of all midsize companies will have outsourced their packaged applications." He recommends outsourcing accounting, payroll, enterprise resource planning, customer-relationship management, and business-to-business Web sites. "This will let medium-sized companies focus IT talent on more strategic e-business initiatives that can drive revenue growth as opposed to cutting costs."

                             The Internet Industry

     The Internet is fundamentally changing the way businesses interact with their customers, partners and other businesses and has become an important medium for both commerce and communications. Improvements in the quality and reliability of global telecommunications networks and common Internet protocols permit large volumes of data to be delivered to end users over a variety of Internet-enabled devices. Businesses are now able to access and distribute a wide array of software services over the Internet, allowing them to, among other things, implement supply chain management solutions and migrate other operating functions on-line, market and sell products and services to customers and offer web-based customer self-service programs. As a result, businesses are substantially increasing their investments in Internet sites, services, software, network infrastructure, information technology personnel and hardware to leverage the reach and efficiency of the Internet.

     Even as companies have increased their investments in Internet infrastructure, the complexity of successfully deploying and maintaining Internet operations continues to increase. In particular, the software infrastructure required to deploy and maintain large-scale Internet operations has become increasingly complex. For example, businesses deploying large-scale Internet operations can choose from multiple software applications with varying levels of functionality, including transaction processing, personalization and enterprise systems integration. In addition, with increasing globalization, businesses often must maintain their operations in multiple locations and design their infrastructure to accommodate local standards, while remaining synchronous with operations in other geographies.

     The in-house expertise required to meet these challenges is significant and typically requires a host of technical specialists, including network administrators, systems administrators, database administrators, security experts, monitoring and management experts, project managers, software operations specialists, troubleshooting specialists and performance engineers. It is often difficult, time consuming and costly to hire and retain these experts. Even if businesses can effectively hire and retain these experts, deploying this talent to maintain a business' Internet infrastructure is inefficient as it diverts these resources from enhancing a business' core competencies.

     To effectively manage the increasing complexity of Internet operations, we believe that companies require a new set of infrastructure services to run Internet operations on an automated and global basis. A reliable, secure, scalable and cost-effective software infrastructure network would permit businesses to focus on their core competencies and provide greater functionality and flexibility than they could otherwise attain on their own. Businesses could also access a global and robust technology infrastructure without incurring the time or financial costs associated with building out equivalent functionality on their own. In addition, businesses would be able to access the operations capacity they require to efficiently run their Internet-based software applications and to efficiently increase or reduce that capacity as business needs dictate. The solution would also consistently deploy and maintain businesses' Internet operations across multiple locations via centralized network operations centers.

     We provide all of these key services in an affordable and easy to deliver package. Corporate IT departments have a resource that they can depend on to deliver advanced technology solutions. The demand for these services, combined with our ability to deliver, has fueled the exceptional growth and opportunities that we are experiencing.

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

                                The Technology

     We believe that the following key features of our technology allow us to provide superior services to our clients:

Our Proprietary IQ Delivery System

     Our Internet Utility service and our IQ Delivery System were originally developed by Interactive, a computer integration company located in Tacoma, Washington. The early stages of the IQ Delivery System was purchased by Insynq- WA in September 1998, and was subsequently assumed by Xcel as part of the Insynq-WA asset purchase agreement in February 2000. The complete IQ Delivery System includes managed network and application services, and can span from a customer's keyboard to the data center. We provide certain equipment, which is kept on our customer's premises, including a simplified, diskless workstation, or Thin Client, and multi-function router that we manage and maintain. The system can also include Internet-access services provided by Global Crossing or another provider. The final piece of the system is the data center, which is located in Tacoma, Washington. This facility, with redundant power, bandwidth, and cooling, houses our Hewlett-Packard server equipment and Cisco routers. While we recommend that customers use the full IQ Delivery System, they are free to choose which components they use.

     In the process of developing the IQ Delivery System, we believe we acquired valuable technological expertise. We have created new methodologies and produced proprietary hardware and software that we believe is essential to the configuration and effective management of Internet-based networks and outside deployment of shared software applications. Some of our key employees are certified as Microsoft Systems Engineers, Microsoft Certified Professionals, Certified Netware Administrators, Certified Citrix Administrators, Certified Netware Engineers and Certified Cisco Architects.

     To support Microsoft Corporation's Windows-based applications, the IQ Delivery System uses proprietary Citrix Systems, Inc. independent computer architecture, or ICA, protocol to increase end-user performance and reduce a customer's total cost of owning and maintaining computer hardware and software. Our technology utilizes a simple appliance at the client site that allows us to manage all hosted application processing functions. The centrally managed servers also house customers' data, provide storage and backup, file and directory security, and anti-virus protection.

     The IQ Delivery System receives and transmits information in the form of images rather than data, requiring less bandwidth than traditional client-server configurations. Customers may connect to the IQ Delivery System via a variety of carriers and connectivity technologies, including public access over the Internet with encryption, through private connections, or other available access methods. Properly scaled and provisioned connections, whether public or private, generally provide a quality end-user experience.

     The first type of customer configuration, Internet browser-based Thin Client devices, also called Internet Appliances, allow a user to interact with Internet content using only a monitor, keyboard, and a mouse. The Internet Appliance actually does very little since its functions are limited to sending user instructions to an outsourced provider. Using the IQ Delivery System, an Internet Appliance communicates the user's data-entry and retrieval commands to servers located at the data center, where all computing functions are performed. Internet Appliances do not have disk or tape drives which generally increases customer productivity by restricting users' ability to install extraneous software applications, such as computer games, or tamper with a computer's operating system. This access device imposes a singleness of purpose upon the operation, and improves manageability, simplicity, and reliability. This is the user option recommended by us.

     The traditional workstation, utilizing a central processing unit, or CPU, and disk resources, constitutes the second type of customer configuration. These customers may need to use fully-equipped workstations for certain individual seats that utilize non-Windows software applications or very specialized, complex applications such as computer aided design, or CAD, programs. This is not our recommended option because it does not free the customer from the technical problems and service costs associated with maintaining this type of configuration. Customers may choose to use existing workstations to connect to the IQ Delivery System, and can be accomplished by using a Citrix ICA software client and a standard network interface card, or NIC. However, because this machine uses an operating system that Insynq does not manage, the workstation may be more susceptible to various failures.

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

     Once connected to the IQ Delivery System, users can acquire any of the following computer services:

     VIRTUAL OFFICE - We can establish a virtual office for a customer, allowing professionals, employers, employees, clients, and customers to utilize a wide variety of software applications and/or interact directly in a network environment. This office is always open, irrespective of the time of day or the user's location.

     OFFICE SUITE - Customers may select from one of three (3) Office Suites as part of the virtual desktop subscription. Customers may also select from a wide variety of fully supported Windows-based software. We serve some vertical markets and in many cases incorporate specialized software for these customers. We regularly test new applications and make them available to our customers. If a customer wishes to use Windows-based software that is not already offered for use with our service, we may test, and subsequently configure, load, and maintain compatible applications for an additional monthly fee.

     INTERNET CONNECTION - We may provide customers with connectivity to the Internet at a discounted rate as part of our service.

     WEB SITE HOSTING - For an additional fee, we may put the customer's Internet Web site on one of our servers and host the site for them. Further, we can assist our customer in performing Web site changes and updates.

     DATA BACK-UP AND STORAGE - The IQ Delivery System provides daily automatic backup of customer data on high-speed tape and logs the backups. Upon request, a customer can receive their backup data and related backup logs. On average we provide one (1) gigabyte of data storage with each business subscription. For larger customers, we tailor storage requirements to the customers' needs and price it accordingly.

     SECURITY - Our IQ Delivery System generally raises the level of a customer's computer security in several ways. First, our servers are located in biometrically secured rooms, with keycard access. Second, customers utilizing thin client technology additionally prevent unauthorized disk installation and installation of extraneous software, both of which can introduce computer corruptions and viruses. Third, access to customer data is restricted through the use of secured application servers located at the data center, which is protected by firewall filters and Internet protocol based networking rules. Last, customer data is rarely transmitted; transmissions between the customer's site and the servers located in the data center generally occur in the form of indecipherable, encrypted images.

     REDUNDANCY - Our IQ Delivery System secures customer data on redundant disk arrays with ready spare disk drives. We make a best effort to assure application redundancy so that if one server fails, we can reroute customers to similar servers, thereby minimizing customer downtime.


Our Strategic Plan

     We have targeted the following businesses as our primary markets:
(1) businesses with multiple office locations, (2) businesses with a highly mobile workforce, and (3) high-growth and startup organizations.

     We believe we are different from our competitors because we fill the real need of enterprises, also referred to as SME and SOHO users, who require reliable information technology, including propriety and off-the-shelf software, hardware, and all related services at a cost-effective price. Our challenge is to educate our target markets on the cost savings associated with hosted Web- based computing as an alternative to traditional local area networks and client- server implementations. We will position our product and service offerings as the high-quality, value-added alternative to traditional computing models.

                                    - 31 -
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

     We will promote, market and sell our services in order to achieve our goals through one primary method --through indirect channels involving strategic relationships with Internet service providers, or ISPs, connectivity companies, ISVs, managed service providers, or MSPs, and other ASPs, and telephone and computer hardware, software resellers and reseller channels. There is no assurance, of course, that we will be successful in accomplishing our goal.

     While we believe that it is paramount that we remain focused on our plan, we must have the ability inherent in small companies to adapt to changing market conditions.

     In addition to internally generated growth, we intend to expand our business through strategic acquisitions in the United States and possibly abroad. We believe our acquisitions will allow us to accelerate our penetration of key geographical markets, broaden our offerings of products and services, and expand our technical staff and sales entry points. To attain that goal, we are aggressively pursuing opportunities to merge and/or acquire compatible companies with which to leverage management, financial and operational resources. We believe these strategies will position us well for future opportunities. There can be no assurance, however, that we will be able to implement such strategies.


Recent Restructuring

     Until recently, we operated several satellite sales offices in central and southern California and in Washington state, selling our hosted and managed network services to SMEs. In September 2000, we completed our test marketing allowing us to focus on our strategic alliance program, which we believe has proved to be a more beneficial method of increasing awareness and generating market share of our products and services.

     We have implemented cost restructuring strategies of our operations, both in sales and marketing and in our executive management team, and implemented certain cost-cutting measures. We believe this restructuring and the cost-cutting measures, which resulted in a workforce reduction of approximately 31 people - mostly in sales-related positions - in addition to changes to our executive management team, will allow us to (1) reduce operating costs, (2) provide operational efficiencies, and (3) focus on the development of strategic alliances in preparation for future growth initiatives.

     As part of our corporate cost restructuring, we consolidated our sales activities into our corporate headquarters office in Tacoma. We are planning a redeployment of a national direct sales force in the future to augment our strategic alliance program; however, there can be no assurance that the redeployment will occur.

     In addition to the restructuring, retroactive to September 1, we reduced salaries and benefits for certain members of executive management and certain other employees. In addition, as of June 30, 2001, we have successfully negotiated with many of our vendors to materially reduce the amounts owed or to extend more favorable payment terms.

     We believe that the combination of the restructuring, the salary reductions and negotiated trade payables will substantially reduce our corporate overhead.

Sales and Marketing

     Our market research and test marketing efforts have resulted in our targeting the SME market and the SOHO market. Although specific definitions for these market segments vary somewhat, we view the high-end SOHO market to represent small offices with up to 10 employees, and the SME market to represent companies that employ approximately 11 to 100 people. We will occasionally pursue larger opportunities.

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     The report dated August 1999 produced by Cahners In-Stat-Group entitled
"Small Company Problems, Future Web-based Computing Solutions: Demand for Application Services in the Small and SOHO Business Market" found that the market has never been better for the ASP industry, particularly for service providers targeting small companies. Customers' increased understanding of technology, pressures to implement business strategies over the Internet, and growing confidence in the Internet has set the stage for what we expect to be a booming market.

     In relation to the SME market, Cahners In-Stat Group states the following:

     * small companies will spend more than $7 billion on application services by 2004, and the majority of the spending will likely be part of broadband connectivity;

     * by 2004, Cahners In-Stat estimates more than 3 million or more small companies will use application services, likely subscribing to them through a carrier or broadband connectivity provider; and

     * In-Stat believes carriers will emerge as the most influential channel for ASPs targeting small companies, as these vendors will focus on re-positioning themselves as "business service providers," endeavoring to surround their customers with business solutions in addition to high-speed connectivity.

     We believe the SME market is very dependant on reliable information technology. Computers are used for a range of functions including accounting, shipping, inventory, internal and external communications, and personal productivity. Small enterprises are typically not large enough, however, to have dedicated information technology departments like those found in larger businesses. This, coupled with deficiencies in software automation and the associated networks to run them, has impeded their efficiency and ability to compete with more technically enabled competitors.

     As a result, many SME customers have become willing to outsource their information technology and software application hosting to ASPs. We believe this outsourcing decision allows these companies to focus on their core competencies rather than the nuisance and overhead associated with managing an information technology infrastructure. The outsourced information technology services and pay-as-you-go application subscription that we provide enables our customers to enjoy the most advanced computing capabilities available, with higher reliability, and at a lower cost than these companies are currently experiencing.

     Our target SOHO customer is as dependent on reliable information technology as any other business. We believe our standard SOHO customer will be a multi- user installation using desktop publishing, accounting, Internet, and administration software as well as job specific software needs. We believe we will be able to offer an attractive proposition to the service-oriented and security-oriented buyers for a cost-effective price.

     We target professional firms including: graphic artists, writers, consultants, accountants, lawyers, doctors and dentists. We also target individuals who maintain home offices for part-time or personal use.

     We leverage existing relationships to dramatically accelerate market penetration and reduce the cost of producing new sales. We are currently pursuing a three-pronged distribution approach, with plans to pursue a fourth channel as the market matures. The first three channels of distribution include: telecommunication providers, direct sales, and independent software vendors. The fourth channel is retail.

     First, we will target telecommunication providers to tap new revenue streams through their sales organizations. Second, we will develop sales through alternate channels involving a variety of companies whose core competencies complement ours. Several key information technology and carrier market drivers are reshaping the direction of this segment. The channel sales department will leverage these changes to develop a significant value proposition that can be used by the carrier sales channels as an enhancement and differentiator for their core product offerings.

     Third, we will target the ISV market, which is comprised of thousands of U.S. software companies. In late 1999, our research revealed that a large percentage of traditional client-server independent software vendors were in the early stages of determining how the Web-based model of application delivery would fit in with their respective businesses. Many prominent independent software vendors are seeing declines in revenue from Fortune 1000 companies as this market saturates. A number of these independent software vendors conducted market research, which subsequently identified a significant recurring revenue stream that promised not to negatively impact their traditional revenue sources including client-server software sales and installations.

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

     As a result, a growing number of ISVs are turning toward the SME market for growth. We differentiate ourselves by offering a complete delivery system and offer a unique strategic alliance approach that includes both joint marketing and joint sales efforts.

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

Competition

     The market for Internet infrastructure services is rapidly evolving and intensely competitive. We expect competition to persist and intensify in the future. In addition to in-house solutions, our primary current and prospective competitors include: providers of co-location or web site hosting and related services; technology vendors that have recently announced their intentions to offer some of the services that we offer currently to a portion of our targeted customer base; and providers of Internet systems integration or professional services.

     Many of our competitors have longer operating histories, significantly greater financial, technical, and other resources, or greater name recognition than we do. Our competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements. Competition could seriously harm our ability to sell additional services on terms favorable to us. Competitive pressures could cause us to lose market share or to reduce the price of our services, either of which could harm our business, financial condition and operating results.

     We believe that the principal competitive factors in our market include: quality and reliability of services offered; scope of supported applications and technology platforms; scalability of the operational environment supported; extent to which the services offered provide a complete solution to a potential customer's operations requirements; engineering and technical expertise and development of automation software; rapid deployment of services; quality of customer service and support; and price. Although we believe our services compete favorably with respect to each of these factors, the market for our services is new and rapidly evolving. We may not be able to maintain our competitive position against current and potential competitors, especially those with greater resources.

     We compete in a highly competitive market for computer services. The principal competitive factors include technical innovation to meet dynamic market needs, product performance and reliability, ease of installation and use, customer service and support, marketing, and financial strength.

     There are several segments within the application-hosting industry. Companies that are not currently focused on the SME or SOHO markets will not be discussed in this document. We have identified the following competitors in the SME and/or SOHO segments of the ASP market.

     Identified as a primary ASP competitor, FutureLink is backed by $35 million in funding and is a public company. A viable contender for the ISV market, FutureLink places higher emphasis on larger organizations with larger seat counts.

     Breakaway Solutions is a pure ASP, providing sales and support for vertical applications that include Vignette's e-marketing software, Silknet's eCRM, OnDisplay's Centerstage product suite and Brio's Internet portal and analytic tools.

                                    - 35 -
===============================================================================

     Originating in Norway, Telecomputing recently established a U.S. headquarters in Fort Lauderdale, Florida. While being a viable contender for the mid-market, Telecomputing does not appear to pose a present threat to us in the SME and SOHO markets, having a higher emphasis on larger companies with larger seat counts.

     Corio, Inc. and U.S. Internetworking also compete in the ASP market, although their primary focus is on the middle market, a segment that we are not specifically targeting with our marketing efforts.

Government Regulation

     There are currently few laws or regulations directly governing access to, or commerce upon, the Internet. Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet, covering issues such as user privacy, pricing and characteristics and quality of products and services.

     Such legislation could dampen the growth in the use of the Internet generally and decrease the acceptance of the Internet as a communications and commercial medium, and could, thereby, have a material adverse effect on our business, results of operations and financial condition. Other nations, including Germany, have taken actions to restrict the free flow of material deemed to be objectionable on the Internet. In addition, several connectivity carriers are seeking to have connectivity over the Internet regulated by the Federal Communications Commission (FCC) in the same manner as other connectivity services. For example, America's Carriers Connectivity Association has filed a petition with the FCC for this purpose. In addition, because the growing popularity and use of the Internet has burdened the existing connectivity infrastructure and many areas with high Internet use have begun to experience interruptions in phone service, local telephone carriers, such as Pacific Bell, have petitioned the FCC to regulate ISPs and online service providers, or OSPs, in a manner similar to long distance telephone carriers and to impose access fees on the ISPs and OSPs. If either of these petitions is granted, or the relief sought therein is otherwise granted, the costs of communicating on the Internet could increase substantially, potentially slowing the growth in use of the Internet, which could in turn decrease the demand for our products.

     Also it is possible that laws will be adopted or current laws interpreted in a manner to impose liability on online service providers, such as us, for linking to third party content providers and other Internet sites that include materials that infringe copyrights or other rights of others. Such laws and regulations if enacted could have an adverse effect on our business, operating results and financial condition. Moreover, the applicability to the Internet upon the existing laws governing issues such as property ownership, copyright defamation, obscenity and personal privacy is uncertain, and we may be subject to claims that our services violate such laws. Any such new legislation or regulation or the application of existing laws and regulations to the Internet could have a material adverse effect on our business, operating results and financial condition.

     In addition, as our products and services are available over the Internet in multiple states and foreign countries, such jurisdictions may claim that we are required to qualify to do business as a foreign corporation in each such state or foreign country. We are qualified to do business only in the states of Washington and California, and our failure to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties and could result in the our inability to enforce contracts in such jurisdictions. Any such new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the Internet and other online services could have a material adverse effect on our business, results of operations and financial condition.

     At present, we do not collect sales or other similar taxes in respect of sales and shipments of our products through Internet purchases. However, various states have sought to impose state sales tax collection obligations on out-of- state direct marketing companies similar to us. A successful assertion by one or more of these states that it should have collected or be collecting sales tax on the sale of our products could result in additional costs and corresponding price increases to its customers. The U.S. Congress has passed legislation limiting for three years the ability of states to impose taxes on Internet-based transactions. Failure to renew this legislation could result in the broad imposition of state taxes on e-commerce.

                                    - 36 -
===============================================================================

Customer Services

     Our Customer Support Service is comprised of Customer Service Representatives, Customer Support Representatives (the Help Desk) and is further supplemented by Senior Technical Support Representatives consisting of Microsoft, Citrix, Novell and Cisco Certified Engineers and Insynq Server Technicians. The Help Desk is available via toll-free telephone lines to offer support for any aspect of the IQ Delivery System.

Intellectual Property and Proprietary Rights

     We regard our service marks, trademarks, domain names, and similar intellectual property as critical to our success. We have applied for federal trademark or service mark registration of a number of names and terms, including "Insynq," "Your Internet Utility Company," "Interlynq," and "Idesq." Our domain names include, INSYNQ.com, ON-Q.net, SIMPLENETWORKS.net, APPLICATIONVAULT.com, MESSAGEIQ.com, OURACCOUNTING.com, OURBOOKEEPER.com, and RAPIDNETWORKS.com, all of which are now owned by us. We have also applied for a patent covering our multi-platform network application management and connectivity system: our InterLynQ and IdesQ CPE solution.

     We rely on trademark, unfair competition and copyright law, trade secret protection and contracts such as confidentiality and license agreements with our employees, customers, partners, and others to protect our proprietary rights. Despite precautions, it may be possible for competitors to obtain and/or use the proprietary information without authorization, or to develop technologies similar to our and independently create a similarly functioning infrastructure. Furthermore, the protection of proprietary rights in Internet-related industries is uncertain and still evolving. The laws of some foreign countries do not protect proprietary rights to the same extent, as do the laws of the United States. Protection for proprietary rights in the United States or abroad may not be adequate.

     We intend to continue to license certain technology from third parties such as Citrix, Microsoft, and others, for our technologies that support business systems. The market is evolving and we may need to license additional technologies to remain competitive. We may not be able to license these technologies on commercially reasonable terms or at all. In addition, we may fail to successfully integrate licensed technology into our operations.

     Although we have not yet experienced infringement or misappropriation of our intellectual property or similar proprietary rights, it may be anticipated that infringements and misappropriations will occur as our business grows and there is more brand loyalty attaching to our trade names and domain names. We intend to police against infringement or misappropriation. However, we cannot guarantee that we will be able to enforce our rights and enjoin the alleged infringers from their use of confusingly similar trademarks, service marks, telephone numbers, and domain names.

     In addition, third parties may assert infringement claims against us.
We cannot be certain that our technologies or trademarks do not infringe valid patents, trademarks, copyrights, or other proprietary rights held by third parties. We may be subject to legal proceedings and claims from time to time relating to the intellectual property of others in the ordinary course of our business. Intellectual property litigation is expensive and time-consuming and could divert management resources away from running the business.

Employees

     We currently have approximately 21 employees; (a) 9 management and clerical, (b) approximately 6 technical people, (c) 3 Customer Support personnel and, (d) an additional 3 marketing and sales personnel.

Management

     Our board of directors consists of John P. Gorst, M. Carroll Benton and David D. Selmon, each of whom took this position upon or shortly after the consummation of the asset purchase on February 18, 2000, and continued in these positions after the re-incorporation merger effected on August 3, 2000. Our executive officers include: John P. Gorst, chief executive officer, president and chairman of the board, M. Carroll Benton, chief administrative officer, secretary and treasurer, and Joanie C. Mann, vice president of strategic alliances. In September 2000, DJ Johnson resigned his position as our chief financial officer, and we appointed Stephen C. Smith as our interim chief financial officer while we conduct a nationwide search for a full-time chief financial officer. In January 2001, William G. Hargin, executive vice president of marketing, resigned. In April, James R. Leigh, III, president and chief technology officer resigned from executive management to become our general manager of technical operations; while in May 2001, James A. Zachman resigned as senior vice president to take on a consultative role with us.

                                    - 37 -
===============================================================================

Need For Additional Capital

     In order to execute our long-term and short-term strategic plans and to continue our operations, we need to continue to raise funds through public or private debt or equity financings. Consistent with this approach, we have entered into various non-exclusive financial advisory agreements, including, but not limited to, an agreement with MG Securities Group, Inc., a member of the National Association of Securities Dealers, Inc., dated May 17, 2001, to act as placement agent for an offering of our three year convertible secured debentures, $10,000.00 value per certificate. The offering will be for a minimum of two million dollars ($2,000,000) and a maximum of three million dollars ($3,000,000) of gross proceeds. The term of the agreement is for a period of 120 days in connection with the offering, which will be a non public offering pursuant to Regulation D under the Securities Act. MG Securities has agreed that it will exercise its best efforts to find suitable purchasers of the debentures, all purchasers of which will be "accredited investors" within the meaning of Regulation D. The offering is to be made to residents primarily in the states of California, Texas and New York, and pursuant to exemptions from registration provided by such states' securities laws. In consideration for the services rendered by MG Securities, we agreed to pay MG Securities an aggregate of 13% of all the securities sold and to reimburse MG Securities for its reasonable out of pocket expense and costs. In addition, we have agreed to issue to MG Securities up to one million (1,000,000) warrants to purchase shares of our common stock at a price of $0.25 per share. The warrants will be earned pro-rata based upon the number of debentures sold in the offering.

     In addition, we entered into a business advisory and consulting services agreement with Tarshish Capital Markets, Ltd., an Israel corporation, to provide expertise in completing mergers and acquisitions, raising funds and rendering strategic business advice, including leverage based buyouts. Pursuant to the terms of the Tarshish agreement, the we have agreed to pay to Tarshish a 13% success fee of all cash so invested through Tarshish's efforts and an equity success fee in the form of warrants to purchase our common stock equal to 10% of the funds raised. The exercise price for the warrants will be 110% of the equity as valued by the transaction

     There can be no assurance that we will be able to raise additional capital through any such financial advisory arrangements, including, but not limited to, MG Securities.


                                  PROPERTIES

     Our current headquarters are located in Tacoma, Washington, and consist of approximately 7,264 square feet of office space under a recently re-negotiated five-year lease expiring January 2006. In addition, we lease space in the Tacoma Technology Center under a newly negotiated twenty-four (24) month lease expiring May 31, 2003, and may be renewed upon written notice. Under our current internal cost restructuring plans, we have leased, for a term of one year, new facilities to house our customer, engineering and administrative support services. In addition, we have terminated our sales office facilities located in Tacoma, Washington and are no longer continuing to lease office space in Newport Beach, California. We believe that the new facilities arrangement will satisfy our future operations.

                                    - 38 -
===============================================================================

                               LEGAL PROCEEDINGS

     As described under "Our Business," in December 1994, our predecessor, Xcel, and its then wholly owned subsidiary, filed voluntary petitions under Chapter 11 of the Federal Bankruptcy Code. As a result of these filings, all litigation against Xcel was stayed. In June 1999, Xcel's new management submitted a plan of reorganization that was confirmed by the Bankruptcy Court. On December 3, 1999, the Bankruptcy Court issued an order closing the bankruptcy estate. As a result of these proceedings, Xcel was not a party to any material pending legal proceedings.

     On August 14, 2000, Kathleen McHenry (McHenry), the widow of a former shareholder of Insynq-WA, filed a lawsuit in the Superior Court of Washington against us, Insynq-WA, Ms. Benton, and Mr. Gorst. In May 1999, Mr. Gorst and Ms. McHenry entered into an agreement (the McHenry Agreement) whereby
Ms. McHenry sold to Mr. Gorst 2,500,000 shares of Insynq-WA left to her after her husband's death. The lawsuit alleged that both Mr. Gorst and Insynq-WA did not perform under the McHenry Agreement, and sought a rescission of that agreement, a decision from the court that the agreement was unenforceable, and damages in an unspecified amount. The parties have now reached a resolution of the lawsuit. Mr. Gorst has agreed to provide 1,500,000 of our shares held by him to Ms. McHenry in exchange for a complete release by Ms. McHenry of us, Gorst, Benton and Insynq-WA, as well as a dismissal of the lawsuit with prejudice. Mr. Gorst is retaining the right to vote, by proxy, the 1,500,000 shares being returned to Ms. McHenry for so long as Ms. McHenry continues to own such shares. Ms. McHenry's counsel is receiving 350,000 of the shares being returned to Ms. McHenry in payment of their legal fees, and Mr. Gorst is retaining the right to vote, by proxy, all such shares for so long as Ms. McHenry's counsel continues to own such shares.

     On October 23, 2000, former president and chief operating officer, Donald L. Manzano, filed a lawsuit against Insynq in the Superior Court of California, Placer County. The lawsuit alleged that we breached a written employment contract and an alleged oral employment contract, breached an alleged duty of good faith and fair dealing, committed fraud and deceit, and intentionally inflicted emotional distress upon him. Each of Mr. Manzano's allegations related to the cessation of his employment with us in approximately June 2000. He alleged that he had been damaged in an amount in excess of $3,000,000, the majority of such alleged damages stemming from his allegation that he may be unable to obtain employment with other employers in a position with compensation comparable to that which he alleges we would have paid him had his employment continued with us. He also sought punitive damages. The parties have now reached a resolution of the lawsuit. We have agreed to provide the following to Mr. Manzano in exchange for a complete release by Mr. Manzano of Insynq, as well as a dismissal of the lawsuit with prejudice: (a) a $10,000 payment and (b) 85,000 shares of restricted common stock.

      On May 17, 2001, subsequent to a lawsuit filed in Pierce County, State of Washington, by the landlords of our corporate headquarters and data center seeking restitution of delinquent rent in the amounts of $28,925.23 and $21,000.00, respectively, we entered into a settlement agreement with Howe/Horizon Holdings, LLC and Horizon Holdings I, LLC. We settled (a) the Broadway Facilities by signing a new five year from a then two year lease; vacate suite 200 and lease suite 400; an additional security deposit in the amount of $21,200; issued 290,000 shares of our common stock and a warrant to purchase 800,000 shares of our common stock at an exercise price of $0.50 per; and, (b) the Tacoma Technology Center, by signing a new two year lease with a $1,000 a month increase with no previously contracted reciprocal management fee; issued 210,000 shares of our common stock and a warrant to purchase 200,000 shares of our common stock at an exercise price of $0.50 per share.
In connection with this settlement, we have also agreed to grant registration rights of (a) demand registration on or before September 17, 2001 and
(b) piggyback registration rights.

     We are a party to a lawsuit, dated May 31, 2001, in which William G. Hargin, former vice president of sales and marketing, seeks payment for various claims in the amount of approximately $115,000. We intend to vigorously defend against the lawsuit.

      We have received correspondence from a former acquisition target which appears to threaten litigation against us. The allegations against us are vague, but appear to relate to an improper termination of the acquisition investigation. We strenuously deny the allegations and will vigorously defend if proceedings are filed.

      Certain of our vendors have also indicated that they might file suit against us if they do not receive satisfactory payment of their trade payables.

                                    - 39 -
===============================================================================

                                  MANAGEMENT

Directors

     The names of our directors, their principal occupations, and the year in which each of our current directors initially joined the board of directors are set forth below.
Name                 Age     Position
-----------------    ---     --------------------------------------------------
John P. Gorst         32     Chairman of the Board, Chief Executive Officer,
                             President and Director

M. Carroll Benton     57     Chief Administrative Officer, Secretary, Treasurer
                             and Director

David D. Selmon       43     Director

     John P. Gorst has served as our chairman of the board, chief executive officer and director since February 2000, and served as our president since April 2001. Mr. Gorst was a co-founder of Insynq-WA. Mr. Gorst has over twelve (12) years experience in founding entrepreneurial technology ventures, specifically in the development of software and data services for businesses. The prior experience of Mr. Gorst includes serving as vice president and general manager of Interactive, and a training/IS consulting business in conjunction with Nynex Business Centers of New York.

     M. Carroll Benton has served as our chief administrative officer, secretary, treasurer and director since February 2000. Ms. Benton was a co-founder of Insynq-WA and has been with us since its inception. Ms. Benton has worked with banking systems and higher education institutions where she assisted in information systems development and deployment strategies. She successfully managed a 13 state insurance brokerage firm and has been a consultant to the small- to medium-sized business markets via accounting system design, support, and business practice analysis. Carroll also taught undergraduate accounting courses at several Puget Sound colleges and universities. Formerly with a local CPA firm, she brings us over 25 years of business and financial expertise.

     David D. Selmon has served as our director since February 2000.
Mr. Selmon is a certified tax professional and has practiced with David Selmon, Inc. since 1982. In August 1999, Mr. Selmon, without admitting or denying the allegations raised in a complaint by the National Futures Association, or NFA, agreed to withdraw from the NFA in all capacities and to refrain from applying in the future for any status with the NFA.

     There are no family relationships among any of our directors or executive officers. See "Certain Relationships and Related Transactions" for a description of transactions between our directors, executive officers and/or their affiliates.

     In a consulting agreement we assumed with One Click Investments, LLC, originally entered into on September 20, 1999, with Insynq-WA, One Click was granted the right to appoint one person to serve on our board of directors. One Click has not yet exercised the right to appoint a member to our board.

     In a business services agreement we assumed with Consulting & Strategy International, LLC, originally entered into on November 18, 1999, with Insynq- WA, CSI was granted the right to appoint two persons to serve on our board of directors, such members not to exceed forty percent (40%) of our board, subject to our stock becoming publicly traded. Pursuant to the purchase of Insynq-WA by Xcel, our stock began trading publicly on February 18, 2000. CSI has not yet exercised its right to appoint two members to our board.

                                    - 40 -
===============================================================================

                              Executive Officers

     Our executive officers as of July 25, 2001 are as follows:
Name                 Age     Position
-----------------    ---     --------------------------------------------------
John P. Gorst         32     Chairman of the Board, Chief Executive Officer,
                             President and Director

M. Carroll Benton     57     Secretary, Treasurer, Chief Administrative
                             Officer, and Director

Stephen C. Smith      51     Interim Chief Financial Officer

Joanie C. Mann        39     Vice President of Strategic Alliances

      Information concerning the business experience of Mr. Gorst and Ms. Benton is provided under the caption "Directors" above. Set forth below is information concerning the business experience of our other executive officers.

     Stephen C. Smith, our interim chief financial officer, graduated from the University of Memphis. He retired as director of finance for the City of Bartlett, Tennessee after 21 years. During Steve's time with the City, he was an active member of the Government Finance Officers Association of the United States and Canada, serving as the Tennessee state representative for six years. He also served on advisory committees for the Government Accounting Standards Board. Steve has more than eight years experience as the chief financial officer of several private companies including Public Properties Management, Inc. of Memphis, Tennessee and Applied Logistical Technologies, Inc. in Carlsbad, California. He is a licensed securities broker and has extensive experience in providing financial advice for public and private companies.

     Joanie C. Mann has served as our vice president of strategic alliances since February 2001, and served as our vice president of operations from July 2000 to February 2001. She brings to us over 18 years of experience in multi-user system design and implementation, voice and data networking, and advanced network integrations. Ms. Mann also has extensive experience in business process automation and a strong background in business accounting principles. Previous positions held include founder of Com-Pacific Resources, Inc., a network integration firm whose business operations were sold to Communications World International; manager of the Seattle-based computer telephony and data integration division of Commworld; and IS Management Consultant for Interactive.

Directors' Compensation

     Pursuant to a consulting agreement we entered into with David D. Selmon, Mr. Selmon will receive 3,500 shares of our common stock for each full fiscal quarter he serves on our board beginning June 1, 2000. Mr. Selmon also receives $250 for each board meeting attended. To date, Mr. Selmon has received 14,000 shares as director compensation and 30,908 shares in lieu of cash payments for expenses.

Compensation of Executive Officers

     The following table summarizes the compensation earned by or paid to our chief executive officer and the other most highly compensated executive officers whose total salary and bonuses exceeded $100,000 for services rendered in all capacities during the fiscal year ended May 31, 2001. We refer to these individuals as our named executive officers.

     The total compensation for the two fiscal years ended May 31, 2001 of John P. Gorst, our chief executive officer, M. Carroll Benton, our chief administrative officer, and James R. Leigh, III, our former president and chief technology officer and current general manager of technical operations, is set forth below in the following Summary Compensation Table. No other person received cash compensation in excess of $100,000 during the fiscal year ended May 31, 2001.

                                    - 41 -
===============================================================================

                        Summary Compensation Table (1)

                                       Annual Compensation
                                 ------------------------------   Long Term
                                                                    Awards
                                                                  Securities
                                                   Other Annual   Underlying    All Other
Name and principal               Salary    Bonus   Compensation    Options     Compensation
position                 Year     ($)       ($)         ($)(3)       (#)            ($)
-------------------------------------------------------------------------------------------
John P. Gorst            2001   $160,000   $1,624     $ 6,876        75,355           -
  President, Chief       2000   $107,919   $1,624     $20,129     3,000,000 (2)       -
  Executive Officer

M. Carroll Benton        2001   $ 96,900     -        $ 6,876        74,555           -
  Secretary, Treasurer   2000   $ 66,810     -        $10,543     2,000,000 (2)       -
  and Chief
  Administrative
  Officer

James R. Leigh, III (4)  2001   $102,630     -        $ 6,876        21,453           -
  Chief Technical        2000   $ 74,957   $1,624     $25,000       780,000           -
  Officer

(1) The compensation described in this table does not include medical, group life insurance or other benefits received by the named executive officers that are available generally to all of our salaried employees, and may not include certain perquisites and other personal benefits received by the named executive officers that do not exceed the lesser of $50,000 or ten percent (10%) of any such officer's salary and bonus disclosed in the table.

(2) Represents options for class A common stock granted under our 2000 Executive Long Term Incentive Plan.

(3) Includes non-cash compensation, in the form of common stock, for services performed for us. During fiscal year 2001 each executive officer rescinded the non-cash compensation received in fiscal year 2000.

(4) Mr. Leigh served as president from September 22, 2000 to April 4, 2001 and as chief technical officer from February 2000 to April 4, 2001. Effective April 4, 2001, Mr. Leigh resigned his position as an officer and assumed the position of general manager of technical operations.

                                    - 42 -
===============================================================================

Option Grants During Last Fiscal Year

     Long Term Incentive Awards

     The following table provides information related to long-term incentive awards granted to our named executive officers during the fiscal year ended
May 31, 2001. The information in this table reflects options granted by the board of directors under our 2000 Executive Long Term Incentive Plan and our 2000 Long Term Incentive Plan, which plans were approved by our stockholders on August 3, 2000.

             Long Term Incentive Plan - Awards in Last Fiscal Year
-------------------------------------------------------------------------------
                                                        Awards
                                        ---------------------------------------
                                             Number of          Performance
                                           Shares, Units      Or Other Period
                               Fiscal     or Other Rights    Until Maturation
Name and Principal Location     Year            (#)              Or Payout
-------------------------------------------------------------------------------
John P. Gorst, President,
  Chief Executive Officer
  and Director                  2001           75,355                (2)

M. Carroll Benton,
  Secretary, Treasurer;
  Chief Administrative
  Officer and Director          2001           74,555                (2)

James R. Leigh, III
  Chief Technical
  Officer (1)                   2001           21,453                (2)
===============================================================================

(1) Mr. Leigh served as president from September 22, 2000 to April 4, 2001 and as chief technical officer from February 2000 to April 4, 2001. Effective April 4, 2001, Mr. Leigh resigned his position as an officer and assumed the position of general manager of technical operations.

(2) Options granted are vested upon date of grant and are exercisable up through the year 2011.

Options Grants In Last Fiscal Year

     The following table provides information related to options granted to our named executive officers during the fiscal year ended May 31, 2001.
The information in this table reflects options granted by the board of directors under our 2000 Executive Long Term Incentive Plan and our 2000
Long Term Incentive Plan, which plans were approved by our stockholders on August 3, 2000.

     The following table sets forth each grant of stock options made during the fiscal year ended May 31, 2001, to the named executive officers:
                        Number of     % of Total
                       Securities       Options
                       Underlying     Granted in      Exercise      Expiration
                         Options      Fiscal 2001       Price          Date
       Name              Granted         (4)          Per Share         (6)
------------------     ----------     ----------     ----------     ----------
John P. Gorst            75,355           +              (1)            (1)
M. Carroll Benton        74,555           +              (2)            (2)
James R. Leigh (5)       21,453           +              (3)            (3)

+  Less than 1%

(1) Includes 15,000 options with an exercise price of $1.63 and 60,355 options with an exercise price of $0.3438. All options are currently exercisable and will expire ten years from the date of grant.

(2) Includes 15,000 options with an exercise price of $1.63 and 59,555 stock options with an exercise price of $0.3438. All options are currently exercisable and will expire ten years from the date of grant.

(3) Includes 10,000 options with an exercise price of $1.63 and 11,453 options with an exercise price of $0.3438. All options are currently exercisable and will expire ten years from the date of grant.

(4) Based on a total of 8,568,760 options granted during the fiscal year ended May 31, 2001.

(5) Mr. Leigh served as president from September 22, 2000 to April 4, 2001 and as chief technical officer from February 2000 to April 4, 2001. Effective April 4, 2001, Mr. Leigh resigned as an officer and assumed the position of general manager of technical operations.

(6) Options may terminate before their expiration date upon death, disability, or termination of employment

                                    - 43 -
===============================================================================

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Options
Values

     The following table sets forth, for each of the named executive officers, information concerning the number of shares received during fiscal 2001 upon exercise of options and the aggregate dollar amount received from such exercise, as well as the number and value of securities underlying unexercised options held on May 31, 2001.
                       Shares                    Number of Securities
                      Acquired                    Underlying Options            Value of In-The-Money
                         on        Value           at Year End (#)            Options at Year-End ($)(2)
                      Exercise   Realized   -----------------------------   -----------------------------
        Name             (#)      ($)(1)     Exercisable    Unexercisable    Exercisable    Unexercisable
-------------------   --------   --------   -------------   -------------   -------------   -------------
John P. Gorst             -         -         3,075,355           -               -               -
M. Carroll Benton         -         -         2,074,555           -               -               -
James R. Leigh, III       -         -           476,731        324,722            -               -

(1) Based on the difference between the option exercise price and the fair market value of our common stock on the exercise date as determined pursuant to the terms of the 2000 Long Term Incentive Plan and the 2000 Executive Long Term Incentive Plan.

(2) Based on the difference between the option exercise price and the closing sale price of $0.12 of our common stock as reported on the OTC Bulletin Board on May 31, 2001, the last trading day of our 2001. None of these options are currently in-the-money.

Employment Contracts and Termination of Employment Agreements

      In March 2000, we entered into executive employment agreements with each of John P. Gorst and M. Carroll Benton. Our board of directors approved the principal terms of the executive agreements on February 21, 2000, and on January 30, 2001, approved amendments to each executive agreement.

      The executive agreement, as amended, with Mr. Gorst, pursuant to which Mr. Gorst is employed as our chief executive officer, extends the initial term of employment from three to four years and provides for an annual salary of $225,000 during the first year; $175,000 during the second year; $200,000 during the third year and $275,000 during the fourth year of employment.
In addition, the amended agreement provides, (a) at the end of the second year for the payment of payroll taxes with regard to sales of stock up to $30,000 and an option grant of 500,000 shares of common stock if our stock trades at or over $3.00 per share in any 30-day trading period during the year; (b) at the end of the third year a cash bonus of $30,000 and an option grant of 500,000 shares of common stock if our stock trades at or over $6.00 per share in a 30-day trading period during the year; (c) and at the end of the fourth year a cash bonus of $30,000 and an option grant of 500,000 shares of common stock granted if our stock trades at or over $12.00 per share in a 30-day trading period during the year. All other provisions of the original employment agreement remain the same.

      The executive agreement, as amended, with Ms. Benton, pursuant to which Ms. Benton is employed as our chief administrative officer, extends the initial term of employment from three to four years and provides for an annual salary of $135,000 during the first year; $125,000 during the second year; $140,000 during the third year; and $165,000 during the fourth year of employment. In addition, the amended agreement provides, (a) at the end of the second year for an option grant of 300,000 shares of common stock if our stock trades at or over $3.00 per share in a 30-day trading period during the year; (b) at the end of third year an option grant of 300,000 shares of common stock if our stock trades at or over $6.00 per share in a 30-day trading period during the year;
(c) and at the end of the fourth year an option for 300,000 shares of common stock if our stock trades at or over $12.00 per share in a 30-day trading period during the year. All other provisions of the original employment agreement remain the same.

                                    - 44 -
===============================================================================

     We entered into an employment agreement with James R. Leigh, III, effective as of February 20, 2000, providing for his employment as our chief technical officer. Mr. Leigh was appointed as our president on September 22, 2000. The employment agreement provides for an initial employment term of three years and for automatic one-year renewals thereafter unless terminated by either party in writing on or before ninety days prior to the end of a current term of the agreement. Under the terms of the employment agreement, Mr. Leigh will be paid an annual salary of no less than $105,000 plus $8,000 bonus for the first year of employment. This salary will be increased to no less than $130,000 in the second year and no less than $150,000 in the third year. Mr. Leigh has been granted options to purchase a total of 780,000 shares of our common stock as follows: 50,000 vested options at an exercise price of $0.50 and 730,000 options which will vest and are exercisable at an exercise price of $1.00 as follows: 243,332 shares vested on February 20, 2001, and thereafter in increments of 1/24 (20,278) each month beginning March 20, 2001, and continuing until 2003. The agreement contains both non-disclosure and non-competition clauses. Effective April 4, 2001, Mr. Leigh resigned his position as both president and chief technical officer to become our general manager of technical operations. Mr. Leigh retains his stock options.

     We entered into an employment agreement with Stephen C. Smith, effective as of September 18, 2000, providing for Mr. Smith's interim employment as chief financial officer. The initial employment agreement provided for an initial employment term of fifteen weeks, and on each succeeding Friday thereafter, for terms of one (1) year, on such terms and conditions set forth in the employment agreement. Under the terms of the employment agreement, Mr. Smith will be paid a weekly salary of no less than $100 per week plus a signing bonus of $2,500 and an incentive stock option to purchase 60,000 shares of our common stock at an exercise price of $0.30 per share. The agreement contains both non-disclosure and non-competition clauses. On December 1, 2000, Mr. Smith executed Amendment No. 1 to his employment agreement in which his base salary was increased to $2,500 per week to be received for any week he is located at our headquarters. All of the options granted under the original employment agreement were terminated. On July 20, 2001, Mr. Smith executed Amendment No. 2 to his employment agreement in which he will receive a stock option in the amount of 250,000 shares of common stock on the filing date of each Form 10-KSB and a stock option in the amount 25,000 shares of common stock on the filing date of each Form 10-QSB with an exercise price determined on the date of filing. In addition, Mr. Smith will receive $2,500 for each week he is located at our headquarters.

     We entered into an employment agreement with Joanie C. Mann on February 20, 2000, providing for her employment as our vice president of operations. The employment agreement provides for an initial employment term of three years, and automatic one-year renewals thereafter, unless terminated by either party in writing on or before ninety days prior to the end of a current term of the agreement. Under the terms of the employment agreement, Ms. Mann will be paid an annual salary of no less than $85,000 for the first year of employment. This salary will be increased to no less than $110,000 in the second year and no less than $125,000 in the third year. Ms. Mann has been granted options to purchase a total of 450,000 shares of our common stock as follows: 50,000 options that are currently exercisable at an exercise price of $0.50 and 400,000 options which will vest and are exercisable at an exercise price of $1.00 as follows: 133,332 shares on February 20, 2001, and thereafter in increments of 1/24 (11,111) each month beginning March 20, 2001, and continuing until 2003. The agreement contains both non-disclosure and non-competition clauses. On September 25, 2000, Ms. Mann executed Amendment No. 1 to her agreement in which she agreed to a thirty percent (30%) reduction in salary until the earlier of (a) an elapse of three months or (b) we receive $1 million in financing. Also on September 25, 2000, Ms. Mann executed Amendment No. 2 to her agreement in which she received an increase in her base salary to $95,000 per year. In February 2001, Ms. Mann assumed the position of vice president of strategic alliances.

     Donald L. Manzano, our former president and chief operating officer, resigned and his employment agreement was terminated effective as of June 14, 2000. In connection with his resignation and the termination of his employment agreement, Mr. Manzano had 196,632 options that were currently vested and exercisable. Mr. Manzano sued us regarding the termination of his employment and we have since settled for $10,000 in cash and 85,000 shares of common stock in exchange for a dismissal of the lawsuit with prejudice. All stock options under his employment agreement were cancelled.

     On September 18, 2000, DJ Johnson, our former chief financial officer resigned. Mr. Johnson performed services for us commencing February 20, 2000, but was formally appointed as chief financial officer at the end of June 2000. Under the termination provisions of the employment agreement, Mr. Johnson will receive his salary for three months, plus reimbursement for certain medical insurance. Mr. Johnson was granted options to purchase a total of 190,000 shares of our common stock, all of which are vested and are exercisable at any time before September 18, 2001, at the following prices: 50,000 shares at $0.50, 125,000 at $1.00, and 15,000 shares at $1.63. We have included the options and the resale of shares underlying the options in a Form S-8 registration statement which was filed with the Securities and Exchange Commission on October 10, 2000.

                                    - 45 -
===============================================================================

     William G. Hargin, our former executive vice president of sales and marketing, resigned and his employment agreement was terminated effective as of January 15, 2001. In connection with his resignation and the termination of his employment agreement, Mr. Hargin had 50,000 options that were currently vested and exercisable. Mr. Hargin has sued us regarding any additional termination and/or compensation provisions of this agreement.

     James A. Zachman, our former senior vice president, resigned his position effective May 17, 2001, to pursue a consultative role with us. As a result, his employment agreement was terminated effective as of May 17, 2001. In connection with his resignation and the termination of his employment agreement, Mr. Zachman forfeited all options previously granted and vested under his employment agreement, as amended.

     We also had employment agreements with Christopher Todd, as director of development, and Barbara D. Brown, as controller, neither of which is currently with us. On November 29, 2000, Ms. Brown executed Amendment No. 1 to her agreement in which she received additional performance bonus options for the period from June 6, 2000 through June 5, 2001. Ms. Brown received 40,000 options which were immediately vested and exercisable for a period of ten (10) years at an exercise price of $0.96875 per share. Mr. Todd's employment agreement provided for a royalty of two percent (2%) of our monthly gross revenue from a hardware device that Mr. Todd assisted us in developing for the deployment of our IQ Delivery System. Mr. Todd forfeited his stock options upon his resignation. We may enter into other employment agreements from time to time with other executives and key employees.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Interactive is a company wholly owned by M. Carroll Benton, our chief administrative officer, secretary and treasurer. John P. Gorst, our chief executive officer, was also vice president and general manager of Interactive. During their time at Interactive, Ms. Benton and Mr. Gorst began developing the "Insynq Project," which later developed into our current business. On
September 16, 1998, Interactive transferred to Charles Benton, husband of
Ms. Benton and then a creditor of Interactive, all of Interactive's title and interest in and to (1) certain equipment and other tangible personal property, and (2) the intellectual properties, computer software, trademarks, copyrights, ideas, work-in-progress, and other tangible and intangible property comprising the system known as the "Insynq Project" to retire a $200,000 debt obligation owed by Interactive to Charles Benton. These assets later developed into Insynq's IQ Delivery System. Mr. Benton contributed all of the "Insynq Project" intellectual property assets to Insynq-WA in exchange for the initial 5,500,000 shares of common stock issued by Insynq-WA at the time of its formation. On the same date, Mr. Benton sold the equipment and other tangible property to the newly formed Insynq-WA, in exchange for a $70,000 promissory note. Mr. Benton then sold 2,750,000 shares to each of Ms. Benton and Mr. Gorst in exchange for a $65,000 note from each of them secured by the shares. During the start-up operations of Insynq-WA, the business contacts of Interactive were utilized in the purchase of supplies and other items for Insynq-WA. As of September 30, 1999, Insynq-WA owed Interactive $117,024 related to these purchases, and on November 12, 1999, the board of Insynq-WA approved the issuance of 118,000 shares of its common stock in full payment of this debt, after a board determination that the shares of Insynq-WA should be valued at $1.00 per share.

     On September 22, 2000, we executed a Release Agreement with
M. Carroll Benton, our chief administrative officer, secretary and treasurer, John Gorst, our chief executive officer, Charles Benton, the husband of Ms. Benton, Interactive Information Systems, an entity owned by Ms. Benton, and entities controlled by Mr. Benton, which, with certain exceptions, releases the parties from any and all claims, if any, arising from the parties' prior relationships and dealings prior to the release date. Among the consideration given for the Release Agreement, we granted Mr. Benton registration rights to register his shares of common stock. In addition, Mr. Gorst, Mr. Benton and Ms. Benton executed a Release Agreement (the Gorst Release) to fully and finally release Mr. Gorst personally of any obligations arising under the $65,000 promissory note he owed to Mr. Benton secured by shares of our stock he originally purchased from Mr. Benton, as well as a general release of Mr. Gorst, with certain exceptions, by Mr. and Mrs. Benton and certain entities affiliated with them. In consideration of the Gorst Release, Mr. Gorst agreed to transfer 150,000 shares of our common stock held by him to Mr. Benton, and Ms. Benton transferred approximately 98,000 shares of common stock held by her to Mr. Benton.

                                    - 46 -
===============================================================================

     On October 17, 2000, we executed a Lock-Up and Waiver Agreement with
Mr. Benton with respect to the 496,466 shares of our common stock owned by him. Under the agreement, he waived any rights he may have to exercise any registration right for a period of 180 trading days after a contemplated registration statement is filed with the SEC. This agreement was amended on November 30, 2000, to allow Mr. Benton to sell 50,000 shares per calendar quarter during the term of the lock up agreement.

     On October 31, 2000, we executed a Consulting Agreement with CFB Associates, Inc., and specifically Charles F. Benton, CPA, for him to provide consulting services on general operational issues for a period of three (3) months. We have agreed to compensate CFB in the amount of $350 per hour. For previous consulting services performed by Mr. Benton, we have agreed to guarantee Mr. Benton a minimum of eighty-six (86) hours at this rate. Additionally, we agree to pay to CFB $5,000 per month for eight (8) consecutive months beginning November 30, 2000.

     On June 1, 2000, we entered into a Master Licensing Agreement with My Partner Online, Inc. (MPO), a company two-thirds owned by M. Carroll Benton and Charles Benton. The agreement is for a term of five (5) years with an automatic one-year extension unless either party notifies the other of termination within ninety (90) days. Either party for breach or insolvency may terminate the agreement at any time. Under the agreement, MPO has a non-exclusive, worldwide license to promote, market, distribute and sublicense application hosting services, bundled or unbundled with MPO products. MPO must use reasonable commercial efforts to market, promote, and distribute our services by marketing them through their sales activity. We have agreed to charge MPO a below-market rate for subscription pricing and to forgive the $5,000 monthly maintenance fee in exchange for the right to exercise an option to purchase a five percent (5%) equity position in MPO. On November 29, 2000, this agreement was amended to specifically detail the services MPO is to provide, and also requires that MPO purchase 100 of our seats at $50.00 per seat for a period of twelve (12) months, beginning on December 1, 2000.

     On November 28, 2000, we executed an Independent Consultant Agreement with MPO and Summer J. Mathews, MPO's president. The Consultant Agreement is for a term of three (3) months beginning December 1, 2000, and is automatically renewable for additional three (3) month terms unless terminated by either party upon thirty (30) days notice. For consulting services, we have agreed to pay a consulting fee of $15,000 in the form of shares of our common stock at $0.9675 per share. We have agreed to register these shares within 45 days of their issuance.

     On June 21, 2001, in exchange for the waiver of certain registration rights by One Click Investments, LLC, John P. Gorst gifted to One Click 1,000,000 shares of common stock with voting rights retained by Gorst and agreed that One Click's securities dated August 2000 and January 2001 will be included in the next SB-2 Registration that we shall file and the February 2000 warrants shall be re-priced to bear an exercise price of $0.25 per share of common stock with an exercise date extending to December 31, 2004 with a cashless provision.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of our common stock as of July 25, 2001, for:

     * Each person or group who is known by us to beneficially own more than 5% of the outstanding shares of our common stock;

     *    Each of our directors;

     *    Each of our named executive officers ; and

     *    All of our directors and executive officers as a group.

                                    - 47 -
===============================================================================

     The percentage of shares owned provided in the table is based on
36,461,006 shares outstanding as of July 25, 2001. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange
Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The determination of whether these persons have sole voting and investment power is based on information provided by them. In computing an individual's beneficial ownership, the number of shares of common stock subject to options held by that individual that are exercisable within 60 days of July 25, 2001 are also deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the beneficial ownership of any other person.
                                                  Shares Beneficially Owned(5)
                                                 ------------------------------
Name                                                 Number           Percent
--------------------------------------------     --------------    ------------
Directors and Officers:

  John P. Gorst (1)                                10,213,847          25.8%
  M. Carroll Benton (2)                             6,287,556          16.3%
  David D. Selmon                                      39,193            *
  James R. Leigh, III (3)                             549,448            *

All executive officers and directors as a group
  (6 persons) (4)                                  17,476,346          42.1%

_______________________
  *  Less than 1%

(1) This includes (a) 1,100,000 shares of common stock held by One Click Investments, LLC, (b) 1,150,000 shares of common tock held by Kathleen McHenry, and (c) 350,000 shares of common stock held by Hagens Berman LLP to which Mr. Gorst holds a voting proxy and as to which Mr. Gorst disclaims beneficial ownership. Also includes 3,133,904 shares of common stock issuable upon the exercise of outstanding stock options that are presently exercisable or will become exercisable within 60 days of July 25, 2001.

(2) Includes 446,466 shares of common stock held by Charles Benton, the husband of Ms. Benton, as to which Ms. Benton disclaims beneficial ownership. Also includes 2,105,221 shares of common stock issuable upon the exercise of outstanding stock options that are presently exercisable or will become exercisable with 60 days of July 25, 2001.

(3) Includes 529,448 shares of common stock issuable upon the exercise of outstanding stock options that are presently exercisable or will become exercisable within 60 days of July 25, 2001. In April 2001, Mr. Leigh resigned as president and chief technology officer to become general manager.

(4) Includes 6,049,591 shares of common stock issuable upon exercise of outstanding stock options held by our executive officers that are presently exercisable or will become exercisable within 60 days of July 25, 2001.

(5)  Adjusted for the two-for-one stock split effected on August 3, 2000.

                                    - 48 -
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

                         DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value per share, 10,000,000 shares of class A common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share.

Common Stock

     There were 36,461,006 shares of our common stock outstanding and held of record by approximately 974 stockholders as of July 25, 2001.

     Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Because the shares of common stock do not have cumulative voting rights, the holders of more than 50 percent of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the board of directors. Subject to preferences that may be applicable to the holders of outstanding shares of preferred stock, if any, the holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. In the event of liquidation, dissolution or winding-up, and subject to the prior distribution rights of the holders of outstanding shares of preferred stock, if any, the holders of shares of our common stock shall be entitled to receive pro rata all the remaining assets available for distribution to our stockholders. Our common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and non-assessable, and the shares to be issued pursuant to this offering shall be fully paid and non-assessable, assuming compliance with the exercise provisions of the related warrants.

     Our board of directors is authorized to issue additional shares of common stock, not to exceed the amount authorized by our Certificate of Incorporation, and to issue options and warrants for the purchase of such shares, on such terms and conditions and for such consideration as the board may deem appropriate without further stockholder action. The above description concerning our common stock does not purport to be complete. Reference is made to our Certificate of Incorporation and By-laws, which are available for inspection upon proper notice at our offices, as well as to the applicable statutes of the State of Delaware for a more complete description concerning the rights and liabilities of stockholders.

Class A Common Stock

     We currently have no outstanding shares of class A common stock. Holders of our class A common stock are entitled to three votes per share on all matters to be voted upon by the stockholders. Because the shares of common stock do not have cumulative voting rights, the holders of more than 50 percent of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the board of directors. Holders of our class A common stock are not entitled to receive cash dividends, if any, as may be declared from time to time by the board of directors. In the event of liquidation, dissolution or winding-up, and subject to the prior distribution rights of the holders of outstanding shares of preferred stock, if any, the holders of shares of our class A common stock shall be entitled to receive pro rata all the remaining assets available for distribution to our stockholders. Our class A common stock has no preemptive rights. Holders of class A common stock may at any time or from time to time, at their discretion, convert any whole number or all of the class A common stock held into fully paid and non-assessable common stock at the rate (subject to adjustment) of one share of common stock for each share of class A common stock. There are no redemption or sinking fund provisions applicable to our class A common stock. All outstanding shares of our class A common stock are fully paid and non-assessable, and the shares to be issued pursuant to this Offering shall be fully paid and non-assessable, assuming compliance with the exercise provisions of the related warrants.

     Our board of directors is authorized to issue additional shares of class A common stock, not to exceed the amount authorized by our Certificate of Incorporation, and to issue options and warrants for the purchase of such shares, on such terms and conditions and for such consideration as the board may deem appropriate without further stockholder action. The above description concerning our class A common stock does not purport to be complete. Reference is made to our Certificate of Incorporation and By-laws, which are available for inspection upon proper notice at our offices, as well as to the applicable statutes of the State of Delaware for a more complete description concerning the rights and liabilities of stockholders.

Preferred Stock

     We currently have no outstanding shares of preferred stock. The board of directors has the authority, without further action by our stockholders, to issue up to one million shares of preferred stock in one or more series and to fix the rights, preferences and privileges thereof, including dividend rates and preferences, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders. Although they presently have no intention to do so, the board of directors, without stockholder approval, could issue preferred stock with voting and conversion rights, which could adversely affect the voting power of the holders of common stock. The issuance of preferred stock may also have the effect of delaying or preventing a change of control of us.

                                    - 49 -
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

Delaware Law and Certain Charter Provisions

     Our Certificate of Incorporation states that we will not be subject to the provisions of Section 203 of the Delaware General Corporation law and anti-takeover law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless either (a) prior to the date at which the person becomes an interested stockholder, the board of directors approves such transaction or business combination, (b) the stockholder acquires more than 85% of the outstanding voting stock of the corporation (excluding shares held by directors who are officers or held in some employee stock plans) upon consummation of such transaction, or (c) the business combination is approved by the board of directors and by two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder) at a meeting of stockholders (and not by written consent). A "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to such interested stockholder. For purposes of Section 203, "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior, did own)
15% or more of the corporation's voting stock.

     Our Certificate of Incorporation includes a provision that allows the board of directors to issue preferred stock in one or more series with such voting rights and other provisions as the board of directors may determine. This provision may be deemed to have a potential anti-takeover effect and the issuance of preferred stock in accordance with such provisions may delay or prevent a change of control of us.

              LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

     As permitted by the Delaware General Corporation Law, our certificate of incorporation contains a provision eliminating the monetary liability of a director for breach of fiduciary duty, subject to certain exceptions. The provision does not eliminate a director's liability for (a) breaches of the director's duty of loyalty to us or our shareholders, (b) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions, or (d) any transaction from which the director derived an improper personal benefit. Furthermore, the provision does not limit equitable remedies, such as an injunction or rescission for breach of a director's fiduciary duty of care.

     The Delaware General Corporation Law permits, and in some cases requires, a corporation to indemnify directors and officers who are or have been a party or are threatened to be made a party to litigation against certain expenses, judgments, fines, settlements, and other amounts under certain circumstances.

     Article IX of our Bylaws provides for indemnification of and advancement of expenses to directors, officers, employees, and agents to the fullest extent authorized or permitted by the Delaware General Corporation Law.

     We are currently operating without officers and director's insurance, as well as, general liability insurance. It is uncertain when coverage will be renewed. The economic downturn has caused the insurance industry to increase premiums, a dramatic 300% over prior years. The policies lapsed due to lack of adequate funding to pay for the substantial premium increases.

                                    - 50 -
===============================================================================

       SECURITIES AND EXCHANGE COMMISSION'S POSITION ON INDEMNIFICATION

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the Delaware General Corporation Law, our Certificate of Incorporation and our Bylaws, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.
In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                      STOCK TRANSFER AGENT AND REGISTRAR

The stock transfer agent and registrar for our common stock is Colonial Stock Transfer Co., 455 E. 400 South #100, Salt Lake City, Utah, 84111,
(801) 355-5740.

          CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                           AND FINANCIAL DISCLOSURE

     On April 3, 2000, our board of directors decided to terminate our accountants, Jones, Jensen & Company, and engage G. Brad Beckstead, CPA, as our auditor for the year ended May 31, 2000. The firm of Jones, Jensen & Co. served as our auditors for the fiscal year ended May 31, 1999. In
February 2000 Beckstead was engaged as the independent auditor of Insynq-WA to audit its financial statements for the years ended December 31, 1998 and 1999. Because of Beckstead's familiarity with the accountings and business operations of Insynq-WA, the assets of which we acquired on February 18, 2000, our board of directors believed Beckstead was in the best position to undertake the audit of our financial statements for the fiscal year ending May 31, 2000. Beckstead's office is located at 330 East Warm Springs, Las Vegas,
Nevada 89119.

     During the year ended May 31, 1999, and up to and including the present, there have been no disagreements between Jones, Jensen & Co. and us on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures. Jones, Jensen & Co.'s report on our financial statements for the fiscal year ended May 31, 1999, indicated there was substantial doubt regarding our ability to continue as a going concern.
The appointment of Beckstead was ratified at the special meeting of shareholders held on August 3, 2000.

     On October 11, 2000, our board of directors decided to terminate our auditor for the quarter ended August 31, 2000. Beckstead served as auditor for the fiscal year ended May 31, 2000. Grant Thornton LLP was appointed to be our auditor. Grant Thornton's office is located in at 701 Pike Street, Suite 1500, Seattle, Washington 98101.

     During the year ended May 31, 2000, and up to and including the present, there have been no disagreements between Beckstead and us on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. Beckstead's report on our financial statements for the fiscal year ended May 31, 2000, indicated that substantial doubt existed regarding our ability to continue as a going concern.

                                 LEGAL MATTERS

     Locke Liddell & Sapp LLP has passed upon the validity of the shares offered hereby for us. On December 7, 2000, we issued a warrant to Locke Liddell & Sapp LLP to purchase 100,000 shares of our common stock at an exercise price of $0.50 per share.

                                   EXPERTS

     Our audited financial statements as of May 31, 2001 have been included in the registration statement in reliance upon the report of Grant Thornton, LLP, as independent auditor, given upon its authority as an expert in accounting and auditing.

     Our audited financial statements as of May 31, 2000 have been included in the registration statement in reliance upon the report of G. Brad Beckstead CPA, an independent auditor, given upon his authority as an expert in accounting and auditing.

                                    - 51 -
===============================================================================

                         INDEX TO FINANCIAL STATEMENTS
  Audited Financial Statements as of and for the Years Ended May 31, 2001 and
        2000, and from Inception (August 31, 1998) through May 31, 2001


                                                                     Page
                                                                     ----
Index to Financial Statements . . . . . . . . . . . . . . . . . . .  F  1

Report of Independent Certified Public Accountants  . . . . . . . .  F  2

Balance Sheets  . . . . . . . . . . . . . . . . . . . . . . . . . .  F  3

Statements of Operations  . . . . . . . . . . . . . . . . . . . . .  F  4

Statement of Stockholders' Deficit  . . . . . . . . . . . . . . . .  F  5

Statements of Cash Flows  . . . . . . . . . . . . . . . . . . . . .  F 11

Notes to Financial Statements . . . . . . . . . . . . . . . . . . .  F 12


                                   - F  1 -
===============================================================================

              Report of Independent Certified Public Accountants



Board of Directors
Insynq, Inc.

We have audited the accompanying balance sheet of Insynq, Inc. (a development stage company) as of May 31, 2001, and the related statements of operations, stockholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Insynq, Inc. as of May 31, 2000 and for the year then ended, including cumulative results of operations, statement of stockholders' deficit and cash flows from inception (August 31, 1998) through May 31, 2000, were audited by another auditor whose report dated December 5, 2000, expressed an unqualified opinion with an explanatory paragraph addressing a substantial doubt about the Company's ability to continue as a going concern. Our opinion, insofar as it relates to the cumulative amounts through May 31, 2000, is based solely on the report of the other auditor.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit and the report of the other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Insynq, Inc. as of May 31, 2001, and the results of its operations and its cash flows for the year then ended and the period from inception through May 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company incurred a net loss of $14,075,218 during the year ended May 31, 2001, and at that date had deficits in working capital and stockholders' equity. These factors, among others, as discussed in note D to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in note D. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/GRANT THORNTON LLP

Seattle, Washington
July 26, 2001

                                   - F  2 -
===============================================================================

                                 Insynq, Inc.
                         (a development stage company)

                                BALANCE SHEETS

                                                             May 31,
                                                       2001           2000
                                                   ------------   ------------
                ASSETS
Current assets
  Cash                                             $     26,900   $    106,806
  Accounts receivable, net of allowance for
    doubtful accounts of $25,000 and $1,469
    at May 31, 2001 and 2000                             27,469         63,405
  Related party receivables                              98,990           -
  Inventories                                              -            29,512
  Prepaid expenses                                       61,962         46,098
                                                   ------------   ------------
     Total current assets                               215,321        245,821

Property and equipment, net                             756,493      1,031,675

Other assets
  Intangible assets, net                                 52,585         87,824
  Deposits                                               72,000        165,584
                                                   ------------   ------------

     Total assets                                  $  1,096,399   $  1,530,904
                                                   ============   ============


 LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
  Current portion of capital lease obligations     $    692,208   $    166,869
  Notes payable                                          27,973         14,470
  Related party notes payable                         1,318,251         25,000
  Accounts payable                                    1,001,395        296,946
  Accrued liabilities                                 1,129,695        134,279
  Customer deposits                                      49,684         49,286
  Deferred compensation                                 107,175           -
                                                   ------------   ------------
     Total current liabilities                        4,326,381        686,850

Advances from stockholder                                  -           100,000

Capital lease obligations, net of current portion        29,256        442,087

Commitments and contingencies                              -              -

Put option obligation                                      -         1,071,785

Stockholders' deficit
  Preferred stock, $0.001 par value,
    10,000,000 shares authorized,
    no shares issued and outstanding                       -              -
  Class A common stock, $0.001 par value,
    10,000,000 shares authorized,
    no shares issued and outstanding                       -              -
  Common stock, $0.001 par value,
    100,000,000 shares authorized                        33,532         19,621
  Additional paid-in capital                         15,430,507      3,132,903
  Unearned compensation and services                   (725,717)          -
  Accumulated development stage deficit             (17,997,560)    (3,922,342)
                                                   ------------   ------------
     Total stockholders' deficit                     (3,259,238)      (769,818)
                                                   ------------   ------------

     Total liabilities and stockholders' deficit   $  1,096,399   $  1,530,904
                                                   ============   ============

  The accompanying notes are an integral part of these financial statements.

                                   - F  3 -
===============================================================================

                                 Insynq, Inc.
                         (a development stage company)

                           STATEMENTS OF OPERATIONS

                                                          Cumulative results of
                                 Year ended May 31,         operations since
                            ---------------------------         inception
                                2001           2000         (August 31, 1998)
                            ------------   ------------   --------------------
Revenues                    $    493,008   $    235,808       $    742,432

Costs and expenses
  Direct cost of services      1,258,932        789,907          2,102,102
  Selling, general and
    administrative
    Non-cash compensation      4,242,072      1,116,666          5,363,995
    Other                      4,572,004      1,856,222          6,513,291
    Network and
      infrastructure costs       154,445         94,303            255,786
  Research and development       296,703        105,752            402,455
                            ------------   ------------       ------------
                              10,524,156      3,962,850         14,637,629
                            ------------   ------------       ------------
  Loss from operations       (10,031,148)    (3,727,042)       (13,895,197)

Other income (expense)
  Other income                    11,569         46,786             58,355
  Loss on disposal of
    equipment                   (114,464)          -              (114,464)
  Interest expense
    Non-cash                  (3,680,583)       (23,600)        (3,704,183)
    Other                       (260,592)       (75,011)          (342,071)
                            ------------   ------------       ------------
                              (4,044,070)       (51,825)        (4,102,363)
                            ------------   ------------       ------------
Net loss                    $(14,075,218)  $ (3,778,867)      $(17,997,560)
                            ============   ============       ============
Net loss per common share
  - basic and diluted       $     (0.57)   $     (0.27)       $     (1.05)
                            ============   ============       ============

  The accompanying notes are an integral part of these financial statements.

                                   - F  4 -
===============================================================================

                                 Insynq, Inc.
                         (a development stage company)

                      STATEMENT OF STOCKHOLDERS' DEFICIT
               Inception (August 31, 1998) through May 31, 2001

                                                                                      Accumulated
                                     Common Stock       Additional      Unearned      Development      Total
                                 --------------------     Paid-in     Compensation       Stage      Stockholders'
                                   Shares     Amount      Capital     and Services      Deficit       Deficit
                                 ----------   -------   -----------   ------------   ------------   ------------
Issuance to founders,
  August 31, 1998                11,284,479   $11,284   $   123,716   $       -      $        257   $    135,257

Net loss, year ended
  May 31, 1999                         -         -             -              -          (143,732)      (143,732)
                                 ----------   -------   -----------   ------------   ------------   ------------
Balance, May 31, 1999            11,284,479    11,284       123,716           -          (143,475)        (8,475)

Common stock warrants issued
  for fair value of services
  rendered in 1999                     -         -          782,844           -              -           782,844

Issuance of common stock for
  services performed in 1999
  valued at $0.07 per share         700,000       700        50,050           -              -            50,750

Allocation of discount on lease
  obligation with attached
  warrants in September 1999           -         -          118,000           -              -           118,000

Issuance of common stock at
  $0.71 per share in August 1999    373,798       374       264,626           -              -           265,000

Issuance of common stock for
  services valued at $1.00 per
  share in September 1999            59,000        59        58,941           -              -            59,000

Issuance of common stock for
  services valued at $1.00 per
  share in November 1999             59,000        59        58,941           -              -            59,000

Issuance of common stock for
  services valued at $0.71 per
  share in December 1999             76,735        77        54,323           -              -            54,400

Issuance of units of common
  stock with one A warrant and
  one B  warrant at $0.71 in
  January 2000                    1,311,821     1,312       928,688           -              -           930,000

Issuance of common stock in
  reverse merger transaction with
  Xcel Management                 3,600,090     3,600        (2,359)          -              -             1,241

Issuance of common stock at $0.50
  per share in February 2000      1,300,000     1,300       648,700           -              -           650,000

- Continued

                                   - F  5 -
===============================================================================

                                 Insynq, Inc.
                         (a development stage company)

                STATEMENT OF STOCKHOLDERS' DEFICIT - Continued
               Inception (August 31, 1998) through May 31, 2001

                                                                                      Accumulated
                                     Common Stock       Additional      Unearned      Development      Total
                                 --------------------     Paid-in     Compensation       Stage      Stockholders'
                                   Shares     Amount      Capital     and Services      Deficit       Deficit
                                 ----------   -------   -----------   ------------   ------------   ------------
Issuance of common stock for
  services valued at $0.71 per
  share in February 2000             43,265        43        30,629           -              -            30,672

Issuance of common stock at
  $0.50 per share in
  February 2000                     300,000       300       149,700           -              -           150,000

Issuance of common stock at
  $1.75 per share in April 2000      61,944        62       108,340           -              -           108,402

Issuance of common stock at
  $1.75 per share in April 2000
  with repurchase agreement and
  record put option obligation      285,714       286       499,714           -              -           500,000

Record put option obligation           -         -       (1,071,785)          -              -        (1,071,785)

Issuance of common stock at
  $2.00 per share in May 2000       125,000       125       249,875           -              -           250,000

Issuance of common stock for
  services valued at $2.00 per
  share in May 2000                  40,000        40        79,960           -              -            80,000

Net loss, May 31, 2000                 -         -             -              -        (3,778,867)    (3,778,867)
                                 ----------   -------   -----------   ------------   ------------   ------------
Balance, May 31, 2000            19,620,846    19,621     3,132,903           -        (3,922,342)      (769,818)

Issuance of common stock for
  services valued at $3.25 per
  share in June 2000 and record
  unearned compensation over
  service period                    250,000       250       812,250        (33,858)          -           778,642

Issuance of common stock at
  $0.60 per share in August 2000    400,000       400       239,600           -              -           240,000

Issuance of common stock at
  $0.2963 per share in
  August 2000                       135,000       135        39,865           -              -            40,000

Issuance of common stock for
  services valued at $1.32 per
  share in August 2000                3,500         3        22,932           -              -            22,935

Issuance of common stock for
  services valued at $1.32 per
  share in September 2000 and
  record unearned compensation
  over service period               250,000       250       327,250        (18,193)          -           309,307

- Continued -

                                   - F  6 -
===============================================================================

                                 Insynq, Inc.
                         (a development stage company)

                STATEMENT OF STOCKHOLDERS' DEFICIT - Continued
               Inception (August 31, 1998) through May 31, 2001

                                                                                      Accumulated
                                     Common Stock       Additional      Unearned      Development      Total
                                 --------------------     Paid-in     Compensation       Stage      Stockholders'
                                   Shares     Amount      Capital     and Services      Deficit       Deficit
                                 ----------   -------   -----------   ------------   ------------   ------------
Issuance of common stock for the
  exercise of stock options at
  $0.30 per share in
  September 2000                    600,000       600       179,400           -              -           180,000

Issuance of common stock for
  exercising of warrants at
  $1.77 per share in
  September 2000                      8,000         8        14,152           -              -            14,160

Forfeiture of common stock
  issued for services               (35,264)      (35)           35           -              -              -

Issuance of common stock for
  services valued at $0.9843 per
  share in November 2000              3,500         4         3,441           -              -             3,445

Allocation of discount on
  convertible debentures with
  warrants and beneficial
  conversion feature                   -         -          900,000           -              -           900,000

Allocation of discount on notes
  payable with warrants                -         -          229,000           -              -           229,000

Issuance of common stock for
  conversion of debentures and
  accrued interest at $0.50
  per share in November 2000      1,855,796     1,856     2,313,658           -              -         2,315,514

Issuance of common stock for
  conversion of notes payable at
  $0.50 per share in
  November 2000                   1,510,000     1,510     1,885,990           -              -         1,887,500

Issuance of common stock for the
  exercise of stock options at
  $0.01 per share in
  December 2000                     500,000       500         4,500           -              -             5,000

Issuance of common stock for the
  exercise of stock options at
  $0.9675 per share
  in December 2000                   15,504        16        14,984           -              -            15,000

Issuance of common stock at
  $0.34 per share pursuant to
  settlement agreement
  in December 2000.                  85,000        85        29,138           -              -            29,223

Forfeiture of common stock issued
  for services in December 2000     (63,170)      (63)           63           -              -              -

Issuance and exercise of options
  for services at $0.4062 per
  share in January 2001 and
  record unearned compensation
  over service period               600,000       600     1,038,310       (203,100)          -           835,810

Issuance of common stock in lieu
  of payment on note payable at
  $0.3438 per share in
  January 2001                      148,488       148        50,902           -              -            51,050

- Continued -

                                   - F  7 -
===============================================================================

                                 Insynq, Inc.
                         (a development stage company)

                STATEMENT OF STOCKHOLDERS' DEFICIT - Continued
               Inception (August 31, 1998) through May 31, 2001

                                                                                      Accumulated
                                     Common Stock       Additional      Unearned      Development      Total
                                 --------------------     Paid-in     Compensation       Stage      Stockholders'
                                   Shares     Amount      Capital     and Services      Deficit       Deficit
                                 ----------   -------   -----------   ------------   ------------   ------------
Issuance of common stock for
  services valued at $0.75 per
  share in February 2001              3,500         3         2,622           -              -             2,625

Issuance of common stock for the
  exercise of warrants at $0.50
  per share in February 2001        100,000       100        44,310           -              -            44,410

Issuance of common stock at $0.25
  per share in March 2001, net of
  stock issuance cost               135,000       135        29,227           -              -            29,362

Issuance of common stock at
  $0.4062 per share through the
  exercise of stock options in
  March 2001 for cash and in
  employee compensation payable      50,000        50        20,260           -              -            20,310

Issuance of common stock in lieu
  of employee compensation at
  $0.4062 per share in March 2001    25,000        25        10,130           -              -            10,155

Issuance of common stock at $0.20
  per share in March 2001, net of
  stock issuance cost                22,000        22         3,806           -              -             3,828

Issuance of common stock at
  $0.3438 per share in March 2001
  for services and record
  unearned compensation over
  service period                    425,000       425       145,690       (105,936)          -            40,179

Issuance of common stock at
  $0.3438 per share in lieu of
  accounts payable in March 2001     10,908        11         3,739           -              -             3,750

Issuance of common stock at
  $0.20 per share for the
  exercise of stock warrants
  in March 2001                     125,000       125        24,875           -              -            25,000

Issuance of common stock at
  $0.3281 per share in March 2001
  for services and record
  unearned compensation over
  service period                     92,000        92        30,093        (27,669)          -             2,516

Issuance of common stock at
  $0.3281 per share in April 2001
  for services                      125,000       125        40,888           -              -            41,013

Issuance of common stock at
  $0.18 per share in March 2001
  for services and record
  unearned compensation over
  service period                    300,000       300        53,700        (33,387)          -            20,613

Issuance of common stock in
  return of put shares during
  January 2001 through
  May 17, 2001                    1,733,016     1,733     1,070,052           -              -         1,071,785

- Continued -

                                   - F  8 -
===============================================================================

                                 Insynq, Inc.
                         (a development stage company)

                STATEMENT OF STOCKHOLDERS' DEFICIT - Continued
               Inception (August 31, 1998) through May 31, 2001

                                                                                      Accumulated
                                     Common Stock       Additional      Unearned      Development      Total
                                 --------------------     Paid-in     Compensation       Stage      Stockholders'
                                   Shares     Amount      Capital     and Services      Deficit       Deficit
                                 ----------   -------   -----------   ------------   ------------   ------------
Issuance of common stock at
  $0.17 per share in lieu of
  employee compensation in
  April 2001                        540,000       540        91,260           -              -            91,800

Issuance of common stock at
  $0.07 per share for the
  exercise of stock options
  in April 2001                     315,000       315        21,735           -              -            22,050

Issuance of common stock at
  $0.07 per share in lieu of
  employee compensation in
  April 2001                         25,000        25         1,725           -              -             1,750

Issuance of common stock at
  $0.07 per share in lieu of
  employee compensation in
  April 2001 through the
  exercise of stock options         600,275       600        41,419           -              -            42,019

Issuance of common stock at
  $0.3281 per share in
  April 2001 for services           125,000       125        21,125           -              -            21,250

Issuance of common stock at
  $0.16 per share for services
  in May 2001                       290,000       290        46,110        (42,533)          -             3,867

Issuance of common stock at
  $0.50 per share in lieu of
  accounts payable in May 2001
  through the exercise of stock
  warrants                           22,028        22        10,997           -              -            11,019

Issuance of common stock at
  $0.4312 per share in lieu of
  accounts payable in May 2001
  through the exercise of stock
  warrants                           75,000        75        32,265           -              -            32,340

Issuance of common stock at
  $0.15 per share for services
  in May 2001                        66,667        67         9,933           -              -            10,000

Issuance of common stock at
  $0.07 per share for the
  exercise of stock options
  in May 2001                     1,360,000     1,360        93,840           -              -            95,200

Issuance of common stock at
  $0.0949 per share in lieu of
  employee compensation
  in May 2001                       500,000       500        46,974           -              -            47,474

- Continued -

                                   - F  9 -
===============================================================================

                                 Insynq, Inc.
                         (a development stage company)

                STATEMENT OF STOCKHOLDERS' DEFICIT - Continued
               Inception (August 31, 1998) through May 31, 2001

                                                                                      Accumulated
                                     Common Stock       Additional      Unearned      Development      Total
                                 --------------------     Paid-in     Compensation       Stage      Stockholders'
                                   Shares     Amount      Capital     and Services      Deficit       Deficit
                                 ----------   -------   -----------   ------------   ------------   ------------
Issuance of common stock at
  $0.07 per share in lieu of
  employee compensation through
  the exercise of stock options
  in May 2001                       140,000       140         9,660           -              -             9,800

Issuance of common stock at
  $0.17 per share for services in
  May 2001 and record unearned
  compensation over service
  period                            435,000       435        73,515        (44,370)          -            29,580

Issuance of common stock at
  $0.12 per share for services
  in May 2001                         3,500         4           416           -              -               420

Issuance of warrants to non-
  employees for services and
  record unearned compensation
  over the service period
  during 2001                          -         -          991,952        (13,205)          -           978,747

Issuance of stock options to non-
  employees for services and
  record unearned compensation
  over service period during 2001      -         -          352,006       (203,466)          -           148,540

Issuance of stock options to
  employees with exercise price
  below fair market on date of
  grant during 2001                    -         -          867,810           -              -           867,810

Net loss for the year                  -         -             -              -       (14,075,218)   (14,075,218)
                                 ----------   -------   -----------   ------------   ------------   ------------
Balance, May 31, 2001            33,531,094   $33,532   $15,430,507   $   (725,717)  $(17,997,560)  $ (3,259,238)
                                 ==========   =======   ===========   ============   ============   ============

  The accompanying notes are an integral part of this financial statement.

                                   - F 10 -
===============================================================================

                                 Insynq, Inc.
                         (a development stage company)

                           STATEMENTS OF CASH FLOWS

                                                                                Cumulative cash
                                                      Year ended May 31,          cash flows
                                                 ---------------------------    since inception
                                                     2001           2000       (August 31, 1998)
                                                 ------------   ------------   -----------------
Increase (Decrease) in Cash
  Net loss                                       $(14,075,218)  $ (3,778,867)     $(17,997,560)
  Adjustment to reconcile net loss to
    cash used in operating activities:
    Depreciation and amortization                     279,329        195,610           484,586
    Loss on disposal of equipment                     114,464           -              114,464
    Issuance of common stock for services           2,246,975        333,822         2,586,054
    Issuance of options and warrants for services   1,127,287        782,844         1,910,131
    Issuance of options to employees
      under fair market value                         867,810           -              867,810
    Warrants issued with debt and capital leases    1,392,967         23,600         1,416,567
    Warrants and beneficial conversion
      features of debentures                        2,287,616           -            2,287,616
      Change in assets and liabilities:
        Accounts receivable and
          related party receivables                   (63,054)       (59,981)         (126,459)
        Inventories                                    29,512        (27,266)             -
        Prepaid expenses                              (14,705)        (9,726)          (73,973)
        Deposits                                       93,584       (165,583)          (72,000)
        Accounts payable                              795,282        268,247         1,092,228
        Accrued liabilities                         1,167,466         11,061         1,351,031
        Customer deposits                                 398         49,286            49,684
        Deferred compensation                         107,175           -              107,175
                                                 ------------   ------------      ------------
          Net cash used in operating activities    (3,643,112)    (2,376,953)       (6,002,646)
                                                 ------------   ------------      ------------

Cash flows from investing activities
  Purchase of equipment                               (68,862)      (397,544)         (481,776)
  Acquisition of intellectual property                   -              -               (1,548)
  Deposit on future acquisition                          -           (35,000)          (35,000)
  Cash received from Xcel acquisition                    -               257               257
                                                 ------------   ------------      ------------
          Net cash used in investing activities       (68,862)      (432,287)         (518,067)
                                                 ------------   ------------      ------------

Cash flows from financing activities
  Proceeds from notes payable and related
    party notes payable                             2,129,887           -            2,129,887
  Proceeds from issuance of common stock              734,320      2,853,402         3,587,722
  Proceeds from convertible debentures                800,000           -              800,000
  Payments on short term notes payable                (18,133)       (30,530)          (48,663)
  Payments on capital lease obligations               (14,006)        (7,327)          (21,333)
  Advances from stockholder                              -           100,000           100,000
                                                 ------------   ------------      ------------
          Net cash provided by
            financing activities                    3,632,068      2,915,545         6,547,613
                                                 ------------   ------------      ------------

Net increase (decrease) in cash                       (79,906)       106,305            26,900
Cash at beginning of period                           106,806            501              -
                                                 ------------   ------------      ------------

Cash at end of period                            $     26,900   $    106,806      $     26,900
                                                 ============   ============      ============

Supplemental non-cash investing and financing activities - see note Q

  The accompanying notes are an integral part of these financial statements.

                                   - F 11 -
===============================================================================

                                 Insynq, Inc.
                         (a development stage company)

                         NOTES TO FINANCIAL STATEMENTS
                                 May 31, 2001


NOTE A - NATURE OF BUSINESS

Insynq, Inc. (the Company or Insynq) is a Delaware corporation headquartered in Tacoma, Washington USA. The Company is an application hosting and managed software service provider that provides server-based computing access and services to customers who decide to augment all or part of their information technology requirements. Customers pay a monthly fee for their services and connect to Insynq's server farm primarily through either the Internet, wireless or DSL connection. During the year ended May 31, 2001, the Company's planned principal operations began however, there has been no significant revenues generated. Accordingly, the Company is considered to be a development stage company.


NOTE B - BASIS OF PRESENTATION

On February 18, 2000, the Company closed an asset purchase transaction (Acquisition) in which Xcel Management, Inc. (Xcel), a non-operating public shell company, acquired substantially all of the assets of Insynq. Under accounting principles generally accepted in the United States of America, the Acquisition is considered to be a capital transaction in substance, rather than a business combination. That is, the Acquisition is equivalent to the issuance of stock by Insynq for the net monetary assets of Xcel accompanied by a recapitalization, and is accounted for as a change in capital structure. Accordingly, the accounting for the Acquisition is identical to that resulting from a reverse acquisition, except that no goodwill is recorded. Under reverse takeover accounting, the post-reverse-acquisition financial statements of the "legal acquirer" Xcel, are those of the "legal acquiree" Insynq (the accounting acquirer).

On August 3, 2000, Xcel completed a re-incorporation as a Delaware corporation and changed its' name to Insynq, Inc. In connection with the re-incorporation of the Company in the State of Delaware, the shareholders unanimously voted for the adoption of a plan of recapitalization pursuant to which the issued and outstanding shares of the Company's common stock, would forward split, two-for-one, so that holders of common stock would receive two shares of the Company's $0.001 par value common stock for each share held. The 9,915,424 shares of common stock outstanding immediately prior to the reorganization were converted to 19,830,848 shares of common stock, and outstanding options and warrants to purchase shares were converted into options and warrants entitling the holders to purchase twice as many shares upon exercise of such options and warrants. Loss per share calculations includes the Company's change in capital structure for all periods presented.


NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements is as follows.

Revenue Recognition

The Company's principal source of revenue is generated from application hosting, managed software and related type services. Payments received in advance of the service, even if non-refundable, are recorded as customer deposits. Generally, any prepaid amount is an advance payment and is applied to the last month service fee. Revenues are recognized over the service period. Revenue from the sale of computer hardware is recorded upon delivery, or upon installation when specified under contact terms.

                                   - F 12 -
===============================================================================

                                 Insynq, Inc.
                         (a development stage company)

                         NOTES TO FINANCIAL STATEMENTS
                                 May 31, 2001


NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Inventories

Inventories consist of computer hardware and equipment held for resale and is recorded at the lower of cost (first in, first out) or market.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation and amortization is calculated using the straight-line method over the estimated useful lives of the assets ranging between three to seven years. Leasehold improvements are depreciated over the lesser of the useful lives of the improvements or the term of the lease.

Intangible Assets

Intangible assets consist of the rights to a proprietary data utility services system acquired by the Company. The cost is being amortized over sixty months. Accumulated amortization totaled $77,415 and $43,724 as of May 31, 2001 and 2000, respectively.

Long-Lived Assets

Long-lived assets, including, but not limited to, property and equipment and identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company believes that no impairment of the carrying amount of its long-lived assets existed at May 31, 2001 and 2000.

Class A Common Stock

The Board of Directors is authorized to issue of up to 10,000,000 shares of Class A common stock pursuant to which the holders of such stock are entitled to three votes for each share held, on all matters submitted to stockholders, which voting power may be used by the holders of such stock to create voting impediments or otherwise delay or prevent a change in control or to modify the rights of holders of the Company's common stock. As of May 31, 2001, 5,000,000 options to purchase Class A common stock at $0.50 per share were granted to two officers and were outstanding. (See Note M)

Loss Per Share

Basic loss per share is based on the weighted average number of common shares outstanding during the period. The weighted average number of common shares outstanding was 24,808,590 and 14,050,928 for the years ended May 31, 2001 and 2000, respectively, and 17,201,296 since inception (August 31, 1998) through May 31, 2001. Diluted loss per share includes the effect of all potentially dilutive common stock issuances. Diluted loss per share is not presented because the effect would be anti-dilutive. At May 31, 2001 and 2000, there were 21,447,545 and 8,572,248 shares of potentially issuable common stock, respectively.

Research and Development Costs

Research and development costs are charged to expense in the period when incurred.

                                   - F 13 -
===============================================================================

                                 Insynq, Inc.
                         (a development stage company)

                         NOTES TO FINANCIAL STATEMENTS
                                 May 31, 2001


NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Advertising Expense

Advertising costs are expensed in the period incurred. For the years ended May 31, 2001 and 2000, advertising costs totaled $198,726 and $97,715, respectively.

Concentrations of Credit Risk

The Company sells the majority of its services throughout North America. The majority of the Company's sales are made to customers who are billed monthly on an open account and no collateral is required. For the year ended
May 31, 2001, approximately thirty percent (30%) of revenues were to four customers, one of which is a related party comprising eight percent (8%) of the total revenues.

Insynq has established four vendor relationships that are critical to the day-to-day operations of the Company. The vendors are in the software, hardware, systems and communications industries. These vendors supply software and hardware to run the programs and systems, and provide the means through which the Company connects and communicates with its customers.

Fair Value of Financial Instruments

Financial instruments, consisting principally of cash, accounts receivable, payables, accrued liabilities, short and long-term obligations, and their carrying amounts in the accompanying balance sheets, approximate their fair values. It is management's opinion that the Company is not exposed to significant currency or credit risks arising from these financial instruments.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications

Certain reclassifications have been made to the 2001 presentation in order to conform to the 2000 presentation.

New Authoritative Accounting Pronouncements

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 (SAB 101), Revenue Recognition in Financial Statements. SAB 101 provides guidance on applying accounting principles generally accepted in the United States to revenue recognition in financial statements and is effective in the fourth quarter of all fiscal years beginning after December 15, 1999. During fiscal year 2001, the Company had recorded revenues in accordance with SAB 101, so the implementation of SAB 101 did not have an impact on the Company's operating results.

                                   - F 14 -
===============================================================================

                                 Insynq, Inc.
                         (a development stage company)

                         NOTES TO FINANCIAL STATEMENTS
                                 May 31, 2001


NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

In April 2000, the Financial Accounting Standards Board issued
FASB Interpretation No. 44 (FIN 44), Accounting for Certain Transactions Involving Stock Compensation, an interpretation of APB Opinion No. 25.
FIN 44 is effective for transactions occurring after July 1, 2000. During fiscal year 2001, the Company had been applying FIN 44.

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141 (SFAS 141), Business Combinations. SFAS 141 applies to all business combinations initiated after June 30, 2001. The Statement also applies to all business combinations accounted for using the purchase method for which the date of acquisition is July 1, 2001, or later. The adoption of SFAS 141 will not have an impact on the Company's financial statements.

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other
Intangible Assets. The provisions of SFAS 142 are required to be applied starting with fiscal years beginning after December 15, 2001 with earlier application permitted for entities with fiscal years beginning after
March 15, 2001 provided that the first interim financial statements have
previously been issued.   The statement is required to be applied at the
beginning of the entity's fiscal year and to be applied to all goodwill and other intangible assets recognized in its financial statements to that date. The initial application of the SFAS 142 will have no impact on the Company's financial statements.


NOTE D - MANAGEMENT PLANS

The Company is a development stage company as defined under Statement of Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establishing a new business and its planned operations have recently commenced. However, no significant operating revenues have been derived to date. The Company has incurred recurring losses from operations and has a total accumulated development stage deficit of $17,997,560 at May 31, 2001. As discussed in Note J, the Company is in default on a capitalized lease obligation. The underlying leased assets are critical to the Company's operations. The development of the Company's technology and products will continue to require a commitment of substantial funds.

However, the rate at which the Company expends its resources is variable, may be accelerated, and will depend on many factors. The Company will need to raise substantial additional capital to fund its operations and may seek such additional funding through public or private equity or debt financing. There can be no assurance that such additional funding will be available on acceptable terms, if at all. The Company's continued existence as a going concern is ultimately dependent upon its ability to secure additional funding for completing and marketing its technology and the success of its future operations.

As discussed in note R, the Company has entered into a purchase agreement with an application and managed service provider, which management anticipates will increase the Company's revenues and a financing agreement that will provide additional debt and equity funds. In addition, on June 29, 2001, the Company negotiated a private financing transaction for $1,200,000 of 12% convertible debentures.

                                   - F 15 -
===============================================================================

                                 Insynq, Inc.
                         (a development stage company)

                         NOTES TO FINANCIAL STATEMENTS
                                 May 31, 2001


NOTE E - PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of May 31:
                                                2001           2000
                                             ----------     ----------
          Computer hardware                  $   86,820     $  144,621
          Software                               97,550        105,536
          Equipment                             149,715        217,468
          Furniture and fixtures                 43,990         86,650
          Capitalized leased equipment          668,959        587,517
          Leasehold improvements                 58,036         51,365
                                             ----------     ----------
                                              1,105,070      1,193,157
                                             ----------     ----------
          Less accumulated depreciation
               and amortization                 348,577        161,482
                                             ----------     ----------
                                             $  756,493     $1,031,675
                                             ==========     ==========

Accumulated depreciation on capital lease equipment totaled $216,264 and $83,686 as of May 31, 2001 and 2000, respectively.


NOTE F - ACCRUED LIABILITIES

Accrued liabilities consist of the following as of May 31:
                                             2001           2000
                                          ----------     ----------
          Salaries and benefits           $  254,285     $   62,309
          Payroll taxes                      448,061         37,779
          Interest and penalties             102,565           -
          Other taxes                         45,082           -
          Interest                            50,247           -
          Consulting and other               229,455         34,191
                                          ----------     ----------
                                          $1,129,695     $  134,279
                                          ==========     ==========

As of May 31, 2001, the Company was delinquent on its payroll and business taxes. The majority of the past due amount is for payroll taxes which are due to the Internal Revenue Service. The Company and the Internal Revenue Service have informally agreed to a payment plan for the past due taxes, subject to the Company remaining current on all future payroll tax deposits. The Company has been in contact with other respective taxing authorities to initiate payment plans in settlement of their respective past due taxes.

                                   - F 16 -
===============================================================================

                                 Insynq, Inc.
                         (a development stage company)

                         NOTES TO FINANCIAL STATEMENTS
                                 May 31, 2001


NOTE F - ACCRUED LIABILITIES - Continued

Additionally, two liens have been filed by two different States for past due taxes, plus accrued penalties and interest. One lien, for approximately $28,000, is to a State for prior year's income taxes assessed to the predecessor company of Insynq, Inc. This amount is in dispute and amended returns to correct this deficiency have been filed.


NOTE G - RELATED PARTY NOTES PAYABLE

The Company has entered into short-term promissory notes with stockholders, a corporate officer, a prior employee and two vendors.  All notes, plus accrued interest, are due within one year of issuance and consist of the following at
May 31:
                                                  2001           2000
                                               ----------     ----------
     Note payable to stockholder, due
     November 2, 2001, plus accrued interest;
     bears interest at 10% per annum and is
     unsecured                                 $1,162,000     $     -

     Various notes payable to related parties,
     due on demand to dates ranging through
     April 20, 2002; bearing interest ranging
     from 10% to 12%                              146,402         25,000

     Two notes payable to related party
     vendors, installment payment of $1,692
     due monthly through August 15, 2001 and
     final payment due March 2002; bearing
     interest ranging from 10% to 12%               9,849           -
                                               ----------     ----------

                                               $1,318,251     $   25,000
                                               ==========     ==========

On July 17, 2000, the Company entered into two stockholder promissory note agreements totaling $255,000. In addition, the stockholders were granted warrants to purchase a total of 325,000 shares of common stock at a price of $2.00 per share. The Company recorded a discount on the loans totaling $229,000 for the fair value of warrants granted. The Company recognized $229,000 of interest expense on the discount for the year ended May 31, 2001. In November 2000, the loans were converted into 510,000 shares of common stock at $0.50 per share.

In October 2000, the Company entered into three additional shareholder loans totaling $500,000. These notes were also converted in November 2000 into 1,000,000 shares of common stock at $0.50 per share. As an inducement to the holders to convert the loans, the Company agreed to convert the loans into common stock at a price below the fair market value of the common stock at the time of conversion. This resulted in additional interest expense totaling $1,132,500 for the year ended May 31, 2001.

On December 1, 2000, the Company entered into a promissory note agreement with a stockholder for $50,000 with accrued interest of prime, plus 3%. The principal and accrued interest was converted to 148,488 shares of common stock on January 30, 2001.

                                   - F 17 -
===============================================================================

                                 Insynq, Inc.
                         (a development stage company)

                         NOTES TO FINANCIAL STATEMENTS
                                 May 31, 2001


NOTE H - NOTES PAYABLE

The Company has a $15,000 revolving line of credit. As of May 31, 2001 and 2000, the balance was $13,973 and $10,200, respectively. As of May 31, 2001, the Company has an additional payable totaling $14,000 due on demand.


NOTE I - CONVERTIBLE DEBENTURES

On June 16, 2000, the Company entered into two loan agreements for a total of $650,000, in the form of convertible debentures. The principal balance of the loans and accrued interest were convertible into common stock at $1.42 and $0.71 per share, respectively. In addition, the Company granted 915,492 warrants to purchase common stock at $2.00 per share. On September 16, 2000, the Company entered into two additional convertible debenture agreements totaling $250,000. The loans and accrued interest was convertible into common stock at $1.00 per share. In addition, the Company granted 250,000 warrants to purchase common stock at $1.00 per share to the holders of the debentures.

The Company recorded a discount on the convertible debentures totaling $900,000, equal to the fair value of the warrants received and the intrinsic value of the beneficial conversion feature. The Company has recognized $900,000 of interest expense on the discount for the year ended May 31, 2001. As an inducement to convert the balance of principal and related accrued interest of the debentures, the Company reduced the original conversion share prices to $0.50. This resulted in an additional interest charge in the amount of $1,387,616 for the year ended May 31, 2001.

In November 2000, the Company converted the debentures totaling $900,000, plus accrued interest of $55,796, into common stock at $0.50.


NOTE J - CAPITAL LEASE OBLIGATIONS

The Company leases equipment under capital leases expiring in 2003. As of May 31, 2001, the Company's principal capital lease (for computer hardware, printers and related infrastructure) obligation is in default; accordingly, the entire lease obligation plus imputed interest net of the discount, is classified as a current obligation on the accompanying financial statements. Total net obligation due this lessor is $668,136, net of a discount of $62,933.

                                   - F 18 -
===============================================================================

                                 Insynq, Inc.
                         (a development stage company)

                         NOTES TO FINANCIAL STATEMENTS
                                 May 31, 2001


NOTE J - CAPITAL LEASE OBLIGATIONS - Continued

The following is a schedule by years of future minimum lease payments together with the present value of the minimum payments under capital lease obligations, net of discount, as of May 31, 2001:
                   Years Ending May 31,
         ----------------------------------------
                           2002                          $ 828,598
                           2003                             33,040
                                                         ---------

         Future minimum lease payments                     861,638
         Less amount representing interest and discount    140,174
                                                         ---------

         Present value of minimum lease payments         $ 721,464
                                                         =========

         Current portion                                 $ 692,208
         Long-term portion                                  29,256
                                                         ---------

                                                         $ 721,464
                                                         =========

NOTE K - PUT OPTION OBLIGATION

Pursuant to conversion agreements with four investors (stockholders), the Company exchanged 1,733,016 of the investors' put shares for 1,733,016 shares of common stock. The recorded amount of the converted put shares was $1,071,785 at May 31, 2001.


NOTE L - COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company conducts a substantial portion of its operations utilizing leased facilities for its corporate headquarters and for its server farm racks.

Effective August 1, 2001, the Company entered into two separate facility leases for its corporate operations. The first lease is with the Company's existing landlord and was amended pursuant to a settlement agreement between each party on May 17, 2001. Terms of this lease call for base rent plus charges for a portion of the Company's share of taxes and utilities over the next sixty months. The second facility lease commences on August 1, 2001, and terminates on July 31, 2002. Rent per month is $1,600 for the first twelve months.

A server farm racking agreement is for a term of twenty-four months, expiring on May 31, 2003. The first year of the agreement calls for a monthly fee of $500 per rack, with a minimum of seven racks, or $3,500. The second year of the agreement calls for a minimum fee of $550 per rack or $3,850.
As of May 31, 2001, the Company has nine racks at the server farm.

                                   - F 19 -
===============================================================================

                                 Insynq, Inc.
                         (a development stage company)

                         NOTES TO FINANCIAL STATEMENTS
                                 May 31, 2001


NOTE L - COMMITMENTS AND CONTINGENCIES - Continued

The following is a schedule of approximate future minimum operating lease payments as of May 31, 2001:
                   Years Ending May 31,
              ------------------------------
                           2002                  $  235,500
                           2003                     236,500
                           2004                     189,800
                           2005                     194,400
                           2006                     199,200
                        Thereafter                   34,000
                                                 ----------

                                                 $1,089,400
                                                 ==========

For the years ended May 31, 2001 and 2000, rent expense for facilities and racking, including forfeited lease deposits as a result of amendments to the lease terms during 2001, were approximately $375,000 and $179,000, respectively.

Lawsuit

The Company is party to one lawsuit filed by a prior employee. The lawsuit claim is for approximately $115,000 (plus accrued interest) for unpaid wages, severance, bonuses, benefits and expenses. The Company's management believes the claim is without merit and intends to vigorously defend its position of no liability.

Consulting Agreements

During the year ended May 31, 2001, the Company has several on-going agreements with investor relation consultants, financial advisory, advertising and marketing consultants, and sales persons. Terms of these agreements range from six months to three years and most have automatic renewable provisions. Compensation for these agreements may be in the form of cash or cash plus common stock or options. Certain agreements contain provisions that are performance based only, whereby an individual representing the Company must consummate an acceptable transaction before the common stock or stock options will be issued. Short-term (six months or less) monthly cash fees for consultants approximate $18,500 and one long-term agreement (three years) is $10,000 per month. In addition, a consulting group was paid its final $25,000 installment of a three-month agreement in June 2001.

On July 1, 2001, the Company entered into a six-month agreement with an independent consultant/advisor, in which the consultant will provide expertise in financing, mergers and acquisitions. Terms of the agreement call for the sum total of $67,000 paid over the contract, $7,500 at effective date of the agreement and $60,000 paid in equal installments over the next six months.
The consultant will also receive 2,000,000 shares of common stock in July 2001. An additional 500,000 shares of common stock will be issued to the consultant if there is an acquisition of another company or its assets.

                                   - F 20 -
===============================================================================

                                 Insynq, Inc.
                         (a development stage company)

                         NOTES TO FINANCIAL STATEMENTS
                                 May 31, 2001


NOTE L - COMMITMENTS AND CONTINGENCIES - Continued

Employment Contracts

As of May 31, 2001, the Company has six employment contracts with its key officers and employees. Each agreement calls for a base annual compensation, currently ranging between $96,000 and $180,000. Five agreements contain wage escalation clauses effective on the anniversary date of the agreement.
The agreements generally are written for three to fours years in duration.
Each agreement has an incentive clause with rights to exercise vested stock options agreements at a predetermined price, generally granted at market value, and range between $.50 and $2.00 per share. A total 6,560,000 options have been granted under these agreements.


NOTE M - STOCK OPTIONS

On September 18, 2000, the Company's Board of Directors adopted two long-term incentive plans (Plans), described as follows:

2000 Long Term Incentive Plan (LTIP)

The LTIP provides for the issuance of incentive and non-qualified stock options, stock appreciation rights and restricted stock to directors, officers, employees and consultants. At the adoption of this plan, the Company set aside 16,675,300 shares of common stock, which may be issued upon the exercise of options granted. As of May 31, 2001, incentive options available for issuance are 7,946,540.

2000 Executive Long Term Incentive Plan (Executive LTIP)

The Executive LTIP provides for the issuance of incentive and non-qualified stock options, stock appreciation rights and restricted stock to executive officers of the Company. The Company set aside 5,400,000 shares of Class A common stock under this plan at its adoption. As of May 31, 2001, two corporate officers have been granted options to purchase a total of 5,000,000 shares of Class A common stock.

The Company's Board of Directors administers the Plans and the Board may amend or terminate the Plans if it does not cause any adverse effect on any then outstanding options or unexercised portion thereof. All options generally have an exercise price equal the fair value of the underlying common stock on the date of grant, vest immediately and expire in ten years.

The Company's stock option plan is subject to the provisions of SFAS No 123, Accounting for Stock-Based Compensation. Under the provisions of this standard, employee and director stock-based compensation expense is measured using either the intrinsic-value method as prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees and related Interpretations, or the fair value method described in SFAS No. 123. The Company has elected to account for its employee and director stock-based awards under the provisions of APB Opinion No. 25. Under APB Opinion No. 25, compensation cost for stock options is measured as the excess, if any, of the fair value of the underlying common stock on the date of grant over the exercise price of the stock option.

                                   - F 21 -
===============================================================================

                                 Insynq, Inc.
                         (a development stage company)

                         NOTES TO FINANCIAL STATEMENTS
                                 May 31, 2001


NOTE M - STOCK OPTIONS - Continued

The Company is required to implement the provisions of SFAS No. 123 for stock-based awards to those other than employees and directors. Stock-based compensation expense for all equity instruments is recognized on an accelerated basis based on the related service or vesting periods. Companies choosing the intrinsic-value method are required to disclose the pro forma impact of the fair value method on net income. The pro forma effect on net loss and loss per share are as follows for the years ended May 31:

                                            2001             2000
                                        ------------     ------------
     Net loss as reported               $(14,075,218)    $ (3,778,867)
     Pro Forma net loss                  (17,054,018)      (5,700,015)

     Loss per share as reported               (0.57)           (0.27)
     Pro Forma loss per share                 (0.69)           (0.33)

The fair value of options granted under the Company's stock option plans during the years ended May 31, 2001 and 2000 was estimated on the date of grant, using the Black-Scholes pricing model with the following assumptions:

     Weighted average of expected risk-free interest rates      6.50%
     Expected years from vest date to exercise date             2-10
     Expected stock volatility                                   90%
     Expected dividend yield                                      0%

A summary of the Company's LTIP and Executive LTIP stock option activity is as follows:
                   Activity                  Number of      Weighted Average
                                               Shares        Exercise Price
     -----------------------------------     ----------     ----------------
     Balance at May 31, 1999                       -
     Options granted                          7,011,802           0.51
     Option exercised                              -
     Options forfeited                             -
                                             ----------
     Balance at May 31, 2000                  7,011,802           0.51
     Options granted                          8,568,760           0.41
     Options exercised                       (2,816,229)          0.11
     Options forfeited                       (1,851,802)          1.78
                                             ----------
     Balance at May 31, 2001                 10,912,531           0.65
                                             ==========
     Exercisable options at May 31, 2001      8,695,028           0.63
                                             ==========     ================

                                   - F 22 -
===============================================================================

                                 Insynq, Inc.
                         (a development stage company)

                         NOTES TO FINANCIAL STATEMENTS
                                 May 31, 2001


NOTE M - STOCK OPTIONS - Continued

The weighted average remaining contractual life, in years, and weighted average exercise price of options outstanding as of May 31, 2001 were as follows:
                                        Weighted
                            Weighted     Average       Options     Weighted
  Range of                   Average    Remaining    Exercisable    Average
  Exercise      Options     Exercise   Contractual   at May 31,    Exercise
   Price      Outstanding    Price        Life          2001        Price
-----------   -----------   --------   -----------   -----------   --------
0.18 - 0.19      400,000      $ 0.19        9.95         50,000     $ 0.18
0.34 - 0.71    7,794,153        0.46        8.75      6,864,153       0.47
0.81 - 1.03    1,700,000        0.97        8.95      1,040,830       0.94
1.63 - 2.31    1,018,378        1.79        4.29        740,045       1.70

The weighted average fair value of the options granted during the year ended May 31, 2001 and 2000 were $0.66 and $0.39, respectively.

During the year ended May 31, 2001, the Company recorded $1,249,476 of additional employee compensation expense for the difference between the exercise price of stock options and the fair value of the underlying common stock on the date of grant. The unearned compensation of $381,666 has been presented as a reduction of stockholders' equity in the accompanying financial statements and is being amortized ratably over the vesting period of the applicable options. The Company amortized an aggregate of $867,810 of compensation for the year ended May 31, 2001.


NOTE N - WARRANTS

Warrants shares to purchase common stock outstanding as of May 31, 2001 totaled
12,752,112.   Warrant exercise prices range between $0.13 to $3.75 per share of common stock and substantially all warrants will expire on or before July 17, 2005. Since May 31, 2001, the Company has set aside an additional 2,871,280 warrants in connection with the pending acquisition of a Canadian company and has rescinded 2,145,000 of previously issued warrants to two consulting groups.

During the year ended May 31, 2001, the Company recorded unearned services totaling $344,051 for the fair value of warrants granted to consultants as a reduction of stockholders' equity in the accompanying financial statements. Such amount is being amortized ratably over the service period. Warrants issued by the Company are valued on the date of grant using the Black-Scholes valuation model using the following assumptions: weighted average risk free interest rate of 6.5%; terms ranging from three months to five years; volatility of 90%; and, 0% dividend yield.

                                   - F 23 -
===============================================================================

                                 Insynq, Inc.
                         (a development stage company)

                         NOTES TO FINANCIAL STATEMENTS
                                 May 31, 2001


NOTE O - INCOME TAXES

The Company utilizes the liability method of accounting for income taxes as set forth in Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Under this method, deferred tax assets and liabilities are recognized based on the anticipated future tax effects arising from the differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases of assets and liabilities using enacted tax rates.

The income tax provision reconciled to the tax computed at the statutory federal rate is as follows for the year ended May 31:
                                                    2001             2000
                                                ------------     ------------
Tax benefit at federal statutory rate of 34%    $ (4,785,000)    $ (1,284,000)
Permanent differences                              1,015,000            4,000
                                                ------------     ------------
                                                  (3,770,000)      (1,280,000)
Increase in valuation allowance                    3,770,000        1,280,000
                                                ------------     ------------
                                                $       -        $       -
                                                ============     ============

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  Significant components of deferred Federal income tax are as follows at May 31:
                                                    2001             2000
                                                ------------     ------------
Deferred tax asset
  Net operating loss carryforwards                10,357,000        7,557,000
  Amortization                                        14,000            8,000
  Accrued vacation                                    22,000           20,000
  Allowance doubtful accounts                          8,000             -
  Deferred compensation                               36,000             -
  Employee stock options                              93,000             -
  Warrants issued to consultants                     840,000             -
                                                ------------     ------------
          Total deferred tax assets               11,370,000        7,585,000
                                                ------------     ------------

Deferred tax liability
  Depreciation                                  $     70,000     $     55,000
                                                ------------     ------------
          Total deferred tax liabilities              70,000           55,000
                                                ------------     ------------

Net deferred tax assets                           11,300,000        7,530,000
Valuation allowance                              (11,300,000)      (7,530,000)
                                                ------------     ------------
                                                $       -        $       -
                                                ============     ============

                                   - F 24 -
===============================================================================

                                 Insynq, Inc.
                         (a development stage company)

                         NOTES TO FINANCIAL STATEMENTS
                                 May 31, 2001


NOTE O - INCOME TAXES - Continued

The Company has recorded a valuation allowance for the full amount of the deferred tax assets due to the uncertainty of future utilization of net operating loss carryforwards and realization of other deferred tax assets.
At May 31, 2001, operating loss carryforwards of approximately $30,500,000, expiring through 2021, are available to offset future taxable income. Utilization of these carryforwards are significantly dependent on future taxable income and any future tax benefit is further limited due to a change of control in the Company's ownership as defined by the Internal Revenue Code,
Section 382.


NOTE P - RELATED PARTY TRANSACTIONS

During the year ended May 31, 2001, the Company sold $41,400 of services and received $37,500 of consulting services from a party related to a corporate officer, director and stockholder.


NOTE Q - NON-CASH INVESTING AND FINANCING ACTIVITIES

The Company's non-cash investing and financing activities and supplemental cash flow information were as follows for the year ended May 31:
                                                          2001         2000
                                                       ----------   ----------
Conversion of debentures and accrued interest into
  common stock                                         $2,315,514   $     -
Notes payable and interest converted to common stock    1,938,550         -
Conversion of put options into common stock             1,071,785         -
Discount for warrants granted and beneficial
  conversion features on convertible debentures           900,000         -
Discount for warrants granted with short term
  notes payable and capital leases                        229,000      118,000
Accounts payable converted to common stock                154,557         -
Equipment purchased under capital leases                   15,669         -
Purchase of assets with common stock                         -             727
Cash paid for interest                                     17,411         -

NOTE R - SUBSEQUENT EVENTS

Acquisition

On June 1, 2001, the Company entered into an acquisition purchase agreement with Omnibus Subscriber Computing, Inc. (USC) and its wholly owned subsidiary Omnibus Canada Corp. (OCC), whereby under the terms of the agreement, upon closing, the Company (a) will issue 2,871,280 shares of our common stock in exchange for 100% of the issued and outstanding stock of USC; (b) execute a promissory note in the amount of $220,000; (c) execute certain employment agreements; (d) assume the current liabilities of USC and OCC; and, (e) execute a security agreement for the stock of USC.

                                   - F 25 -
===============================================================================

                                 Insynq, Inc.
                         (a development stage company)

                         NOTES TO FINANCIAL STATEMENTS
                                 May 31, 2001


NOTE R - SUBSEQUENT EVENTS - Continued

Financing Agreement

On June 29, 2001, the Company entered into a private financing transaction with three investors under which the investors initially purchased $550,000 from a total of $1,200,000 12% convertible debentures. The debentures are convertible into shares of common stock on an agreed-upon formula basis. The common stock carry attached warrants that allow the investor, under the terms of the warrants, to purchase up to 2,400,000 shares of common stock at $0.04 per share. Terms of the debentures provide for full payment on or before June 29, 2002 (maturity date), with accrued interest of 12% per annum.
Proceeds from this initial transaction, net of fees, were $465,000. The Company anticipates receiving $650,000, less certain fees, upon successful registration of certain shares of the common stock.

                                   - F 26 -
===============================================================================

                               34,997,237 SHARES

                                 INSYNQ, INC.

                                 COMMON STOCK

                                  PROSPECTUS

                                August 1, 2001


You should rely only on information contained in this prospectus. We have not authorized anyone to give any information or make any representations in connection with this offering other than those contained in this prospectus.
If anyone gives you any such information or makes any such representations, you should not rely on it or them as having been authorized by us. This prospectus is not an offer to sell common stock and it is not soliciting an offer to buy common stock in any state where the offer and sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.


===============================================================================

                                    PART II


ITEM 24.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Our Certificate of Incorporation and Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law and include a provision limiting director liability to us or our shareholders for monetary damages arising from certain acts or omissions in the director's capacity as a director. In addition, we have the ability to maintain insurance on behalf of our directors and executive officers to insure them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

     Certain of our registration rights agreements or arrangements contain reciprocal agreements of indemnity between us and certain of the selling stockholders as to certain liabilities, including liabilities under the Securities Act and in certain circumstances could provide for indemnification of our directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, this type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.



ITEM 25.       OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table indicates the estimated expenses that have been or will be incurred in connection with this offering, all of which will be paid by us.

     SEC registration fee . . . . . . . . .   $    568.71
     Accounting fees and expenses . . . . .     10,000.00
     Legal fees and expenses  . . . . . . .     30,000.00
     Printing and shipping  . . . . . . . .        500.00
     Blue Sky fees and expenses . . . . . .          0.00
     Miscellaneous expenses . . . . . . . .          0.00
                                              -----------
     Total  . . . . . . . . . . . . . . . .   $ 41,068.71
                                              ===========


ITEM 26.       RECENT SALES OF UNREGISTERED SECURITIES.

     The following sets forth information regarding all sales of our unregistered securities during the past three years. All of these shares were exempt from registration under the Securities Act by reason of Section 4(2) of the Securities Act, or Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering, or were exempt by reason of the application of Regulation S. The recipients of securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution of the securities, and appropriate legends were affixed to the share certificates and warrants issued in such transactions. All recipients had adequate access, through their relationships with us or otherwise, to information about us. Unless otherwise indicated, the issuances of the securities described below were affected without the involvement of underwriters. Where applicable, each of the disclosures has been adjusted to account for the 1.41056 to 1 stock split of Insynq-WA, the 1 for 2 stock split of Xcel effective on January 24, 2000, and the 2 for 1 stock split of Insynq-Delaware effective on August 3, 2000.

                                   - II-1 -
===============================================================================

1. We assumed a business services contract dated November 18, 1999, with Consulting & Strategy International, LLC, or CSI, under which we granted to CSI options to purchase a total of 600,000 shares at a price of $1.00 per share, and warrants to purchase up to a total of 2,000,000 shares, exercisable at any time after May 1, 2001 and before February 20, 2003, in increments of 500,000 shares, at exercise prices of $1.25, $1.50, $2.00 and $2.25. These warrants have a "cashless" exercise provision allowing CSI to exercise the warrants for a reduced number of shares pursuant to a formula set forth in the warrants. On January 31, 2001, we entered into an amendment under which $80,000 of accrued services fees were abated in exchange for the re-pricing of the warrants to purchase 2,000,000 shares of common stock at an exercise price of $0.50 per share each.

2. We assumed an equipment financing arrangement dated June 1, 1999, with Hewlett-Packard under which we granted to Hewlett-Packard an option to purchase a total of 282,112 shares of common stock at any time prior to June 1, 2002, at a price of $0.35 per share.

3. We assumed a financial public relations consulting agreement dated September 20, 1999, with One Click Investments, L.L.C., or One Click, under which we issued One Click 700,000 restricted shares of common stock and granted One Click warrants to purchase a total of 1,500,000 shares of common stock, exercisable at any time after February 28, 2001, and prior to December 31, 2003, in one-third increments of 500,000 shares, at exercise prices of $2.00, $4.00 and $7.50 per share. On June 21, 2001, in exchange for the waiver of certain registration rights by One Click Investments, LLC, John P. Gorst gifted to One Click 1,000,000 shares of common stock with voting rights retained by Gorst and agreed that One Click's securities dated August 2000 and January 2001 will be included in the next SB-2 Registration, other than contemplated before August 1, 2001, that we shall file, and the February 2000 warrants shall be re-priced to bear an exercise price of $0.25 per share of common stock with an exercise date extending to December 31, 2004 with a cashless provision.

4.   We assumed a Consulting Agreement dated October 28, 1999, with
     Robert J. Torres and Lowell Cooper. In consideration of consulting services rendered we granted options to each of Mssrs. Torres and Cooper entitling them to purchase a total of 218,637 shares and 134,003 shares, respectively, at any time prior to November 2, 2003, at an exercise price of $2.13 per share.

5. We assumed the obligations under a bridge financing with CSI, dated December 14, 1999, pursuant to which 1,300,000 common shares were issued to nine investors at a price of $0.50 per share.

6. In January of 2000, Insynq-WA completed a private offering of a total of 1,311,821 shares of common stock at an offering price of approximately $0.71 per share. Each purchaser in the private offering was issued one Series A Warrant and one Series B Warrant for each share of common stock purchased by such purchaser. The Series A Warrants and Series B Warrants entitle the purchasers to purchase a share of common stock at any time on or before December 31, 2001, at a price of $1.77 and $2.84, respectively.

7. In January 2000, Timothy Horan, as trustee on behalf of certain parties named below, advanced to Insynq-WA the sum of $150,000 to provide Insynq-WA with capital to secure the leased facility at 1101 Broadway Plaza, Tacoma, Washington. In consideration of this financing, and pursuant to an agreement, Mr. Horan, as trustee, was issued a total of 300,000 shares of restricted common stock, as follows: 150,000 shares to Timothy Horan; 75,000 shares to Travin Partners, L.L.L.P. and 75,000 shares to International Fluid Dynamics, Inc.

8. On February 20, 2000, we entered into a consulting agreement with Vijay Alimchandani (VJ), under the terms of which we engaged VJ to provide us with general consulting services for which we granted options to VJ as follows: (a) 500,000 shares, exercisable at any time prior to February 21, 2005, at a price of $0.25 per share; and (b) 400,000 shares, exercisable one year from the commencement date of the contract, for a period of five years, at an exercise price of $0.50 per share. We also agreed to grant to VJ (a) an additional option, entitling him to purchase a total of 180,000 shares for a five-year period beginning at the end of 24 months from the date of the agreement, if such agreement is extended by us, at price of $0.75 per share; and (b) bonus options of between 50,000 to 100,000 shares to be granted at the discretion of the board of directors at an exercise price of not more than $1.50 per share. On
     July 10, 2001, we entered into an agreement to provide professional services with Central Software Services Inc. (Central Software). Under the terms of the agreement, the previous agreement with VJ, dated
     February 20, 2000, was cancelled in its entirety. For a term of six months, Central Software will provide professional services in the form of identifying and negotiating acquisition opportunities and other merger consulting as appropriate. Under the terms of the agreement, Central Software will receive 2,000,000 shares of restricted common stock at $0.07 per share and a monthly payment of $10,000. In addition, we will issue an additional 500,000 shares of restricted shares of common stock upon the successful completion of each acquisition.

                                   - II-2 -
===============================================================================

9. On or about April 6, 2000, we sold a total of 61,944 shares of common stock to two investors, The Perry Family Trust and John Anderson, under the terms of which the Perry Trust and Mr. Anderson were granted a total of 61,944 warrants to purchase shares of common stock at an exercise price of $3.25 per share.

10. On or about April 26, 2000, we sold a total of 285,714 shares of common stock to Plazacorp Investors Limited, an Ontario corporation, at a price of $1.75 per share. In connection with this sale, Plazacorp was granted warrants to purchase an additional 571,428 shares of common stock, exercisable at any time for a five (5) year period, at a price of $2.75 per share with respect to 285,714 shares, and $3.75 per share with respect to the remaining 285,714 shares. In connection with this transaction, Plazacorp was granted registration rights under a Registration and Repurchase Agreement (the "Agreement") requiring us to file a registration statement by October 31, 2000 and to cause the registration statement to be effective on or before January 31, 2001. In the event we did not file a registration statement by October 31, 2000, or the registration statement was not declared effective by December 13, 2000, Plazacorp had the right, but not the obligation, to require us to repurchase the shares (but not shares issuable on exercise of the warrants), at a price of $2.50 per share. On November 1, 2000, we entered into an Agreement with Plazacorp under which Plazacorp agreed to relinquish its right to require us to repurchase the 285,714 shares at $2.50 in exchange for the conversion of those shares into the right to receive 1,428,730 shares with an agreed value of $0.50 per share.

11. On or about May 17, 2000, we sold a total of 125,000 shares of common stock at a price of $2.00 per share to the following investors:
     Raymond Betz - 25,000 shares; Timothy Horan - 50,000 shares; and International Fluid Dynamics, Inc. (IFD) - 50,000 shares. In connection with this transaction, the purchasers were granted warrants to purchase an equivalent number of additional shares (or a total of 125,000 shares), at any time on or before May 17, 2005, at an exercise price of $3.00 per share. In connection with this transaction, the purchasers were granted registration rights under a Registration and Repurchase Agreement (the "Agreement") requiring us to file a registration statement by October 31, 2000, and to cause the registration statement to be effective on or before January 31, 2001. In the event we did not file a registration statement by October 31, 2000, or the registration statement was not declared effective by January 31, 2001, the purchasers had the right, but not the obligation, to require us to repurchase the shares (but not shares issuable on exercise of warrants), at a price of $2.86 per share. On November 1, 2000, we entered into an Agreement with each of Betz, Horan and IFD under which each agreed to relinquish the right to require us to repurchase their respective number of shares at $2.86 in exchange for the conversion of those shares into the right to receive an aggregate of 715,000 shares with an agreed value of at $0.50 per share.

12. On May 26, 2000, we entered into a consulting agreement with MQ Holdings, Inc. (MQ), under the terms of which we issued a total of 40,000 shares of restricted common stock to two individuals - Mark DeStefano and T J Jesky
     - for services to be rendered in assisting us in our corporate and securities filings, and other consulting services. Under the terms of the consulting agreement, we filed an S-8 registration statement for the registration of the shares issued on October 4, 2000. In December 2000, MQ Holding, rescinded 20,000 shares of common stock with no future claims.

13. On or about June 15, 2000, we entered into a non-exclusive financial advisory agreement with Sunstate Equity Trading, Inc., a Florida corporation, which is a member of the NASD, under the terms of which we have engaged Sunstate, on a non-exclusive basis, to provide financial advisory services and advice. In consideration of the services undertaken by Sunstate, we issued to Sunstate a total of 125,000 shares of restricted common stock. This agreement was amended on September 22, 2000, to include the provision of additional services by Sunstate, including, but not limited to, sponsoring us in conferences with various investments groups. In consideration of these additional services, we issued to Sunstate an additional 250,000 shares of restricted common stock.

                                   - II-3 -
===============================================================================

14. On June 16, 2000, we entered into a private financing transaction with two investors, Travin Partners, L.L.L.P. (TPL) and TCA Investments, Inc.
     (TCA), under the terms of which TPL and TCA each loaned us the sum of $325,000 (the loans), and were sold convertible debentures and granted warrants, described below. The loans are payable pursuant to the terms of identical convertible debentures, providing for full payment on or before June 16, 2002 (the due date), with interest at the current Bank of America prime rate, plus 1/2%. All accrued interest under each Debenture is payable only in shares of our common stock at a price of $0.71 per share. In addition to the Debentures, TPL and TCA were granted warrants entitling each of them to purchase a total of 457,746 shares of our common stock at a price of $1.00 per share, at any time after November 15, 2000 and before June 15, 2005. On November 1, 2000, we entered into an Agreement with each of TPL and TCA under which each agreed to relinquish its right to convert the debentures into shares of common stock at $0.71 per share in exchange for the conversion of those debentures into the right to receive an aggregate of 1,300,000 shares with an agreed value of $0.50 per share.

15. On July 17, 2000, we entered into a private financing transaction with two investors, International Fluid Dynamics, Inc. (IFD) and Garnier Holdings, Inc. (Garnier), under the terms of which IFD and Garnier each loaned us the sum of $127,500 (the loans), and were granted warrants described below. The loans are payable pursuant to the terms of a promissory note (the note), providing for full payment on or before August 1, 2000 (the due date), with interest compounded annually at the Chase Manhattan Bank, N.A. rate quoted as its prime. The warrants entitle each of IFD and Garnier to purchase a total of 325,000 shares of our common stock at a price of $2.00 per share at any time after December 28, 2000 and before July 17, 2005. If the notes were not paid by 5:00 p.m. CST on August 17, 2000, the exercise price would have decreased by one-half, or $1.00, and on and after each additional ten (10) day period that the notes remain unpaid, the exercise price would have decreased by an additional ten percent (10%). On November 1, 2000, we entered into an Agreement with each of Garnier and IFD under which each of them agreed to relinquish its right to payment under the promissory notes in exchange for the conversion of those notes into the right to receive an aggregate of 510,000 shares with an agreed value of $0.50 per share. Under that same agreement, each of Garnier and IFD agreed to lock in the exercise price of the warrants under the Warrant Agreement at $0.50 per share.

16. On August 2, 2000, we entered into a private financing transaction with five foreign investors under the terms of which the investors purchased an aggregate of 200,000 shares of our common shares at a price of $0.60 per share.

17. On August 4, 2000, we sold a total of 200,000 shares of common stock to One Click Investments, LLC, at a price of $0.60 per share. In connection with this sale, One Click was granted warrants to purchase an additional 200,000 shares of common stock, exercisable at any time for a five (5) year period, at a price of $2.00 per share.

18. On August 24, 2000, we entered into a private financing transaction with certain foreign investors under the terms of which the investors purchased an aggregate of 135,000 of our common shares at a price of $0.2963 per share.

19. On September 11, 2000, we entered into a private financing transaction with two investors, Travin Partners, L.L.L.P. (TPL) and TCA Investments, Inc. (TCA), under the terms of which Travin and TCA each loaned us the sum of $125,000 (the loans), and we issued the convertible debentures and granted warrants, described below. The loans were payable pursuant to the terms of identical convertible debentures providing for full payment on or before October 11, 2000 (the due date), with interest at the current Bank of America prime rate, plus 1/2%. All principal and accrued interest under each debenture was convertible into shares of our common stock at a conversion price of (a) $1.00 per share or (b) sixty percent (60%) of the average of the bid price, whichever is lower on the date of conversion. In addition to the debentures, TPL and TCA were granted warrants entitling each of them to purchase a total of 125,000 shares of our common stock at a price of $1.00 per share, at any time after September 11, 2000 and before September 11, 2005. These warrants have a "cashless" exercise provision allowing TPL and/or TCA to exercise the warrants for a reduced number of shares pursuant to a formula set forth in the warrants. On November 1, 2000, we entered into an Agreement with each of TPL and TCA under which each agreed to relinquish its right to convert the debentures into shares of common stock in exchange for the conversion of those debentures into the right to receive an aggregate of 500,000 shares with an agreed value of $0.50 per share.

                                   - II-4 -
===============================================================================

20. On October 20, 2000, we entered into a private financing transaction with three investors, International Fluid Dynamics, Inc. (IFD), Plazacorp Investments Limited (Plazacorp) and Travin Partners, L.L.L.P. (TPL), under the terms of which IFD and TPL each loaned us the sum of $125,000 and Plazacorp loaned us the sum of $250,000 (the loans). The loans are payable pursuant to the terms of a promissory note (the note), providing for full payment on or before November 3, 2000 (the maturity date), with interest payable on the maturity date of ten percent (10%) per annum based on a 365-day year. On November 1, 2000, we entered into an Agreement with each of IFD, Plazacorp and TPL under which each of them agreed to relinquish its right to payment under the promissory notes in exchange for the conversion of those notes into the right to receive an aggregate of 1,000,000 shares with an agreed value of $0.50 per share.

21. On November 1, 2000, we entered into a private financing transaction with Plazacorp Investments Limited (Plazacorp) under the terms of which Plazacorp agreed to loan us up to $1,120,000 (the loan). The loan is payable pursuant to the terms of a promissory note (the note), providing for full payment on or before November 2, 2001 (the maturity date), with interest payable on the maturity date of ten percent (10%) per annum based on a 365-day year. Under the terms of the note, upon our written request Plazacorp shall advance to us up to $300,000.00 under this note in each calendar month during which advances can be requested thereunder (a monthly advance). An advance can be requested during each of November 2000, December 2000 and January 2001 at any time after the 10th day of each month. During the term of the note and after the effective date of a registration statement filed with the SEC registering the shares of our common stock held by Plazacorp, we can request in writing, and Plazacorp shall pay within 10 business days of the written request, an advance of up to an additional $220,000.00 (an additional advance) for the payment of certain obligations of ours that are currently due and owing. Notwithstanding the foregoing, if we raise funds in a financing of either our debt or equity securities during the term of the note (a new financing), and (a) the new financing is up to, but does not exceed, $220,000.00, Plazacorp's obligation to advance the additional advance amount, if it has not already done so, shall be reduced dollar for dollar by the amount of the new financing, or (b) the new financing exceeds $220,000.00, Plazacorp shall not be obligated to advance the additional advance amount, if it has not already done so, and in addition, the obligation of Plazacorp to advance the monthly advances remaining to be advanced thereunder, if any, shall be reduced dollar for dollar by the amount of the funds raised in the new financing.

22. On November 11, 2000, we entered into an agreement with Bridge 21, Inc., a Wyoming corporation, under the terms of which we have formed a relationship to provide seats to Bridge 21's members. In consideration of the relationship, we granted to Bridge 21 a total of 30,000 options to purchase our common stock at a price to be determined on the date of exercise based on certain performance goals.

23. On December 7, 2000, for services rendered, we granted to Locke Liddell & Sapp LLP warrants to purchase 100,000 shares of common stock, exercisable at any time for a five (5) year period, at an exercise price of $0.50 per share.

24. On February 19, 2001, we entered into a business advisory and consulting services agreement with Tarshish Capital Markets, Ltd., an Israel corporation, under the terms of which we have engaged Tarsish, on a best efforts basis, to seek funding sources for a private offering exempt from registration requirements. In consideration of the services undertaken by Tarsish, we will compensate Tarsish in the form of a success fee equal to 13% of funds so invested and warrants equal to 10% of the funds raised at an exercise price of 110% of the sales price of each transaction. In connection with the agreement, on March 2, 2001 4 foreign investors purchased 135,000 shares of restricted stock at $0.25 per share and March 15, 2001, two foreign investors purchased 22,000 shares of restricted stock at $0.20 per share. In addition we issued to Tarshish warrants to purchase in the amount of 13,500 shares at an exercise price of $0.275 per share and 2,200 shares at an exercise price of $0.22 per share.

                                   - II-5 -
===============================================================================

25. On March 5, 2001, for services rendered, we granted to Americom Technology, Inc., specifically Patrick Berkil, Ronald Richter and
     Patrick Richter (collectively, Americom), warrants to purchase an aggregate of 75,000 shares of restricted common stock, exercisable at any time for a one year period, at an exercise price of $0.432 per share.

26.  On March 26, 2001, we entered into a consulting agreement with Internet
     PR Group under the terms of which we have engaged Internet PR Group, on a non-exclusive basis, to provide investor relations and related advisory services and advice. The agreement is for an initial term of one year, and may be extended for additional terms as agreed upon by the parties. In consideration of the services undertaken by Internet PR Group, we issued to Internet PR Group a total of 225,000 shares of restricted common stock at $0.3438 per share. In connection with this transaction, Internet PR Group was granted registration rights granting Internet PR Group (a) one demand registration right on or after November 1, 2001, and (b) "piggyback" registration rights.

27. On March 22, 2001, we entered into a consulting agreement with Metromedia Research Group, LLC under the terms of which we have engaged Metromedia, on a non-exclusive basis, to provide investor relations and related advisory services and advice. The agreement is for an initial term of ninety days and must be renewed in writing by both parties. In consideration of the services undertaken by Metromedia, we issued a total 200,000 shares of restricted stock at $0.3438 per share. In connection with this transaction, Metromedia was granted registrations rights granting Metromedia (a) one demand registration right on or after April 30, 2001, and (b) "piggyback" registration rights. On April 9, 2001 the consulting agreement was amended to include an additional issuance of 300,000 shares of restricted common stock, with a fair market value of $0.18 per share, as compensation for a designated consultant specializing in the small and micro-cap markets. All other provisions of the consulting agreement remain the same.

28. On March 22, 2001, for services rendered, we granted to Ward and Associates, specifically William Collins, Stephen Ward, Cheryl Ward and Lucia Churches (collectively, Ward), warrants to purchase an aggregate of 22,028 shares of restricted common stock, exercisable at any time for a one year period, at an exercise price of $0.50 per share.

29. On April 1, 2001, we entered into a consulting agreement with The N.I.R. Group, LLC for a term of three months. Under the terms of the agreement, in consideration of the services undertaken by NIR, we shall issue monthly, through the term of the agreement, (a) 125,000 shares of our common stock and (b) $25,000. The fair market value for each issuance is $0.3281, $0.17 and $0.10, respectively.

30. On April 1, 2001, we entered into a letter agreement with Barretto Pacific Corporation under the terms of which we have engaged Barretto, on a non-exclusive basis, to provide investor relations and related advisory services and advice. The agreement is for an initial term of one year and may be extended for such periods of time and upon such terms and conditions as may be mutually agreed upon, in writing, by the parties, and may be cancelled by either party giving the other party written notice received by the end of each three month period ending on July 1, 2001, October 1, 2001, and January 1, 2002. In consideration of the services undertaken by Barretto, we issued an initial payment of 92,000 shares of restricted stock with a fair market value of $0.3281 per share, and, subsequent payments of $27,500, whether in cash or stock equivalents, payable quarterly through the term of the agreement, providing the agreement has not been terminated by either party. In connection with this transaction we have granted Barretto a warrant to purchase 100,000 shares of restricted common stock with an exercise price of $0.30 per share, of which 25,000 shares vest immediately and the remainder vest quarterly, provided the agreement has not been terminated, and are exercisable through November 1, 2002.

31. On April 4, 2001, in consideration of past consulting services rendered to us, we granted a warrant to Robert J. Torres entitling him to purchase a total of 43,360 shares of restricted common stock at any time prior to April 4, 2002, at an exercise price of $0.25 per share.

32. On April 12, 2001, we granted 20,000 shares of restricted common stock to each of our then 27 employees located at the Broadway Plaza, Tacoma Washington facility. The fair market value on the date of grant was $0.17 per share.

                                   - II-6 -
===============================================================================

33. On or about April 25, 2001 we sold a total of 315,000 shares of common stock at a price of $0.07 per share to International Fluid Dynamics (IFD). In connection with this transaction, IFD was granted warrants to purchase an equivalent number of additional shares, at any time on or before the fifth anniversary date of the registration rate, of such securities, at an exercise price of $0.07 per share. In connection with this transaction, IFD was granted registration rights granting IFD one demand registration right on or after June 30, 2001.

34. On or about May 3, 2001, we entered into a consulting agreement with DiabloStocks, Inc. under the terms of which we have engaged DiabloStocks, on a non-exclusive basis, to provide investor relations and related advisory services and advice. The agreement is for a term of one year. In consideration for the services undertaken by DiabloStocks, we issued to them a total of 290,000 shares of restricted common stock at $0.16 per share.

35. On May 3, 2001, we entered into a consulting agreement with Eugene R. Zachman for a term of two years. Under the terms of the agreement, and in consideration of the services undertaken by Zachman, we issued a stock option for 750,000 shares of common stock under our 2000 Long Term Incentive Plan with a fair market value of $0.3438, which will vest upon performance. On May 30, 2001 we amended the agreement to include a grant of 500,000 shares of our common stock upon the signing of certain contracts. In addition, we have agreed to register the grant on Form S-8.

36. On or about May 4, 2001, for services rendered, we issued to Internet Solutions Partners, Inc. 66,667 shares of restricted stock at $0.15 per share.

37. On May 17, 2001, we entered into a settlement agreement with our landlord Howe/Horizon Holdings, LLC, owner of the facilities located at 1101 Broadway Plaza, Tacoma WA and Horizon Holdings I, Inc. owner and landlord of the facilities located 1401 Court C, Tacoma WA. In connection with the settlement, we issued the following: (a) 290,000 shares of common stock and a warrant to purchase 800,000 shares of restricted common stock with an exercise price per share of $0.50 to Howe/Horizon Holdings and
     (b) 210,000 shares of restricted common stock and a warrant to purchase 200,000 shares of common stock with an exercise price of $0.50 per share to Horizon Holdings I. In connection with this transaction, we granted each of Howe/Horizon Holdings and Horizon Holdings I registration rights granting both one demand registration right on or after September 17, 2001.

38. On May 17 2001, we entered into a consulting agreement with James Zachman for a term of six months. Under the terms of the agreement and in consideration of the services undertaken by Zachman, we will issue monthly payments of $4,500 and a stock option for 350,000 shares of common stock issued under our 2000 Long Term Incentive Plan with a fair market value of $0.19, which will vest upon performance. On May 30, 2001 we amended the agreement to include a grant of 500,000 shares of our common stock upon the signing of certain contracts. In addition, we have agreed to register the grant on Form S-8.

39. On or about May 28, 2001, we entered into a selling agreement with Taconic Capital Partners, LP, Internet Solutions Partners, Inc, and Salvani Investments, Inc., specifically Joseph Salvani and Rene Jimenez, under the terms of which we agreed to issue an aggregate of 435,000 shares of common stock to the parties for entering into this agreement. In addition, if total sales during the campaign reach certain amounts, we will issue up to
     1.5 million additional shares as follows: (a) $750,000, we will issue an additional 435,000 shares; (b) $1.25 million we will issue an additional 290,000 shares; and (c) $2 million we will issue an additional 335,000 shares. We also agreed to file an S-8 registration statement within one month of signing of this agreement. The term of the selling agreement is for one year unless terminated with thirty (30) days written notice. On July 16, 2001 we terminated the selling agreement for non-performance.

40. On June 1, 2001, we entered into an acquisition purchase agreement, subject to certain terms, with Omnibus Subscriber Computing, Inc. (USC) and its wholly owned subsidiary Omnibus Canada Corp. (OCC), whereby under the terms of the agreement, upon closing, we (a) will issue 2,871,280 shares of our common stock in exchange for 100% of the issued and outstanding stock of USC; (b) execute a promissory note in the amount of $220,000; (c) execute certain employment agreements; (d) assume the current liabilities of USC and OCC; and, (e) execute a security agreement for the stock of USC.

                                   - II-7 -
===============================================================================

41. On June 29, 2001, we entered into a private financing transaction with three investors, AJW Partners LLC, New Millennium Capital Partners II, LLC, and AJW/New Millennium Offshore, Ltd. (collectively, the Buyers), under the terms of which the Buyers purchased (a) 12% convertible debentures in the aggregate principal amount of up to $1,200,000 (together with any debenture(s) issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, convertible into shares of our common stock, $0.001 par value per share, and (b) warrants to purchase up to 2,400,000 shares of our common stock, each as described below. The terms of debentures provide for full payment on or before June 29, 2002, with interest of 12% per annum. The terms of the warrants entitle each buyer to purchase shares of our common stock at a price equal to the lesser of (i) $.04 per share and (ii) the average of lowest three (3) trading prices during the twenty trading days immediately prior to exercise, at any time after June 29, 2001 and before June 29, 2003.

                                   - II-8 -
===============================================================================

ITEM 27        EXHIBITS.

     (a)  Exhibits
EXHIBIT
 NUMBER     DESCRIPTION
-------     -------------------------------------------------------------------
  2.1       Asset Purchase Agreement, dated as of February 18, 2000, by and between Xcel Management, Inc. and Insynq, Inc. (Incorporated by
            reference to Exhibit 2 to the Company's Current Report on Form 8-K,
            filed March 3, 2000).

  3.1 Certificate of Incorporation of Insynq, Inc. (Incorporated by reference to Exhibit 2 to the Company's Current Report on Form 8-K filed August 17, 2000).

  3.2 By-Laws of Insynq, Inc. (Incorporated by reference to Exhibit 3 to the Company's Current Report on Form 8-K filed August 17, 2000).

  4.1 Form of Specimen Common Stock Certificate. (Incorporated by reference to Exhibit 4.1 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

  4.2       Form of Warrant Agreement issued to Consulting & Strategy
            International, LLC on February 24, 2000, as amended by Amendment
            No. 1 dated June 9, 2000, Amendment No. 2 dated July 31, 2000,
            Amendment No. 3 dated August 31, 2000, Amendment No. 4 dated
            October 1, 2000, Amendment No. 5 dated October 28, 2000 and
            Amendment No. 6 dated December 1, 2000 (Incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form
            SB-2 filed December 14, 2000).

  4.3       Amendment No. 7 dated February 1, 2001 and Amendment No. 8 dated
            February 27, 2001, to Warrant Agreement issued to Consulting &
            Strategy International, LLC on February 24, 2000. (Incorporated by reference to Exhibit 4.2 to the Company's Quarterly Report on Form 10-QSB filed April 20, 2001).

  4.4       Letter Agreement dated January 31, 2001 between Consulting &
            Strategy International, LLC and Insynq, Inc. (Incorporated by reference to Exhibit 4.4 to the Company's Annual Report on Form 10-
            KSB filed July 31, 2001).

  4.5       Form of Warrant Agreement issued to International Fluid Dynamics,
            Inc. on May 17, 2000. (Incorporated by reference to Exhibit 4.3 to the Company's Annual Report on Form 10-KSB filed September 13,
            2000).

  4.6       Form of Registration and Repurchase Agreement issued to
            International Fluid Dynamics, Inc. on May 17, 2000, as amended.
            (Incorporated by reference to Exhibit 4.4 to the Company's Annual
            Report on Form 10-KSB filed September 13, 2000).

  4.7       Form of Warrant Agreement issued to Plazacorp Investors Limited on
            April 26, 2000. (Incorporated by reference to Exhibit 4.5 to the
            Company's Annual Report on Form 10-KSB filed September 13, 2000).

  4.8       Form of Registration and Repurchase Agreement issued to Plazacorp
            Investors Limited on April 26, 2000, as amended. (Incorporated by reference to Exhibit 4.6 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

  4.9       Form of Warrant Agreement issued to TCA Investments, Inc. on June
            16, 2000, as amended by Amendment No. 1 dated August 31, 2000,
            Extension dated September 5, 2000, Amendment No. 2 dated September
            14, 2000, Amendment No. 3 dated October 1, 2000, Amendment No. 4 dated October 28, 2000 and Amendment No. 5 dated December 1, 2000
            (Incorporated by reference to Exhibit 4.7 to the Company's
            Registration Statement on Form SB-2 filed December 14, 2000).

  4.10 Amendment No. 6 dated February 28, 2001, to Warrant Agreement issued to TCA Investments, Inc. on June 16, 2000 (Incorporated by reference to Exhibit 4.7 to the Company's Quarterly Report on Form
            10-QSB filed April 20, 2001).

  4.11      Form of Convertible Debenture issued to TCA Investments, Inc. on
            June 16, 2000, as amended. Form of Convertible Debenture issued to
            TCA Investments, Inc. on June 16, 2000, as amended by Amendment
            No. 1 dated August 31, 2000, Extension dated September 5, 2000,
            Amendment No. 2 dated September 14, 2000, Amendment No. 3 dated
            October 1, 2000 and Amendment No. 4 dated October 28, 2000.
            (Incorporated by reference to Exhibit to Exhibit 4.2 to the Company's Registration Statement on Form SB-2 filed
            December 14, 2000)

  4.12      Form of Warrant Agreement issued to Garnier Holdings, Ltd. on
            July 17, 2000, as amended by Amendment No. 1 dated
            September 22, 2000, Amendment No. 2 dated October 1, 2000,
            Amendment No. 3 dated October 19, 2000, Amendment No. 4 dated
            October 28, 2000 and Amendment No. 5 dated December 1, 2000.
            (Incorporated by reference to Exhibit 4.9 to the Company's
            Registration Statement on Form SB-2 filed December 14, 2001)

  4.13 Amendment No. 6 dated February 27, 2001, to Warrant Agreement issued to Garnier Holdings, Ltd. on July 17, 2000 (Incorporated by reference to Exhibit 4.9 to the Company's Quarterly Report on Form
            10-QSB filed April 20, 2001).

  4.14      Form of Promissory Note issued to Garnier Holdings, Ltd. on
            July 17, 2000, as amended by Extension No. 1 dated
            September 11, 2000 and Extension No. 2 dated October 1, 2000.
            (Incorporated by reference to Exhibit 4.10 to the Company's
            Quarterly Report on Form 10-QSB filed October 23, 2000).

  4.15      Form of Warrant Agreement issued to One Click Investments, LLC on
            August 4, 2000. (Incorporated by reference to Exhibit 4.11 to the
            Company's Annual Report on Form 10-KSB filed September 13, 2000).

  4.16      Form of Registration Rights Agreement issued to One Click
            Investments, LLC on August 4, 2000. (Incorporated by reference to
            Exhibit 4.12 to the Company's Annual Report on Form 10-KSB filed
            September 13, 2000).

  4.17      Form of Warrant Agreement issued to Series A & B warrant holders.
            (Incorporated by reference to Exhibit 4.13 to the Company's Annual
            Report on Form 10-KSB filed September 13, 2000).

  4.18      Form of Warrant Agreement issued to One Click Investments, LLC on
            September 20, 1999, as amended. (Incorporated by reference to Exhibit 4.14 to the Company's Annual Report on Form 10-KSB filed
            September 13, 2000).

  4.19      Form of Warrant Agreement issued to Hewlett-Packard on
            June 1, 1999. (Incorporated by reference to Exhibit 4.15 to the
            Company's Annual Report on Form 10-KSB filed September 13, 2000).

  4.20      Form of Registration Agreement issued to Hewlett-Packard on
            February 20, 2000. (Incorporated by reference to Exhibit 4.16 to the Company's Amendment No. 1 to Annual Report on Form 10-KSB/A filed December 6, 2000).

  4.21      Form of Subscription Agreement between TCA Investments, Inc. and
            Insynq, Inc. dated June 16, 2000. (Incorporated by referenced to
            Exhibit 4.17 to the Company's Quarterly Report on Form 10-QSB filed
            October 23, 2000).

  4.22      Form of Subscription Agreement between TCA Investments, Inc. and
            Insynq, Inc. dated September 11, 2000. (Incorporated by reference to Exhibit 4.17 to the Company's Quarterly Report on Form 10-QSB filed October 23, 2000).

  4.23      Form of Warrant Agreement issued to TCA Investments, Inc. dated
            September 11, 2000, as amended by Amendment No. 1 dated
            December 1, 2000. (Incorporated by reference to Exhibit to
            Exhibit 4.19 to the Company's Registration Statement on Form SB-2
            filed December 14, 2000)

  4.24      Form of Convertible Debenture issued to TCA Investments, Inc. dated
            September 11, 2000, as amended by Amendment No. 1 dated
            October 6, 2000 and Amendment No. 2 dated October 19, 2000.
            (Incorporated by reference to Exhibit 4.20 to the Company's
            Quarterly Report on Form 10-QSB filed October 23, 2000).

  4.25 Form of Consent of Plazacorp Investors Limited to the Extension of the filing of the Registration Statement on Form SB-2 dated
            September 22, 2000. (Incorporated by reference to Exhibit 4.21 to the Company's Quarterly Report on Form 10-QSB filed
            October 23, 2000).

  4.26 Form of Consent of Plazacorp Investors Limited to the Extension of the filing of the Registration Statement on From SB-2 dated
            October 2, 2000. (Incorporated by reference to Exhibit 4.22 to the
            Company's Quarterly Report on Form 10-QSB filed October 23, 2000).

  4.27 Form of Consent of TCA Investments, Inc. to Extension of the filing of the Registration Statement on From SB-2 dated
            September 22, 2000. (Incorporated by reference to Exhibit 4.23 to the Company's Quarterly Report on Form 10-QSB filed
            October 23, 2000).

  4.28 Form of Consent of TCA Investments, Inc. to Extension of the filing of the Registration Statement on Form SB-2 dated October 2, 2000.
            (Incorporated by reference to Exhibit 4.24 to the Company's
            Quarterly Report on Form 10-QSB filed October 23, 2000).

  4.29 Form of Consent of International Fluid Dynamics, Inc. to Extension of the filing of the Registration Statement on Form SB-2 dated
            September 22, 2000. (Incorporated by reference to Exhibit 4.25 to the Company's Quarterly Report on Form 10-QSB filed
            October 23, 2000).

  4.30 Form of Consent of International Fluid Dynamics, Inc. to Extension of the filing of the Registration Statement on Form SB-2 dated
            October 2, 2000. (Incorporated by reference to Exhibit 4.26 to the
            Company's Quarterly Report on Form 10-QSB filed October 23, 2000).

  4.31      Registration Rights Agreement dated September 22, 2000 between
            Charles Benton and Insynq, Inc. (Incorporated by reference to
            Exhibit 4.27 to the Company's Quarterly Report on Form 10-QSB filed
            October 23, 2000).

  4.32      Form of Promissory Note issued to International Fluid Dynamics,
            Inc. on October 20, 2000. (Incorporated by reference to
            Exhibit 4.28 to the Company's Quarterly Report on Form 10-QSB filed
            October 23, 2000).

  4.33      Agreement dated November 1, 2000 between International Fluid
            Dynamics, Inc. and Insynq. (Incorporated by reference to Exhibit 4.29 to the Company's Registration Statement on Form SB-2
            filed December 14, 2000)

  4.34      Agreement dated November 1, 2000 between Travin Partners, L.L.L.P.
            and Insynq. (Incorporated by reference to Exhibit 4.30 to the Company's Registration Statement on Form SB-2 filed
            December 14, 2000)

  4.35      Agreement dated November 1, 2000 between TCA Investments, Inc. and
            Insynq. (Incorporated by reference to Exhibit 4.31 to the Company's Registration Statement on Form SB-2 filed
            December 14, 2000)

  4.36      Agreement dated November 1, 2000 between Plazacorp Investors
            Limited and Insynq. (Incorporated by reference to Exhibit 4.32 to the Company's Registration Statement on Form SB-2 filed
            December 14, 2000)

  4.37      Agreement dated November 1, 2000 between Garnier Holdings, Ltd. and
            Insynq. (Incorporated by reference to Exhibit 4.33 to the Company's Registration Statement on Form SB-2 filed
            December 14, 2000)

  4.38      Agreement dated November 1, 2000 between International Fluid
            Dynamics, Inc. and Insynq. (Incorporated by reference to Exhibit 4.34 to the Company's Registration Statement on Form SB-2
            filed December 14, 2000)

  4.39      Agreement dated November 1, 2000 between Timothy Horan and Insynq.
            (Incorporated by reference to Exhibit 4.35 to the Company's
            Registration Statement on Form SB-2 filed December 14, 2000)

  4.40      Agreement dated November 1, 2000 between Raymond Betz and Insynq.
            (Incorporated by reference to Exhibit 4.36 to the Company's
            Registration Statement on Form SB-2 filed December 14, 2000)

  4.41      Agreement dated November 1, 2000 between Travin Partners, L.L.L.P.
            and Insynq. (Incorporated by reference to Exhibit 4.37 to the Company's Registration Statement on Form SB-2 filed
            December 14, 2000)

  4.42      Form of Warrant Agreement dated December 7, 2000 between Locke
            Liddell & Sapp LLP and Insynq. (Incorporated by reference to
            Exhibit 4.38 to the Company's Registration Statement on Form SB-2
            filed December 14, 2000)

  4.43      Lock-Up and Waiver Agreement dated October 17, 2000, as amended by
            Amendment No. 1 dated December 1, 2000, by Charles F. Benton.
            (Incorporated by reference to Exhibit 4.39 to the Company's
            Registration Statement on Form SB-2 filed December 14, 2000)

  4.44      Lock-Up and Waiver Agreement dated October 17, 2000 by
            John P. Gorst. (Incorporated by reference to Exhibit 4.40 to the
            Company's Registration Statement on Form SB-2 filed
            December 14, 2000)

  4.45      Lock-Up and Waiver Agreement dated October 17, 2000 by
            M. Carroll Benton. (Incorporated by reference to Exhibit 4.41 to the Company's Registration Statement on Form SB-2 filed
            December 14, 2000)

  4.46      Lock-Up and Waiver Agreement dated October 15, 2000 by
            Vijay Alimchandani. (Incorporated by reference to Exhibit 4.42 to the Company's Registration Statement on Form SB-2 filed
            December 14, 2000)

  4.47      Lock-Up and Waiver Agreement dated October 16, 2000 by One Click
            Investments LLC. (Incorporated by reference to Exhibit 4.43 to the Company's Registration Statement on Form SB-2 filed
            December 14, 2000)

  4.48      Promissory Note dated December 1, 2000 between One Click
            Investments, LLC and Insynq, Inc. (Incorporated by reference to
            Exhibit 4.44 to the Company's Quarterly Report on Form 10-QSB filed
            April 20, 2001)

  4.49 Agreement dated January 30, 2001 between One Click Investments, LLC and Insynq, Inc. (Incorporated by reference to Exhibit 4.45 to the Company's Quarterly Report on Form 10-QSB filed April 20, 2001)

  4.50      Registration Agreement dated January 30, 2001 between One Click
            Investments, LLC and Insynq, Inc. (Incorporated by reference to
            Exhibit 4.46 to the Company's Quarterly Report on Form 10-QSB filed
            April 20, 2001)

  4.51      Warrant Agreement dated February 20, 2001 between TCA Investments,
            Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 4.47 to the Company's Quarterly Report on Form 10-QSB filed April 20, 2001)

  4.52      Registration Agreement dated February 20, 2001 between TCA
            Investments, Inc. and Insynq, Inc. (Incorporated by reference to
            Exhibit 4.48 to the Company's Quarterly Report on Form 10-QSB filed
            April 20, 2001)

  4.53      Form of Warrant Agreement dated March 5, 2001 between
            Patrick Birkel and Insynq, Inc. (Incorporated by reference to
            Exhibit 4.53 to the Company's Annual Report on Form 10-KSB filed
            July 31, 2001)

  4.54 Warrant Agreement dated March 5, 2001 between Bransville Limited and Insynq, Inc. (Incorporated by reference to Exhibit 4.54 to the Company's Annual Report on Form 10-KSB filed July 31, 2001)

  4.55      Form of Warrant Agreement dated March 22, 2001 between
            William R. Collins and Insynq, Inc. (Incorporated by reference to
            Exhibit 4.55 to the Company's Annual Report on Form 10-KSB filed
            July 31, 2001)

  4.56      Registration Rights Agreement dated March 26, 2001 between Internet
            PR Group and Insynq, Inc. (Incorporated by reference to
            Exhibit 4.56 to the Company's Annual Report on Form 10-KSB filed
            July 31, 2001)

  4.57 Warrant Agreement dated March 25, 2001 between Bransville Limited and Insynq, Inc. (Incorporated by reference to Exhibit 4.57 to the Company's Annual Report on Form 10-KSB filed July 31, 2001)

  4.58      Form of Warrant Agreement dated April 25, 2001 between
            International Fluid Dynamics, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 4.58 to the Company's Annual Report on Form 10-KSB filed July 31, 2001)

  4.59      Form of Subscription Agreement dated April 25, 2001 between
            International Fluid Dynamics, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 4.59 to the Company's Annual Report on Form 10-KSB filed July 31, 2001)

  4.60      Form of Registration Agreement dated April 25, 2001 between
            International Fluid Dynamics, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 4.60 to the Company's Annual Report on Form 10-KSB filed July 31, 2001)

  4.61      Warrant Agreement dated April 1, 2001 between Barretto Pacific
            Corporation and Insynq, Inc. (Incorporated by reference to Exhibit 4.61 to the Company's Annual Report on Form 10-KSB filed
            July 31, 2001)

  4.62      Form of Warrant Agreement dated May 17, 2001 between Horizon
            Holdings I, LLC and Insynq, Inc. (Incorporated by reference to
            Exhibit 4.62 to the Company's Annual Report on Form 10-KSB filed
            July 31, 2001)

  4.63      Form of Registration Agreement dated May 17, 2001 between Horizon
            Holdings I, LLC and Insynq, Inc. (Incorporated by reference to
            Exhibit 4.63 to the Company's Annual Report on Form 10-KSB filed
            July 31, 2001)

  4.64      Securities Purchase Agreement dated June 29, 2001 between AJW
            Partners, LLC, New Millennium Capital Partners II, LLC, AJW/New
            Millennium Offshore, Ltd and Insynq. Inc. (Incorporated by reference to Exhibit 4.64 to the Company's Annual Report on Form 10-KSB filed July 31, 2001)

  4.65      Form of Stock Purchase Warrant dated June 29, 2001 between AJW
            Partners, LLC and Insynq, Inc. (Incorporated by reference to
            Exhibit 4.65 to the Company's Annual Report on Form 10-KSB filed
            July 31, 2001)

  4.66      Form of Secured Convertible Debenture dated June 29, 2001 between
            AJW Partners, LLC and Insynq, Inc. (Incorporated by reference to
            Exhibit 4.66 to the Company's Annual Report on Form 10-KSB filed
            July 31, 2001)

  4.67      Guaranty and Pledge Agreement dated June 29, 2001 between
            M. Carroll Benton, AJW Partners, LLC, New Millennium Capital
            Partners II, LLC, and AJW/New Millennium Offshore, Ltd.
            (Incorporated by reference to Exhibit 4.67 to the Company's Annual
            Report on Form 10-KSB filed July 31, 2001)

  4.68      Registration Rights Agreement dated June 29, 2001 between AJW
            Partners, LLC, New Millennium Capital Partners II, LLC Millennium
            Capital Partners II, LLC and Insynq, Inc. (Incorporated by reference to Exhibit 4.68 to the Company's Annual Report on Form 10-KSB filed July 31, 2001)

  5.1*      Opinion Letter of Locke Liddell & Sapp LLP

 10.1       Insynq, Inc. 2000 Executive Long Term Incentive Plan.
            (Incorporated by reference to Exhibit 10.1 to the Company's Annual
            Report on Form 10-KSB filed September 13, 2000).

 10.2       Insynq, Inc. 2000 Long Term Incentive Plan, as amended by Amendment
            No. 1 dated September 1, 2000. (Incorporated by reference to
            Exhibit 10.2 to the Company's Quarterly Report on Form 10-QSB filed
            October 23, 2000).

 10.3       Business Services Contract with Consulting & Strategy
            International, L.L.C. dated November 18, 1999, as amended by
            Amendment No. 1 dated August 31, 2000, Amendment No. 2 dated
            September 14, 2000, Amendment No. 3 dated October 1, 2000,
            Amendment No. 4 dated October 28, 2000, Amendment dated
            October 31, 2000, and Amendment No. 5 dated December 1, 2000
            (Incorporated by reference to Exhibit 10.3 to the Company's
            Registration Statement on Form SB-2 filed December 14, 2000).

 10.4       Amendment No. 6 dated February 6, 2002, to Business Services
            Contract with Consulting & Strategy International, L.L.C. dated
            November 18, 1999 (Incorporated by reference to Exhibit 10.3 to
            The Company's Quarterly Report on Form 10-QSB filed April 20,2001).

 10.5 Independent Marketing Consultant Agreement with Vijay Alimchandani dated February 20, 2000, as amended by Amendment No. 1 dated
            June 30, 2000. (Incorporated by reference to Exhibit 10.4 to the
            Company's Quarterly Report on Form 10-QSB filed October 23, 2000).

 10.6       Financial Public Relations Consulting Agreement with One Click
            Investments, LLC dated September 20, 1999, as amended by Amendment
            No. 1 dated June 30, 2000 and Amendment No. 2 dated
            October 31, 2000. (Incorporated by reference to Exhibit 10.5 to the Company's Registration Statement on Form SB-2 filed
            December 14, 2000).

 10.7       Amendment No. 3 dated January 30, 2001, to Financial Public
            Relations Consulting Agreement with One Click Investments, LLC dated September 20, 1999 (Incorporated by reference to Exhibit 10.5 to the Company's Quarterly Report on Form 10-QSB filed April 20,
            2001).

 10.8 Form of Registration Rights Agreement upon the issuance of shares to investors under the bridge financing dated December 14, 1999.
            (Incorporated by reference to Exhibit 10.6 to the Company's Annual
            Report on Form 10-KSB filed September 13, 2000).

 10.9 Form of Registration Rights Agreement upon the issuance of shares to investors under the bridge financing dated January 24, 2000.
            (Incorporated by reference to Exhibit 10.7 to the Company's Annual
            Report on Form 10-KSB filed September 13, 2000)

 10.10      Engagement Letter with Rosenblum Partners, LLC dated July 7, 2000.
            (Incorporated by reference to Exhibit 10.8 to the Company's Annual
            Report on Form 10-KSB filed September 13, 2000).

 10.11      Employment Agreement, dated as of February 20, 2000, between
            John P. Gorst and Xcel Management, Inc., as amended by Amendment
            No. 1 dated September 25, 2000. (Incorporated by reference to
            Exhibit 10.9 to the Company's Registration Statement on Form SB-2 filed December 14, 2000).

 10.12 Amendment No. 2 to Employment Agreement dated January 30, 2001, between John P. Gorst and Xcel Management, Inc. (Incorporated by reference to Exhibit 10.9 to the Company's Quarterly Report on Form
            10-QSB filed April 20, 2001).

 10.13      Employment Agreement, dated as of February 20, 2000, between
            M. Carroll Benton and Xcel Management, Inc., as amended by
            Amendment No. 1 dated September 27, 2000. (Incorporated by reference to Exhibit 10.10 the Company's Registration Statement on
            Form SB-2 filed December 14, 2000).

 10.14 Amendment No. 2 dated January 30, 2001, between M. Carroll Benton and Xcel Management, Inc. (Incorporated by reference to Exhibit
            10.10 to the Company's Quarterly Report on Form 10-QSB filed April
            20, 2001).

 10.15      Employment Agreement dated as of February 20, 2000, between
            James R. Leigh, III, and Xcel Management, Inc. (Incorporated by reference to Exhibit 10.11 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

 10.16      Employment Agreement, dated as of February 20, 2000, between
            DJ Johnson and Xcel Management, Inc. (Incorporated by reference to
            Exhibit 10.12 to the Company's Annual Report on Form 10-KSB filed
            September 13, 2000).

 10.17      Employment Agreement, dated as of February 20, 2000, between
            Joanie C. Mann and Xcel Management, Inc., as amended by Amendment
            No.1 dated September 25, 2000 and Amendment No. 2 dated
            September 25, 2000. (Incorporated by reference to Exhibit 10.13 the
            Company's Registration Statement on Form SB-2 filed
            December 14, 2000)

 10.18      Employment Agreement, dated as of February 20, 2000, between
            Jim Zachman and Xcel Management, Inc., as amended by Amendment
            No. 1 dated September 16, 2000 and Amendment No. 2 dated
            September 27, 2000. (Incorporated by reference to Exhibit 10.14 the
            Company's Registration Statement on Form SB-2 filed
            December 14, 2000)

 10.19      Employment Agreement, dated as of July 20, 1999, between
            Donald L. Manzano and Insynq, Inc.- Washington. (Incorporated by reference to Exhibit 10.15 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

 10.20      Employment Agreement, dated as of July 20, 1999, between
            Carey M. Holladay and Insynq, Inc.- Washington. (Incorporated by reference to Exhibit 10.16 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

 10.21      Employment Agreement, dated as of June 28 2000, between
            William G. Hargin and Xcel Management, Inc. (Incorporated by reference to Exhibit 10.17 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

 10.22      Employment Agreement, dated as of June 5, 2000, between
            Barbara D. Brown and Xcel Management, Inc., as amended by
            Addendum No. 1 dated November 29, 2000. (Incorporated by reference to Exhibit 10.18 the Company's Registration Statement on Form SB-2
            filed December 14, 2000)

 10.23      Employment Agreement, dated as of June 16, 2000, between
            Christopher Todd and Xcel Management, Inc. (Incorporated by reference to Exhibit 10.19 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

 10.24      Employment Agreement, dated as of September 1, 2000, between
            David Wolfe and Insynq, Inc., as amended by Amendment No. 1 dated
            September 27, 2000, Amendment No. 1 dated October 19, 2000,
            Amendment No. 2 dated November 29, 2000 and Addendum dated
            December 7, 2000. (Incorporated by reference to Exhibit 10.20 the
            Company's Registration Statement on Form SB-2 filed
            December 14, 2000)

 10.25      Lease Agreement dated January 3, 2000 between Howe/Horizon Holdings
            LLC and Insynq, Inc., for 1101 Broadway Plaza, Tacoma, Washington, as amended by Amendment No. 1 dated October 26, 2000. (Incorporated by reference to Exhibit 10.21 the Company's Registration Statement on Form SB-2 filed December 14, 2000)

 10.26      Sublease Agreement dated November 1, 1999 between Duane and
            Wendy Ashby, d/b/a Cargocare and Insynq Data Utilities for the property in the Seafirst Plaza Building in Tacoma, Washington, at the Northwest corner of South 9th and A Streets. (Incorporated by reference to Exhibit 10.22 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

 10.27      Lease Termination Agreement dated April 1, 2001 between Duane and
            Wendy Ashby, d/b/a Cargocare;and Insynq Data Utilities.
            (Incorporated by reference to Exhibit 10.27 to the Company's Annual
            Report on Form 10-KSB filed July 31, 2001).

 10.28      Lease Agreement dated March 21, 2000 between Walaire, Inc. and
            Insynq, Inc., for 3017 Douglas Boulevard, Suite 220 and 240,
            Roseville, California. (Incorporated by reference to Exhibit 10.23 to the Company's Annual Report on Form 10-KSB filed
            September 13, 2000).

 10.29      Master Licensing Agreement dated May 19, 2000 between Macola, Inc.
            and Insynq, Inc. (Incorporated by reference to Exhibit 10.24 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

 10.30      Citrix iLicense Agreement dated March 2, 2000 between Citrix and
            Insynq, Inc. (Incorporated by reference to Exhibit 10.25 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

 10.31      Citrix iBusiness Application Service Provider Agreement dated
            March 2, 2000 between Citrix and Insynq, Inc. (Incorporated by reference to Exhibit 10.26 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

 10.32      Master Licensing Agreement dated March 1, 2000 between Legacy
            Solutions and Insynq, Inc. (Incorporated by reference to Exhibit 10.27 to the Company's Annual Report on Form 10-KSB filed
            September 13, 2000).

 10.33      Master Licensing Agreement dated April 7, 2000 between Electronic
            Registry Systems, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 10.28 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

 10.34      Master Licensing Agreement dated March 22, 2000 between Viking
            Software Services, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 10.29 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

 10.35      Master Licensing Agreement dated June 1, 2000 between My Partner
            Online and Insynq, Inc. (Incorporated by reference to Exhibit 10.30 to the Company's Annual Report on Form 10-KSB filed
            September 13, 2000).

 10.36 Master Licensing Agreement dated April 24, 2000 between Veracicom and Insynq, Inc. (Incorporated by reference to Exhibit 10.31 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

 10.37      Master Licensing Agreement dated August 21, 2000 between
            CastaLink.com, Inc. and Insynq, Inc. (Incorporated by reference to
            Exhibit 10.32 to the Company's Annual Report on Form 10-KSB filed
            September 13, 2000).

 10.38      Application Hosting Agreement dated May 12, 2000 between Remedy
            Corporation and Insynq, Inc. (Incorporated by reference to Exhibit 10.33 to the Company's Annual Report on Form 10-KSB filed
            September 13, 2000).

 10.39      Novell Internet Commercial Service Provider Agreement dated
            July 24, 2000 between Novell, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 10.34 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

 10.40      Agreement to Provide Collaborative Management Services dated
            July 15, 1999 between Horizon Holdings I, LLC, and Insynq, Inc.
            (Incorporated by reference to Exhibit 10.35 to the Company's Annual
            Report on Form 10-KSB filed September 13, 2000).

 10.41      Referral Partner Agreement dated July 29, 1999 between Global
            Crossing Telecommunications, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 10.36 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

 10.42 Application Hosting and Delivery Agreement dated August 18, 2000 between Donor Management, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 10.37 to the Company's Quarterly Report on Form 10-QSB dated October 23, 2000).

 10.43 Application Service Provider Agreement dated August 21, 2000 between Corel Corporation and Insynq, Inc. (Incorporated by reference to Exhibit 10.38 to the Company's Quarterly Report on Form 10-QSB dated October 23, 2000).

 10.44      Application Services Agreement dated September 6, 2000 between
            Microsoft and Insynq, Inc. (Incorporated by reference to Exhibit 10.39 to the Company's Quarterly Report on Form 10-QSB dated October 23, 2000).

 10.45      Consulting Agreement dated September 20, 2000 between
            David D. Selmon and Insynq, Inc. (Incorporated by reference to
            Exhibit 10.40 to the Company's Quarterly Report on Form 10-QSB filed October 23, 2000).

 10.46      Release Agreement dated September 22, 2000 with Charles Benton.
            (Incorporated by reference to Exhibit 10.41 to the Company's
            Quarterly Report on Form 10-QSB filed October 23, 2000).

 10.47      Release Agreement dated September 22, 2000 with Charles Benton.
            (Incorporated by reference to Exhibit 10.42 to the Company's
            Quarterly Report on Form 10-QSB filed October 23, 2000).

 10.48      Employment Agreement dated September 18, 2000 between
            Stephen C. Smith and Insynq, Inc. as amended by Amendment No. 1 dated December 1, 2000. (Incorporated by reference to Exhibit 10.43 to the Company's Quarterly Reported on Form 10-QSB filed
            October 23, 2000).

 10.49      Amendment No. 2 dated July 20, 2001 to Employment Agreement between
            Stephen C. Smith and Insynq, Inc. (Incorporated by reference to to
            Exhibit 10.49 to the Company's Annual Report on Form 10-KSB filed
            July 31, 2001).

 10.50 Non-Exclusive Financial Advisory Agreement dated June 15, 2000 between Sunstate Equity Trading, Inc. and Xcel Management, Inc., as amended by Amendment No. 1 dated September 22, 2000. Incorporated by reference to Exhibit 10.44 to the Company's Registration
            Statement on Form SB-2 filed December 14, 2000)

 10.51      Independent Consulting Agreement dated September 16, 2000 between
            Steven Tebo and Insynq, Inc. (Incorporated by reference to
            Exhibit 10.45 to the Company's Quarterly Report on Form 10-QSB dated October 23, 2000).

 10.52      Independent Consulting Agreement dated September 16, 2000 between
            Franklin C. Fisher and Insynq, Inc. (Incorporated by reference to
            Exhibit 10.46 to the Company's Quarterly Report on Form 10-QSB dated October 23, 2000).

 10.53      Independent Consulting Agreement dated October 31, 2000 between
            Charles F. Benton and Insynq, Inc. (Incorporated by reference to
            Exhibit 10.47 to the Company's Registration Statement on Form SB-2
            filed December 14, 2000)

 10.54      Independent Consulting Agreement dated November 28, 2000 between My
            Partner Online, Inc. and Insynq. Inc. (Incorporated by reference to
            Exhibit 10.48 to the Company's Registration Statement on Form SB-2
            filed December 14, 2000)

 10.55      Letter of Understanding dated November 11, 2000 and Agreement dated
            November 11, 2000 between Bridge 21, Inc. and Insynq, Inc.
            (Incorporated by reference to Exhibit 10.49 to the Company's
            Registration Statement on Form SB-2 filed December 14, 2000)

 10.56      Contract of Engagement dated September 27, 2000 between Cardinal
            Securities, L.L.C. and Insynq, Inc. (Incorporated by reference to
            Exhibit 10.50 to the Company's Registration Statement on Form SB-2
            filed December 14, 2000)

 10.57      Agreement dated November 30, 2000 between Kathleen McHenry,
            John P. Gorst and Insynq, Inc. (Incorporated by reference to
            Exhibit 10.51 to the Company's Registration Statement on Form SB-2
            filed December 14, 2000)

 10.58      Voting Agreement dated November 30, 2000 between Kathleen McHenry,
            Hagens Berman LLP, John P. Gorst and Insynq, Inc. (Incorporated by reference to Exhibit 10.52 to the Company's Registration Statement on Form SB-2 filed December 14, 2000).

 10.59      Registration Rights Agreement dated November 30, 2000 between
            Kathleen McHenry, Hagens Berman LLP and Insynq, Inc. (Incorporated by reference to Exhibit 10.53 to the Company's Registration
            Statement on Form SB-2 filed December 14, 2000).

 10.60      Application Service Provider Reseller Agreement dated
            October 27, 2000 between Wireless Knowledge, Inc. and Insynq, Inc.
            (Incorporated by reference to Exhibit 10.54 to the Company's
            Registration Statement on Form SB-2 filed December 14, 2000).

 10.61      Independent Consultant Agreement dated January 2, 2001 between One
            Click Investments, LLC and Eric Estoos and Insynq, Inc.
            (Incorporated by reference to Exhibit 10.55 to the Company's
            Quarterly Report on Form 10-QSB dated April 20, 2001).

 10.62      Independent Consultant Agreement dated January 2, 2001 between
            Michael duPont and Insynq, Inc. (Incorporated by reference to Exhibit 10.56 to the Company's Quarterly Report on Form 10-QSB dated April 20, 2001).

 10.63 Non-Exclusive Financial Advisory Agreement dated January 26, 2001 between Morgan Brewer Securities, Inc. and Insynq, Inc.
            (Incorporated by reference to Exhibit 10.57 to the Company's
            Quarterly Report on Form 10-QSB dated April 20, 2001).

 10.64      Business Advisory and Consulting Services Agreement dated
            February 19, 2001 between Tarshish Capital Markets, LTD. and
            Insynq, Inc. (Incorporated by reference to Exhibit 10.58 to the Company's Quarterly Report on Form 10-QSB dated April 20, 2001).

 10.65      Consulting Agreement dated March 22, 2001 between Metromedia
            Research Group LLC and Insynq, Inc., as amended dated
            April 9, 2001. (Incorporated by reference to Exhibit 10.65 to the
            Company's Annual Report on Form 10-KSB filed July 31, 2001).

 10.66      Registration Rights Agreement dated March 22, 2001 between
            Metromedia Research Group, LLC and Insynq, Inc. (Incorporated by reference to Exhibit 10.66 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

 10.67 Consulting Agreement dated March 23, 2002 between Internet PR Group and Insynq, Inc. (Incorporated by reference to Exhibit 10.67 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

 10.68      Letter Agreement dated April 1, 2001 between Barretto Pacific
            Corporation and Insynq, Inc. (Incorporated by reference to Exhibit 10.68 to the Company's Annual Report on Form 10-KSB filed
            July 31, 2001).

 10.69      Consulting Agreement dated April 1, 2001 between The N.I.R. Group,
            LLC and Insynq, Inc. (Incorporated by reference to Exhibit 10.69 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

 10.70      Consulting Agreement dated May 3, 2001 and Amendment dated
            May 30, 2001 between Eugene R. Zachman and Insynq, Inc.
            (Incorporated by reference to Exhibit 10.70 to the Company's Annual
            Report on Form 10-KSB filed July 31, 2001).

 10.71      Settlement Agreement dated May 17, 2001 between Howe/Horizon
            Holdings, LLC, Horizon Holdings I, LLC and Insynq, Inc.
            (Incorporated by reference to Exhibit 10.71 to the Company's Annual
            Report on Form 10-KSB filed July 31, 2001).

 10.72      Equipment Co-Location License Agreement dated May 16, 2001 between
            Horizon Holdings I, LLC and Insynq, Inc. (Incorporated by reference to Exhibit 10.72 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

 10.73      Lease Agreement dated May 10, 2001 between Howe/Horizon Holdings,
            LLC and Insynq, Inc. (Incorporated by reference to Exhibit 10.73 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

 10.74      Consulting Agreement dated May 17, 2001 and Amendment dated
            May 30, 2001 between James Zachman and Insynq, Inc. (Incorporated by reference to Exhibit 10.74 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

 10.75 Agreement to Provide Professional Service dated July 10, 2001 between Central Software Services and Insynq, Inc. (Incorporated by reference to Exhibit 10.75 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

 10.76      Consulting Agreement dated May 3, 2001 between DiabloStocks, Inc.
            and Insynq, Inc. (Incorporated by reference to Exhibit 10.76 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

 10.77      Selling Agreement dated May 28, 2001 between Taconic Capital
            Partners, LP, Internet Solutions Partners, Inc, Salvani
            Investments, Inc. and Insynq, Inc. (Incorporated by reference to
            Exhibit 10.77 to the Company's Annual Report on Form 10-KSB filed
            July 31, 2001).

 10.78      Acquisition Purchase Agreement dated June 1, 2001 between Omnibus
            Subscriber Computing, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 10.78 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

 10.79      Settlement Agreement dated June 21, 2001 between One Click
            Investments, LLC and John P. Gorst. (Incorporated by reference to
            Exhibit 10.79 to the Company's Annual Report on Form 10-KSB filed
            July 31, 2001).
 16.1 Letter on Change in Certifying Accountant (Incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8- K/A filed May 23, 2000).

 23.1* Consent of Grant Thornton, LLP for Financial Statements for the year ended May 31, 2001.

 23.2* Consent of Brad G. Beckstead, CPA for Financial Statements for the year ended May 31, 2000.

 23.3*      Consent of Locke Liddell & Sapp LLP (included in Exhibit 5.1).

 24.1* Power of Attorney (included on the signature page of this Registration Statement.

*  Filed Herewith

     (b)  Reports on Form 8-K

     None

                                   - II-9 -
===============================================================================

ITEM 28.       UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to our Certificate of Incorporation, Bylaws, Delaware law or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by any one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     We hereby undertake that for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective by the Securities and Exchange Commission.

     We also hereby undertake:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   - II-10 -
===============================================================================

                                  SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tacoma, State of Washington, on August 1, 2001.


                                       INSYNQ, INC.


                                       /s/ John P. Gorst
                                       -----------------
                                       John P. Gorst
                                       Chief Executive Officer



     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John P. Gorst as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form SB-2 has been signed below by the following persons on behalf of the Registrant in the capacities indicated on the date stated.


      SIGNATURES                        TITLE                       DATE
----------------------    ----------------------------------    --------------
 /s/ John P. Gorst        Chief Executive Officer,              August 1, 2001
 --------------------     Chairman of the Board and
     John P. Gorst        Director (Principal Executive Officer)

 /s/ Stephen Smith        Chief Financial Officer               August 1, 2001
 --------------------     (Principal Financial and Accounting
     Stephen Smith        Officer)

 /s/ M. Carroll Benton    Chief Administrative Officer,         August 1, 2001
 --------------------     Secretary, Treasurer and
     M. Carroll Benton    Director

 /s/ David D. Selmon      Director                              August 1, 2001
 --------------------
     David D. Selmon


                                   - II-11 -
===============================================================================

                               INDEX TO EXHIBITS
EXHIBIT
 NUMBER     DESCRIPTION
-------     -------------------------------------------------------------------
  2.1       Asset Purchase Agreement, dated as of February 18, 2000, by and between Xcel Management, Inc. and Insynq, Inc. (Incorporated by
            reference to Exhibit 2 to the Company's Current Report on Form 8-K,
            filed March 3, 2000).

  3.1 Certificate of Incorporation of Insynq, Inc. (Incorporated by reference to Exhibit 2 to the Company's Current Report on Form 8-K filed August 17, 2000).

  3.2 By-Laws of Insynq, Inc. (Incorporated by reference to Exhibit 3 to the Company's Current Report on Form 8-K filed August 17, 2000).

  4.1 Form of Specimen Common Stock Certificate. (Incorporated by reference to Exhibit 4.1 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

  4.2       Form of Warrant Agreement issued to Consulting & Strategy
            International, LLC on February 24, 2000, as amended by Amendment
            No. 1 dated June 9, 2000, Amendment No. 2 dated July 31, 2000,
            Amendment No. 3 dated August 31, 2000, Amendment No. 4 dated
            October 1, 2000, Amendment No. 5 dated October 28, 2000 and
            Amendment No. 6 dated December 1, 2000 (Incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form
            SB-2 filed December 14, 2000).

  4.3       Amendment No. 7 dated February 1, 2001 and Amendment No. 8 dated
            February 27, 2001, to Warrant Agreement issued to Consulting &
            Strategy International, LLC on February 24, 2000. (Incorporated by reference to Exhibit 4.2 to the Company's Quarterly Report on Form 10-QSB filed April 20, 2001).

  4.4       Letter Agreement dated January 31, 2001 between Consulting &
            Strategy International, LLC and Insynq, Inc. (Incorporated by reference to Exhibit 4.4 to the Company's Annual Report on Form 10-
            KSB filed July 31, 2001).

  4.5       Form of Warrant Agreement issued to International Fluid Dynamics,
            Inc. on May 17, 2000. (Incorporated by reference to Exhibit 4.3 to the Company's Annual Report on Form 10-KSB filed September 13,
            2000).

  4.6       Form of Registration and Repurchase Agreement issued to
            International Fluid Dynamics, Inc. on May 17, 2000, as amended.
            (Incorporated by reference to Exhibit 4.4 to the Company's Annual
            Report on Form 10-KSB filed September 13, 2000).

  4.7       Form of Warrant Agreement issued to Plazacorp Investors Limited on
            April 26, 2000. (Incorporated by reference to Exhibit 4.5 to the
            Company's Annual Report on Form 10-KSB filed September 13, 2000).

  4.8       Form of Registration and Repurchase Agreement issued to Plazacorp
            Investors Limited on April 26, 2000, as amended. (Incorporated by reference to Exhibit 4.6 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

  4.9       Form of Warrant Agreement issued to TCA Investments, Inc. on June
            16, 2000, as amended by Amendment No. 1 dated August 31, 2000,
            Extension dated September 5, 2000, Amendment No. 2 dated September
            14, 2000, Amendment No. 3 dated October 1, 2000, Amendment No. 4 dated October 28, 2000 and Amendment No. 5 dated December 1, 2000
            (Incorporated by reference to Exhibit 4.7 to the Company's
            Registration Statement on Form SB-2 filed December 14, 2000).

  4.10 Amendment No. 6 dated February 28, 2001, to Warrant Agreement issued to TCA Investments, Inc. on June 16, 2000 (Incorporated by reference to Exhibit 4.7 to the Company's Quarterly Report on Form
            10-QSB filed April 20, 2001).

  4.11      Form of Convertible Debenture issued to TCA Investments, Inc. on
            June 16, 2000, as amended. Form of Convertible Debenture issued to
            TCA Investments, Inc. on June 16, 2000, as amended by Amendment
            No. 1 dated August 31, 2000, Extension dated September 5, 2000,
            Amendment No. 2 dated September 14, 2000, Amendment No. 3 dated
            October 1, 2000 and Amendment No. 4 dated October 28, 2000.
            (Incorporated by reference to Exhibit to Exhibit 4.2 to the Company's Registration Statement on Form SB-2 filed
            December 14, 2000)

  4.12      Form of Warrant Agreement issued to Garnier Holdings, Ltd. on
            July 17, 2000, as amended by Amendment No. 1 dated
            September 22, 2000, Amendment No. 2 dated October 1, 2000,
            Amendment No. 3 dated October 19, 2000, Amendment No. 4 dated
            October 28, 2000 and Amendment No. 5 dated December 1, 2000.
            (Incorporated by reference to Exhibit 4.9 to the Company's
            Registration Statement on Form SB-2 filed December 14, 2001)

  4.13 Amendment No. 6 dated February 27, 2001, to Warrant Agreement issued to Garnier Holdings, Ltd. on July 17, 2000 (Incorporated by reference to Exhibit 4.9 to the Company's Quarterly Report on Form
            10-QSB filed April 20, 2001).

  4.14      Form of Promissory Note issued to Garnier Holdings, Ltd. on
            July 17, 2000, as amended by Extension No. 1 dated
            September 11, 2000 and Extension No. 2 dated October 1, 2000.
            (Incorporated by reference to Exhibit 4.10 to the Company's
            Quarterly Report on Form 10-QSB filed October 23, 2000).

  4.15      Form of Warrant Agreement issued to One Click Investments, LLC on
            August 4, 2000. (Incorporated by reference to Exhibit 4.11 to the
            Company's Annual Report on Form 10-KSB filed September 13, 2000).

  4.16      Form of Registration Rights Agreement issued to One Click
            Investments, LLC on August 4, 2000. (Incorporated by reference to
            Exhibit 4.12 to the Company's Annual Report on Form 10-KSB filed
            September 13, 2000).

  4.17      Form of Warrant Agreement issued to Series A & B warrant holders.
            (Incorporated by reference to Exhibit 4.13 to the Company's Annual
            Report on Form 10-KSB filed September 13, 2000).

  4.18      Form of Warrant Agreement issued to One Click Investments, LLC on
            September 20, 1999, as amended. (Incorporated by reference to Exhibit 4.14 to the Company's Annual Report on Form 10-KSB filed
            September 13, 2000).

  4.19      Form of Warrant Agreement issued to Hewlett-Packard on
            June 1, 1999. (Incorporated by reference to Exhibit 4.15 to the
            Company's Annual Report on Form 10-KSB filed September 13, 2000).

  4.20      Form of Registration Agreement issued to Hewlett-Packard on
            February 20, 2000. (Incorporated by reference to Exhibit 4.16 to the Company's Amendment No. 1 to Annual Report on Form 10-KSB/A filed December 6, 2000).

  4.21      Form of Subscription Agreement between TCA Investments, Inc. and
            Insynq, Inc. dated June 16, 2000. (Incorporated by referenced to
            Exhibit 4.17 to the Company's Quarterly Report on Form 10-QSB filed
            October 23, 2000).

  4.22      Form of Subscription Agreement between TCA Investments, Inc. and
            Insynq, Inc. dated September 11, 2000. (Incorporated by reference to Exhibit 4.17 to the Company's Quarterly Report on Form 10-QSB filed October 23, 2000).

  4.23      Form of Warrant Agreement issued to TCA Investments, Inc. dated
            September 11, 2000, as amended by Amendment No. 1 dated
            December 1, 2000. (Incorporated by reference to Exhibit to
            Exhibit 4.19 to the Company's Registration Statement on Form SB-2
            filed December 14, 2000)

  4.24      Form of Convertible Debenture issued to TCA Investments, Inc. dated
            September 11, 2000, as amended by Amendment No. 1 dated
            October 6, 2000 and Amendment No. 2 dated October 19, 2000.
            (Incorporated by reference to Exhibit 4.20 to the Company's
            Quarterly Report on Form 10-QSB filed October 23, 2000).

  4.25 Form of Consent of Plazacorp Investors Limited to the Extension of the filing of the Registration Statement on Form SB-2 dated
            September 22, 2000. (Incorporated by reference to Exhibit 4.21 to the Company's Quarterly Report on Form 10-QSB filed
            October 23, 2000).

  4.26 Form of Consent of Plazacorp Investors Limited to the Extension of the filing of the Registration Statement on From SB-2 dated
            October 2, 2000. (Incorporated by reference to Exhibit 4.22 to the
            Company's Quarterly Report on Form 10-QSB filed October 23, 2000).

  4.27 Form of Consent of TCA Investments, Inc. to Extension of the filing of the Registration Statement on From SB-2 dated
            September 22, 2000. (Incorporated by reference to Exhibit 4.23 to the Company's Quarterly Report on Form 10-QSB filed
            October 23, 2000).

  4.28 Form of Consent of TCA Investments, Inc. to Extension of the filing of the Registration Statement on Form SB-2 dated October 2, 2000.
            (Incorporated by reference to Exhibit 4.24 to the Company's
            Quarterly Report on Form 10-QSB filed October 23, 2000).

  4.29 Form of Consent of International Fluid Dynamics, Inc. to Extension of the filing of the Registration Statement on Form SB-2 dated
            September 22, 2000. (Incorporated by reference to Exhibit 4.25 to the Company's Quarterly Report on Form 10-QSB filed
            October 23, 2000).

  4.30 Form of Consent of International Fluid Dynamics, Inc. to Extension of the filing of the Registration Statement on Form SB-2 dated
            October 2, 2000. (Incorporated by reference to Exhibit 4.26 to the
            Company's Quarterly Report on Form 10-QSB filed October 23, 2000).

  4.31      Registration Rights Agreement dated September 22, 2000 between
            Charles Benton and Insynq, Inc. (Incorporated by reference to
            Exhibit 4.27 to the Company's Quarterly Report on Form 10-QSB filed
            October 23, 2000).

  4.32      Form of Promissory Note issued to International Fluid Dynamics,
            Inc. on October 20, 2000. (Incorporated by reference to
            Exhibit 4.28 to the Company's Quarterly Report on Form 10-QSB filed
            October 23, 2000).

  4.33      Agreement dated November 1, 2000 between International Fluid
            Dynamics, Inc. and Insynq. (Incorporated by reference to Exhibit 4.29 to the Company's Registration Statement on Form SB-2
            filed December 14, 2000)

  4.34      Agreement dated November 1, 2000 between Travin Partners, L.L.L.P.
            and Insynq. (Incorporated by reference to Exhibit 4.30 to the Company's Registration Statement on Form SB-2 filed
            December 14, 2000)

  4.35      Agreement dated November 1, 2000 between TCA Investments, Inc. and
            Insynq. (Incorporated by reference to Exhibit 4.31 to the Company's Registration Statement on Form SB-2 filed
            December 14, 2000)

  4.36      Agreement dated November 1, 2000 between Plazacorp Investors
            Limited and Insynq. (Incorporated by reference to Exhibit 4.32 to the Company's Registration Statement on Form SB-2 filed
            December 14, 2000)

  4.37      Agreement dated November 1, 2000 between Garnier Holdings, Ltd. and
            Insynq. (Incorporated by reference to Exhibit 4.33 to the Company's Registration Statement on Form SB-2 filed
            December 14, 2000)

  4.38      Agreement dated November 1, 2000 between International Fluid
            Dynamics, Inc. and Insynq. (Incorporated by reference to Exhibit 4.34 to the Company's Registration Statement on Form SB-2
            filed December 14, 2000)

  4.39      Agreement dated November 1, 2000 between Timothy Horan and Insynq.
            (Incorporated by reference to Exhibit 4.35 to the Company's
            Registration Statement on Form SB-2 filed December 14, 2000)

  4.40      Agreement dated November 1, 2000 between Raymond Betz and Insynq.
            (Incorporated by reference to Exhibit 4.36 to the Company's
            Registration Statement on Form SB-2 filed December 14, 2000)

  4.41      Agreement dated November 1, 2000 between Travin Partners, L.L.L.P.
            and Insynq. (Incorporated by reference to Exhibit 4.37 to the Company's Registration Statement on Form SB-2 filed
            December 14, 2000)

  4.42      Form of Warrant Agreement dated December 7, 2000 between Locke
            Liddell & Sapp LLP and Insynq. (Incorporated by reference to
            Exhibit 4.38 to the Company's Registration Statement on Form SB-2
            filed December 14, 2000)

  4.43      Lock-Up and Waiver Agreement dated October 17, 2000, as amended by
            Amendment No. 1 dated December 1, 2000, by Charles F. Benton.
            (Incorporated by reference to Exhibit 4.39 to the Company's
            Registration Statement on Form SB-2 filed December 14, 2000)

  4.44      Lock-Up and Waiver Agreement dated October 17, 2000 by
            John P. Gorst. (Incorporated by reference to Exhibit 4.40 to the
            Company's Registration Statement on Form SB-2 filed
            December 14, 2000)

  4.45      Lock-Up and Waiver Agreement dated October 17, 2000 by
            M. Carroll Benton. (Incorporated by reference to Exhibit 4.41 to the Company's Registration Statement on Form SB-2 filed
            December 14, 2000)

  4.46      Lock-Up and Waiver Agreement dated October 15, 2000 by
            Vijay Alimchandani. (Incorporated by reference to Exhibit 4.42 to the Company's Registration Statement on Form SB-2 filed
            December 14, 2000)

  4.47      Lock-Up and Waiver Agreement dated October 16, 2000 by One Click
            Investments LLC. (Incorporated by reference to Exhibit 4.43 to the Company's Registration Statement on Form SB-2 filed
            December 14, 2000)

  4.48      Promissory Note dated December 1, 2000 between One Click
            Investments, LLC and Insynq, Inc. (Incorporated by reference to
            Exhibit 4.44 to the Company's Quarterly Report on Form 10-QSB filed
            April 20, 2001)

  4.49 Agreement dated January 30, 2001 between One Click Investments, LLC and Insynq, Inc. (Incorporated by reference to Exhibit 4.45 to the Company's Quarterly Report on Form 10-QSB filed April 20, 2001)

  4.50      Registration Agreement dated January 30, 2001 between One Click
            Investments, LLC and Insynq, Inc. (Incorporated by reference to
            Exhibit 4.46 to the Company's Quarterly Report on Form 10-QSB filed
            April 20, 2001)

  4.51      Warrant Agreement dated February 20, 2001 between TCA Investments,
            Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 4.47 to the Company's Quarterly Report on Form 10-QSB filed April 20, 2001)

  4.52      Registration Agreement dated February 20, 2001 between TCA
            Investments, Inc. and Insynq, Inc. (Incorporated by reference to
            Exhibit 4.48 to the Company's Quarterly Report on Form 10-QSB filed
            April 20, 2001)

  4.53      Form of Warrant Agreement dated March 5, 2001 between
            Patrick Birkel and Insynq, Inc. (Incorporated by reference to
            Exhibit 4.53 to the Company's Annual Report on Form 10-KSB filed
            July 31, 2001)

  4.54 Warrant Agreement dated March 5, 2001 between Bransville Limited and Insynq, Inc. (Incorporated by reference to Exhibit 4.54 to the Company's Annual Report on Form 10-KSB filed July 31, 2001)

  4.55      Form of Warrant Agreement dated March 22, 2001 between
            William R. Collins and Insynq, Inc. (Incorporated by reference to
            Exhibit 4.55 to the Company's Annual Report on Form 10-KSB filed
            July 31, 2001)

  4.56      Registration Rights Agreement dated March 26, 2001 between Internet
            PR Group and Insynq, Inc. (Incorporated by reference to
            Exhibit 4.56 to the Company's Annual Report on Form 10-KSB filed
            July 31, 2001)

  4.57 Warrant Agreement dated March 25, 2001 between Bransville Limited and Insynq, Inc. (Incorporated by reference to Exhibit 4.57 to the Company's Annual Report on Form 10-KSB filed July 31, 2001)

  4.58      Form of Warrant Agreement dated April 25, 2001 between
            International Fluid Dynamics, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 4.58 to the Company's Annual Report on Form 10-KSB filed July 31, 2001)

  4.59      Form of Subscription Agreement dated April 25, 2001 between
            International Fluid Dynamics, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 4.59 to the Company's Annual Report on Form 10-KSB filed July 31, 2001)

  4.60      Form of Registration Agreement dated April 25, 2001 between
            International Fluid Dynamics, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 4.60 to the Company's Annual Report on Form 10-KSB filed July 31, 2001)

  4.61      Warrant Agreement dated April 1, 2001 between Barretto Pacific
            Corporation and Insynq, Inc. (Incorporated by reference to Exhibit 4.61 to the Company's Annual Report on Form 10-KSB filed
            July 31, 2001)

  4.62      Form of Warrant Agreement dated May 17, 2001 between Horizon
            Holdings I, LLC and Insynq, Inc. (Incorporated by reference to
            Exhibit 4.62 to the Company's Annual Report on Form 10-KSB filed
            July 31, 2001)

  4.63      Form of Registration Agreement dated May 17, 2001 between Horizon
            Holdings I, LLC and Insynq, Inc. (Incorporated by reference to
            Exhibit 4.63 to the Company's Annual Report on Form 10-KSB filed
            July 31, 2001)

  4.64      Securities Purchase Agreement dated June 29, 2001 between AJW
            Partners, LLC, New Millennium Capital Partners II, LLC, AJW/New
            Millennium Offshore, Ltd and Insynq. Inc. (Incorporated by reference to Exhibit 4.64 to the Company's Annual Report on Form 10-KSB filed July 31, 2001)

  4.65      Form of Stock Purchase Warrant dated June 29, 2001 between AJW
            Partners, LLC and Insynq, Inc. (Incorporated by reference to
            Exhibit 4.65 to the Company's Annual Report on Form 10-KSB filed
            July 31, 2001)

  4.66      Form of Secured Convertible Debenture dated June 29, 2001 between
            AJW Partners, LLC and Insynq, Inc. (Incorporated by reference to
            Exhibit 4.66 to the Company's Annual Report on Form 10-KSB filed
            July 31, 2001)

  4.67      Guaranty and Pledge Agreement dated June 29, 2001 between
            M. Carroll Benton, AJW Partners, LLC, New Millennium Capital
            Partners II, LLC, and AJW/New Millennium Offshore, Ltd.
            (Incorporated by reference to Exhibit 4.67 to the Company's Annual
            Report on Form 10-KSB filed July 31, 2001)

  4.68      Registration Rights Agreement dated June 29, 2001 between AJW
            Partners, LLC, New Millennium Capital Partners II, LLC Millennium
            Capital Partners II, LLC and Insynq, Inc. (Incorporated by reference to Exhibit 4.68 to the Company's Annual Report on Form 10-KSB filed July 31, 2001)

  5.1*      Opinion Letter of Locke Liddell & Sapp LLP

 10.1       Insynq, Inc. 2000 Executive Long Term Incentive Plan.
            (Incorporated by reference to Exhibit 10.1 to the Company's Annual
            Report on Form 10-KSB filed September 13, 2000).

 10.2       Insynq, Inc. 2000 Long Term Incentive Plan, as amended by Amendment
            No. 1 dated September 1, 2000. (Incorporated by reference to
            Exhibit 10.2 to the Company's Quarterly Report on Form 10-QSB filed
            October 23, 2000).

 10.3       Business Services Contract with Consulting & Strategy
            International, L.L.C. dated November 18, 1999, as amended by
            Amendment No. 1 dated August 31, 2000, Amendment No. 2 dated
            September 14, 2000, Amendment No. 3 dated October 1, 2000,
            Amendment No. 4 dated October 28, 2000, Amendment dated
            October 31, 2000, and Amendment No. 5 dated December 1, 2000
            (Incorporated by reference to Exhibit 10.3 to the Company's
            Registration Statement on Form SB-2 filed December 14, 2000).

 10.4       Amendment No. 6 dated February 6, 2002, to Business Services
            Contract with Consulting & Strategy International, L.L.C. dated
            November 18, 1999 (Incorporated by reference to Exhibit 10.3 to
            The Company's Quarterly Report on Form 10-QSB filed April 20,2001).

 10.5 Independent Marketing Consultant Agreement with Vijay Alimchandani dated February 20, 2000, as amended by Amendment No. 1 dated
            June 30, 2000. (Incorporated by reference to Exhibit 10.4 to the
            Company's Quarterly Report on Form 10-QSB filed October 23, 2000).

 10.6       Financial Public Relations Consulting Agreement with One Click
            Investments, LLC dated September 20, 1999, as amended by Amendment
            No. 1 dated June 30, 2000 and Amendment No. 2 dated
            October 31, 2000. (Incorporated by reference to Exhibit 10.5 to the Company's Registration Statement on Form SB-2 filed
            December 14, 2000).

 10.7       Amendment No. 3 dated January 30, 2001, to Financial Public
            Relations Consulting Agreement with One Click Investments, LLC dated September 20, 1999 (Incorporated by reference to Exhibit 10.5 to the Company's Quarterly Report on Form 10-QSB filed April 20,
            2001).

 10.8 Form of Registration Rights Agreement upon the issuance of shares to investors under the bridge financing dated December 14, 1999.
            (Incorporated by reference to Exhibit 10.6 to the Company's Annual
            Report on Form 10-KSB filed September 13, 2000).

 10.9 Form of Registration Rights Agreement upon the issuance of shares to investors under the bridge financing dated January 24, 2000.
            (Incorporated by reference to Exhibit 10.7 to the Company's Annual
            Report on Form 10-KSB filed September 13, 2000)

 10.10      Engagement Letter with Rosenblum Partners, LLC dated July 7, 2000.
            (Incorporated by reference to Exhibit 10.8 to the Company's Annual
            Report on Form 10-KSB filed September 13, 2000).

 10.11      Employment Agreement, dated as of February 20, 2000, between
            John P. Gorst and Xcel Management, Inc., as amended by Amendment
            No. 1 dated September 25, 2000. (Incorporated by reference to
            Exhibit 10.9 to the Company's Registration Statement on Form SB-2 filed December 14, 2000).

 10.12 Amendment No. 2 to Employment Agreement dated January 30, 2001, between John P. Gorst and Xcel Management, Inc. (Incorporated by reference to Exhibit 10.9 to the Company's Quarterly Report on Form
            10-QSB filed April 20, 2001).

 10.13      Employment Agreement, dated as of February 20, 2000, between
            M. Carroll Benton and Xcel Management, Inc., as amended by
            Amendment No. 1 dated September 27, 2000. (Incorporated by reference to Exhibit 10.10 the Company's Registration Statement on
            Form SB-2 filed December 14, 2000).

 10.14 Amendment No. 2 dated January 30, 2001, between M. Carroll Benton and Xcel Management, Inc. (Incorporated by reference to Exhibit
            10.10 to the Company's Quarterly Report on Form 10-QSB filed April
            20, 2001).

 10.15      Employment Agreement dated as of February 20, 2000, between
            James R. Leigh, III, and Xcel Management, Inc. (Incorporated by reference to Exhibit 10.11 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

 10.16      Employment Agreement, dated as of February 20, 2000, between
            DJ Johnson and Xcel Management, Inc. (Incorporated by reference to
            Exhibit 10.12 to the Company's Annual Report on Form 10-KSB filed
            September 13, 2000).

 10.17      Employment Agreement, dated as of February 20, 2000, between
            Joanie C. Mann and Xcel Management, Inc., as amended by Amendment
            No.1 dated September 25, 2000 and Amendment No. 2 dated
            September 25, 2000. (Incorporated by reference to Exhibit 10.13 the
            Company's Registration Statement on Form SB-2 filed
            December 14, 2000)

 10.18      Employment Agreement, dated as of February 20, 2000, between
            Jim Zachman and Xcel Management, Inc., as amended by Amendment
            No. 1 dated September 16, 2000 and Amendment No. 2 dated
            September 27, 2000. (Incorporated by reference to Exhibit 10.14 the
            Company's Registration Statement on Form SB-2 filed
            December 14, 2000)

 10.19      Employment Agreement, dated as of July 20, 1999, between
            Donald L. Manzano and Insynq, Inc.- Washington. (Incorporated by reference to Exhibit 10.15 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

 10.20      Employment Agreement, dated as of July 20, 1999, between
            Carey M. Holladay and Insynq, Inc.- Washington. (Incorporated by reference to Exhibit 10.16 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

 10.21      Employment Agreement, dated as of June 28 2000, between
            William G. Hargin and Xcel Management, Inc. (Incorporated by reference to Exhibit 10.17 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

 10.22      Employment Agreement, dated as of June 5, 2000, between
            Barbara D. Brown and Xcel Management, Inc., as amended by
            Addendum No. 1 dated November 29, 2000. (Incorporated by reference to Exhibit 10.18 the Company's Registration Statement on Form SB-2
            filed December 14, 2000)

 10.23      Employment Agreement, dated as of June 16, 2000, between
            Christopher Todd and Xcel Management, Inc. (Incorporated by reference to Exhibit 10.19 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

 10.24      Employment Agreement, dated as of September 1, 2000, between
            David Wolfe and Insynq, Inc., as amended by Amendment No. 1 dated
            September 27, 2000, Amendment No. 1 dated October 19, 2000,
            Amendment No. 2 dated November 29, 2000 and Addendum dated
            December 7, 2000. (Incorporated by reference to Exhibit 10.20 the
            Company's Registration Statement on Form SB-2 filed
            December 14, 2000)

 10.25      Lease Agreement dated January 3, 2000 between Howe/Horizon Holdings
            LLC and Insynq, Inc., for 1101 Broadway Plaza, Tacoma, Washington, as amended by Amendment No. 1 dated October 26, 2000. (Incorporated by reference to Exhibit 10.21 the Company's Registration Statement on Form SB-2 filed December 14, 2000)

 10.26      Sublease Agreement dated November 1, 1999 between Duane and
            Wendy Ashby, d/b/a Cargocare and Insynq Data Utilities for the property in the Seafirst Plaza Building in Tacoma, Washington, at the Northwest corner of South 9th and A Streets. (Incorporated by reference to Exhibit 10.22 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

 10.27      Lease Termination Agreement dated April 1, 2001 between Duane and
            Wendy Ashby, d/b/a Cargocare;and Insynq Data Utilities.
            (Incorporated by reference to Exhibit 10.27 to the Company's Annual
            Report on Form 10-KSB filed July 31, 2001).

 10.28      Lease Agreement dated March 21, 2000 between Walaire, Inc. and
            Insynq, Inc., for 3017 Douglas Boulevard, Suite 220 and 240,
            Roseville, California. (Incorporated by reference to Exhibit 10.23 to the Company's Annual Report on Form 10-KSB filed
            September 13, 2000).

 10.29      Master Licensing Agreement dated May 19, 2000 between Macola, Inc.
            and Insynq, Inc. (Incorporated by reference to Exhibit 10.24 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

 10.30      Citrix iLicense Agreement dated March 2, 2000 between Citrix and
            Insynq, Inc. (Incorporated by reference to Exhibit 10.25 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

 10.31      Citrix iBusiness Application Service Provider Agreement dated
            March 2, 2000 between Citrix and Insynq, Inc. (Incorporated by reference to Exhibit 10.26 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

 10.32      Master Licensing Agreement dated March 1, 2000 between Legacy
            Solutions and Insynq, Inc. (Incorporated by reference to Exhibit 10.27 to the Company's Annual Report on Form 10-KSB filed
            September 13, 2000).

 10.33      Master Licensing Agreement dated April 7, 2000 between Electronic
            Registry Systems, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 10.28 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

 10.34      Master Licensing Agreement dated March 22, 2000 between Viking
            Software Services, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 10.29 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

 10.35      Master Licensing Agreement dated June 1, 2000 between My Partner
            Online and Insynq, Inc. (Incorporated by reference to Exhibit 10.30 to the Company's Annual Report on Form 10-KSB filed
            September 13, 2000).

 10.36 Master Licensing Agreement dated April 24, 2000 between Veracicom and Insynq, Inc. (Incorporated by reference to Exhibit 10.31 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

 10.37      Master Licensing Agreement dated August 21, 2000 between
            CastaLink.com, Inc. and Insynq, Inc. (Incorporated by reference to
            Exhibit 10.32 to the Company's Annual Report on Form 10-KSB filed
            September 13, 2000).

 10.38      Application Hosting Agreement dated May 12, 2000 between Remedy
            Corporation and Insynq, Inc. (Incorporated by reference to Exhibit 10.33 to the Company's Annual Report on Form 10-KSB filed
            September 13, 2000).

 10.39      Novell Internet Commercial Service Provider Agreement dated
            July 24, 2000 between Novell, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 10.34 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

 10.40      Agreement to Provide Collaborative Management Services dated
            July 15, 1999 between Horizon Holdings I, LLC, and Insynq, Inc.
            (Incorporated by reference to Exhibit 10.35 to the Company's Annual
            Report on Form 10-KSB filed September 13, 2000).

 10.41      Referral Partner Agreement dated July 29, 1999 between Global
            Crossing Telecommunications, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 10.36 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

 10.42 Application Hosting and Delivery Agreement dated August 18, 2000 between Donor Management, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 10.37 to the Company's Quarterly Report on Form 10-QSB dated October 23, 2000).

 10.43 Application Service Provider Agreement dated August 21, 2000 between Corel Corporation and Insynq, Inc. (Incorporated by reference to Exhibit 10.38 to the Company's Quarterly Report on Form 10-QSB dated October 23, 2000).

 10.44      Application Services Agreement dated September 6, 2000 between
            Microsoft and Insynq, Inc. (Incorporated by reference to Exhibit 10.39 to the Company's Quarterly Report on Form 10-QSB dated October 23, 2000).

 10.45      Consulting Agreement dated September 20, 2000 between
            David D. Selmon and Insynq, Inc. (Incorporated by reference to
            Exhibit 10.40 to the Company's Quarterly Report on Form 10-QSB filed October 23, 2000).

 10.46      Release Agreement dated September 22, 2000 with Charles Benton.
            (Incorporated by reference to Exhibit 10.41 to the Company's
            Quarterly Report on Form 10-QSB filed October 23, 2000).

 10.47      Release Agreement dated September 22, 2000 with Charles Benton.
            (Incorporated by reference to Exhibit 10.42 to the Company's
            Quarterly Report on Form 10-QSB filed October 23, 2000).

 10.48      Employment Agreement dated September 18, 2000 between
            Stephen C. Smith and Insynq, Inc. as amended by Amendment No. 1 dated December 1, 2000. (Incorporated by reference to Exhibit 10.43 to the Company's Quarterly Reported on Form 10-QSB filed
            October 23, 2000).

 10.49      Amendment No. 2 dated July 20, 2001 to Employment Agreement between
            Stephen C. Smith and Insynq, Inc. (Incorporated by reference to to
            Exhibit 10.49 to the Company's Annual Report on Form 10-KSB filed
            July 31, 2001).

 10.50 Non-Exclusive Financial Advisory Agreement dated June 15, 2000 between Sunstate Equity Trading, Inc. and Xcel Management, Inc., as amended by Amendment No. 1 dated September 22, 2000. Incorporated by reference to Exhibit 10.44 to the Company's Registration
            Statement on Form SB-2 filed December 14, 2000)

 10.51      Independent Consulting Agreement dated September 16, 2000 between
            Steven Tebo and Insynq, Inc. (Incorporated by reference to
            Exhibit 10.45 to the Company's Quarterly Report on Form 10-QSB dated October 23, 2000).

 10.52      Independent Consulting Agreement dated September 16, 2000 between
            Franklin C. Fisher and Insynq, Inc. (Incorporated by reference to
            Exhibit 10.46 to the Company's Quarterly Report on Form 10-QSB dated October 23, 2000).

 10.53      Independent Consulting Agreement dated October 31, 2000 between
            Charles F. Benton and Insynq, Inc. (Incorporated by reference to
            Exhibit 10.47 to the Company's Registration Statement on Form SB-2
            filed December 14, 2000)

 10.54      Independent Consulting Agreement dated November 28, 2000 between My
            Partner Online, Inc. and Insynq. Inc. (Incorporated by reference to
            Exhibit 10.48 to the Company's Registration Statement on Form SB-2
            filed December 14, 2000)

 10.55      Letter of Understanding dated November 11, 2000 and Agreement dated
            November 11, 2000 between Bridge 21, Inc. and Insynq, Inc.
            (Incorporated by reference to Exhibit 10.49 to the Company's
            Registration Statement on Form SB-2 filed December 14, 2000)

 10.56      Contract of Engagement dated September 27, 2000 between Cardinal
            Securities, L.L.C. and Insynq, Inc. (Incorporated by reference to
            Exhibit 10.50 to the Company's Registration Statement on Form SB-2
            filed December 14, 2000)

 10.57      Agreement dated November 30, 2000 between Kathleen McHenry,
            John P. Gorst and Insynq, Inc. (Incorporated by reference to
            Exhibit 10.51 to the Company's Registration Statement on Form SB-2
            filed December 14, 2000)

 10.58      Voting Agreement dated November 30, 2000 between Kathleen McHenry,
            Hagens Berman LLP, John P. Gorst and Insynq, Inc. (Incorporated by reference to Exhibit 10.52 to the Company's Registration Statement on Form SB-2 filed December 14, 2000).

 10.59      Registration Rights Agreement dated November 30, 2000 between
            Kathleen McHenry, Hagens Berman LLP and Insynq, Inc. (Incorporated by reference to Exhibit 10.53 to the Company's Registration
            Statement on Form SB-2 filed December 14, 2000).

 10.60      Application Service Provider Reseller Agreement dated
            October 27, 2000 between Wireless Knowledge, Inc. and Insynq, Inc.
            (Incorporated by reference to Exhibit 10.54 to the Company's
            Registration Statement on Form SB-2 filed December 14, 2000).

 10.61      Independent Consultant Agreement dated January 2, 2001 between One
            Click Investments, LLC and Eric Estoos and Insynq, Inc.
            (Incorporated by reference to Exhibit 10.55 to the Company's
            Quarterly Report on Form 10-QSB dated April 20, 2001).

 10.62      Independent Consultant Agreement dated January 2, 2001 between
            Michael duPont and Insynq, Inc. (Incorporated by reference to Exhibit 10.56 to the Company's Quarterly Report on Form 10-QSB dated April 20, 2001).

 10.63 Non-Exclusive Financial Advisory Agreement dated January 26, 2001 between Morgan Brewer Securities, Inc. and Insynq, Inc.
            (Incorporated by reference to Exhibit 10.57 to the Company's
            Quarterly Report on Form 10-QSB dated April 20, 2001).

 10.64      Business Advisory and Consulting Services Agreement dated
            February 19, 2001 between Tarshish Capital Markets, LTD. and
            Insynq, Inc. (Incorporated by reference to Exhibit 10.58 to the Company's Quarterly Report on Form 10-QSB dated April 20, 2001).

 10.65      Consulting Agreement dated March 22, 2001 between Metromedia
            Research Group LLC and Insynq, Inc., as amended dated
            April 9, 2001. (Incorporated by reference to Exhibit 10.65 to the
            Company's Annual Report on Form 10-KSB filed July 31, 2001).

 10.66      Registration Rights Agreement dated March 22, 2001 between
            Metromedia Research Group, LLC and Insynq, Inc. (Incorporated by reference to Exhibit 10.66 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

 10.67 Consulting Agreement dated March 23, 2002 between Internet PR Group and Insynq, Inc. (Incorporated by reference to Exhibit 10.67 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

 10.68      Letter Agreement dated April 1, 2001 between Barretto Pacific
            Corporation and Insynq, Inc. (Incorporated by reference to Exhibit 10.68 to the Company's Annual Report on Form 10-KSB filed
            July 31, 2001).

 10.69      Consulting Agreement dated April 1, 2001 between The N.I.R. Group,
            LLC and Insynq, Inc. (Incorporated by reference to Exhibit 10.69 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

 10.70      Consulting Agreement dated May 3, 2001 and Amendment dated
            May 30, 2001 between Eugene R. Zachman and Insynq, Inc.
            (Incorporated by reference to Exhibit 10.70 to the Company's Annual
            Report on Form 10-KSB filed July 31, 2001).

 10.71      Settlement Agreement dated May 17, 2001 between Howe/Horizon
            Holdings, LLC, Horizon Holdings I, LLC and Insynq, Inc.
            (Incorporated by reference to Exhibit 10.71 to the Company's Annual
            Report on Form 10-KSB filed July 31, 2001).

 10.72      Equipment Co-Location License Agreement dated May 16, 2001 between
            Horizon Holdings I, LLC and Insynq, Inc. (Incorporated by reference to Exhibit 10.72 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

 10.73      Lease Agreement dated May 10, 2001 between Howe/Horizon Holdings,
            LLC and Insynq, Inc. (Incorporated by reference to Exhibit 10.73 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

 10.74      Consulting Agreement dated May 17, 2001 and Amendment dated
            May 30, 2001 between James Zachman and Insynq, Inc. (Incorporated by reference to Exhibit 10.74 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

 10.75 Agreement to Provide Professional Service dated July 10, 2001 between Central Software Services and Insynq, Inc. (Incorporated by reference to Exhibit 10.75 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

 10.76      Consulting Agreement dated May 3, 2001 between DiabloStocks, Inc.
            and Insynq, Inc. (Incorporated by reference to Exhibit 10.76 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

 10.77      Selling Agreement dated May 28, 2001 between Taconic Capital
            Partners, LP, Internet Solutions Partners, Inc, Salvani
            Investments, Inc. and Insynq, Inc. (Incorporated by reference to
            Exhibit 10.77 to the Company's Annual Report on Form 10-KSB filed
            July 31, 2001).

 10.78      Acquisition Purchase Agreement dated June 1, 2001 between Omnibus
            Subscriber Computing, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 10.78 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

 10.79      Settlement Agreement dated June 21, 2001 between One Click
            Investments, LLC and John P. Gorst. (Incorporated by reference to
            Exhibit 10.79 to the Company's Annual Report on Form 10-KSB filed
            July 31, 2001).
 16.1 Letter on Change in Certifying Accountant (Incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8- K/A filed May 23, 2000).

 23.1* Consent of Grant Thornton, LLP for Financial Statements for the year ended May 31, 2001.

 23.2* Consent of Brad G. Beckstead, CPA for Financial Statements for the year ended May 31, 2000.

 23.3*      Consent of Locke Liddell & Sapp LLP (included in Exhibit 5.1).

 24.1* Power of Attorney (included on the signature page of this Registration Statement.

*  Filed Herewith